As filed with the Securities and Exchange Commission on November 14, 2005
                              Registration No. ___

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   FORM SB-2/A
                              (Amendment Number 1)

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              TS Electronics, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                                         73-1564807
(State or other jurisdiction                   (I.R.S. Employer Incorporation or
      of organization)                               Identification Number)
                                      4953
                          (Primary Standard Industrial
                           Classification Code Number)

Unit 8, D Area, Office Hall, Haikou Bonded Zone, Haikou, Hainan Province, China.
                                Zip Code: 570216
                          Telephone: +86 898 6681 8282
          (Address and telephone number of principal executive offices)


                               12890 Hilltop Road
                              Argyle, Texas, 76226
                                 (972) 233-0300
      (Former address and telephone number of principal executive offices)

                                   Copies to:

                                   Charles Law
                                King and Wood LLP
                               650 Page Mill Road
                               Palo Alto, CA 94304

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]


                         CALCULATION OF REGISTRATION FEE

---------------------- ------------------- ----------------- ------------------- --------------
Title of each             Amount to be      Proposed          Proposed            Amount  of
class of securities       registered        maximum           maximum             registration
to be registered                            offering price    aggregate           fee
                                            per unit          offering price
---------------------- ------------------- ----------------- ------------------- --------------
Common  Stock, $.001    8,819,656 Shares     $2.25 (1)         $19,844,226.00(1)  $2,335.66(1)
par value
---------------------- ------------------- ----------------- ------------------- --------------
Total                   8,819,656 Shares     $2.25 (1)        $ 19,844,226.00(1)  $2,335.66 (1)
---------------------- ------------------- ----------------- ------------------- --------------

(1) Calculated in accordance with Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    SUBJECT TO COMPLETION, NOVEMBER 14, 2005


                              TS Electronics, Inc.
                               8,819,656 of Shares
                                  Common Stock

This prospectus is an offering of 8,819,656 shares of our common stock by the selling stockholders.

These securities are more fully described in the section of this prospectus titled "Description of Securities".

These securities are being registered to permit public secondary trading of the securities offered by the selling stockholders named in this prospectus. We will not receive any of the proceeds from the sale of the securities by the selling stockholders.

The selling stockholders may, but are not obligated to, offer all or part of their shares of common stock for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. See "Plan of Distribution."

Our common stock is currently quoted on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol "TSET.OB". On October 11, 2005, the last reported sale price on our common stock was $2.25 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is ______________, 2005.

                              TS Electronics, Inc.

                                TABLE OF CONTENTS

                                                                            Page
--------------------------------------------------------------------------  ----
Prospectus Summary                                                          3
--------------------------------------------------------------------------  ----
Risk Factors                                                                7
--------------------------------------------------------------------------  ----
Use of Proceeds                                                             23
--------------------------------------------------------------------------  ----
Market for Common Equity and Related Stockholder Matters                    23
--------------------------------------------------------------------------  ----
Selected Financial Data                                                     24
--------------------------------------------------------------------------  ----
Management's Discussion and Analysis or Plan of Operation                   24
--------------------------------------------------------------------------  ----
Business                                                                    31
--------------------------------------------------------------------------  ----
Management                                                                  37
--------------------------------------------------------------------------  ----
Director and Executive Compensation                                         38
--------------------------------------------------------------------------  ----
Security Ownership of Certain Beneficial Owners and Management              40
--------------------------------------------------------------------------  ----
Selling Security Holders                                                    41
--------------------------------------------------------------------------  ----
Description of Securities                                                   43
--------------------------------------------------------------------------  ----
Plan of Distribution                                                        45
--------------------------------------------------------------------------  ----
Legal Matters                                                               46
--------------------------------------------------------------------------  ----
Experts                                                                     46
--------------------------------------------------------------------------  ----
Changes In and Disagreements With Accountants on Accounting and
  Financial Disclosure                                                      46
--------------------------------------------------------------------------  ----
Where You Can Find Additional Information                                   46
--------------------------------------------------------------------------  ----
Financial Statements                                                        47
--------------------------------------------------------------------------  ----


Funalin, Fukexing, Helpson, HPS logo, Beisha, Shiduotai, Xinuo and other logos are trademarks or logos of Hainan Helpson Bio-pharmaceutical Co., Ltd. ("Helpson"), our indirect wholly owned subsidiary. All other brand names or trademarks appearing in this prospectus are the property of their respective holders.

You should rely only on the information contained in this prospectus in deciding whether to purchase the securities. We have not authorized anyone to provide information different from that contained in this prospectus. The information contained in the prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities. Our business, financial condition, results of operations, and prospects may have changed since that date.

The information contained in this prospectus is not complete and is subject to change. The selling stockholders are not permitted to sell securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor is it a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

                               PROSPECTUS SUMMARY

This summary highlights selected information about TS Electronics, Inc., its direct and indirect wholly owned subsidiaries and the offering that is contained elsewhere in this prospectus. You should read the entire prospectus before making an investment decision, especially the information presented under the heading "Risk Factors" on page 7 and the financial statements and related notes included elsewhere in this prospectus, as well as any other documents to which we refer you. Except as otherwise indicated by context, references in this prospectus to "we," "us," "our" or the "Company" are to the combined business of TS Electronics, Inc. and Onny Investment Limited ("Onny"), Helpson, and in each case do not include the selling stockholders. References to "China" or to the "PRC" are references to the People's Republic of China. This prospectus contains forward-looking statements and information about us. See "Forward-Looking Statements" on page 22.

                                   OUR COMPANY

Overview

TS Electronics, Inc. (formerly, Softstone, Inc.) was incorporated on January 28, 1999 pursuant to the provisions of the General Corporation Act of the State of Delaware. On May 31, 1999, we merged with Soft Stone Building Products, Inc., an Oklahoma corporation that was a predecessor to our company's business. Our initial business operations were conducted at 620 Dallas Drive, Denton TX 76205. On February 1, 2000, we moved our offices and facilities to Ardmore, OK. In June 2002, we moved our office facilities to Pottsboro, TX . On August 13, 2003, we changed our name to TS Electronics, Inc.

Our focus initially was solely on realizing the commercial benefits of a process developed and patented by our first president, Frederick Parker. This process converted waste tires into useful products. We were not successful in promoting this business, wrote off all assets associated with the business and shifted our attention to the commercial possibilities of a then, newly discovered devulcanization process to which we acquired a 5.5-year exclusive license for the Western Hemisphere. In addition, we entered into the business of importing hard-to-find and specialty crumb rubber. We were also not successful in these endeavors, and have abandoned all efforts regarding these pursuits.

Effective August 11, 2004, the company entered into a Stock Exchange Agreement with Mr. Hou Xiao, the sole stockholder of China ESCO Holdings Limited ("China ESCO"), a company organized in the Hong Kong Special Administration Region in the People's Republic of China and its wholly owned operating subsidiary, AsiaNet PE Systems Limited. China ESCO was engaged in the development and manufacturing of electrical energy saving systems and products in the PRC.

The consummation of the transaction with China ESCO was subject to a number of conditions, including receipt by us of financial statements of China ESCO as required under applicable regulations, and satisfaction of all applicable regulatory requirements. In January 2005, we declared China ESCO to be in material breach of the agreement and rescinded the agreement.

Effective February 8, 2005, we executed a Letter of Intent with Osage Energy Company, LLC ("Osage") whereby Osage would acquire 90% of the equity interests of the company. This transaction was never consummated by the parties.

The company has had no operations or significant assets since the quarter ended December 31, 2004.

On May 11, 2005, we sold to Halter Financial Group, Inc., in a private placement, 1,875,045 shares of restricted common stock at a purchase price of $0.1066641 per share, pursuant to the terms of a Stock Purchase Agreement (the "Purchase Agreement"). The private placement was exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance upon Section 4(2) thereunder. As a result of the purchase, Halter Financial Group, Inc. became our controlling stockholder, owning approximately 75% of our issued and outstanding shares of common stock.

Immediately subsequent to and as a result of the closing of the transactions contemplated by the Purchase Agreement, Gene F. Boyd, Keith P. Boyd, Fredrick W. Parker and Leo G. Templer resigned as officers and directors, as applicable, of the company. Timothy P. Halter was concurrently appointed as a member of the Board of Directors, and Mr. Halter was elected as President, Chief Accounting Officer, and Secretary of the company.

On October 19, 2005 we entered into a Securities Exchange Agreement (the "Exchange Agreement") with Onny and its original stockholders pursuant to which we acquired all of the issued and outstanding shares of Onny from said stockholders in exchange for 27,499,940 shares of our common stock. Upon the effectiveness of an amendment to the Company's Certificate of Incorporation to increase its common capital stock, as more particularly described below, the Company shall issue to Heung Mei Tsui, the principal stockholder of Onny, an additional 4,723,056 shares of common stock (the "Post Closing Shares") to which she would otherwise have been entitled if the Company had enough authorized shares as of the closing of the Exchange Transaction (the "Exchange Transaction"). Upon the issuance of the Post Closing Shares, Ms. Tsui will hold 25,278,385 shares or approximately 72.8% of the issued and outstanding common capital stock of the Company.

Prior to the closing of the Exchange Transaction, Onny completed a private placement of its convertible preferred stock to 46 accredited investors. The offering raised gross proceeds of $5,000,000. Prior to the Exchange Transaction, participants in the offering exchanged their preferred shares for an aggregate of 10,000 shares of Onny's common capital stock. Participants in the offering then participated in the Exchange Transaction, and the shares of our common stock that they received therein are included in the registration statement of which this prospectus is a part.

The Company intends to file an Information Statement in accordance with Section 14 of the Securities Exchange Act of 1934, as amended, for the purpose of increasing the Company's authorized common capital stock to 100,000,000 shares, to change the Company's name to ChinaPharma Holdings, Inc. and to grant to the board of directors the right to conduct up to a 2.89 for 1 reverse split of our common stock at any time commencing 20 days after the Information Statement is mailed to our stockholders and ending six months thereafter.

Onny

Onny was incorporated on January 12, 2005 under the laws of the British Virgin Islands. At the time of incorporation, Onny's authorized capital was $50,000 and there were 50,000 shares of one class and one series, $1.00 par value, issued and outstanding. Ms. Heung Mei TSUI was at the time of incorporation the sole stockholder and director of Onny. On July 6, 2005, Onny adopted a sole stockholder's resolution and a sole director's resolution that resolved to change Onny's authorized capital to $50,000 divided into 4,000,000 ordinary shares, $0.01 par value, and 100 preferred shares, $100 par value. On August 18, 2005, Onny increased its authorized capital to $5,000,000 divided into 40,000 ordinary shares, $100.00 par value, and 10,000 preferred shares, $100.00 par value. As of Closing Date, 2005, there are 39,700 ordinary shares issued and outstanding, all of which are held by the company. No preferred shares are currently issued and outstanding.

On May 25, 2005, Onny acquired all the equity interests in Helpson in consideration of RMB 28,000,000 (approximately $3,456,790). Effective as of June 21, 2005, Onny became the sole stockholder of Helpson and Helpson became a wholly foreign-owned enterprise as defined by Chinese laws.

On October 20, 2005, Onny completed a private placement of $5,000,000 (the "Offering") in consideration of the issuance of 10,000 shares of preferred stock.. Participants in this Offering exchanged their preferred shares for ordinary shares in contemplation of participating the Exchange Transaction with the Company. As a result, offering participants received in the aggregate 6,944,611 shares of our common stock..

Under the terms of the Offering, Ms. Heung Mei Tsui has agreed to escrow 6,944,611 shares of the Company's common stock that she received as a result of the Exchange Transaction, which shares represent 20% of the Company's issued and outstanding common capital stock immediately following the closing of the Exchange Transaction (the "Make Good Pool"), so that in the event the consolidated financial statements of the Company do not reflect $8 million of Net Income ("NI") for the fiscal year ending December 31, 2006 (the "Guaranteed NI") the Make Good Shares can be distributed on a pro rata basis to the participants of the Offering in accordance with the following formula:

Make Good Shares = (($8 million - Actual FY 06 US GAAP Net Income) /$8m)X Make Good Pool

If required, the Make Good Shares will be delivered to participants in the Offering within ten (10) business days of the date the audit report for the period is filed with the SEC.

Ms. Heung Mei Tsui has also escrowed 277,785 shares of the Company's common stock that she received as a result of the Exchange Transaction, which shares represent 0.8% of the Company's issued and outstanding common capital stock immediately following the closing of the Exchange Transaction (the " HFG Make Good Pool"), so that in the event the Company does not achieve the Guaranteed NI the HFG Make Good Shares will be distributed to HFG International, Limited in accordance with the following formula:

HFG Make Good Shares = (($8 million - Actual FY 06 US GAAP Net Income) /$8m)X HFG Make Good Pool

If required, the HFG Make Good Shares will be delivered within ten (10) business days of the date the audit report for the period is filed with the SEC.

Helpson

Helpson is a foreign-invested enterprise established in Haikou, Hainan Province on February 25, 1993. Initially, its name was Hainan Fulin Biomedical Co., Ltd. and it changed to "Helpson" in 1999. The company was originally an "equity joint venture" as defined by China's laws on foreign invested enterprises. The two joint venturers were Haikou Biomedical Engineering Co., Ltd. ("Haikou Biomedical"), a Chinese company, and Hong Kong Fudao Development Co., Ltd. ("Fudao"), a Hong Kong company. Haikou Biomedical invested RMB2,100,000 (equivalent to US$367,197) for a 70% share of Helpson, and Fudao invested $150,000 for a 30% share of Helpson.

On June 16, 2001, Fudao entered into an equity interest transfer agreement with Hainan Kaidi Technology Co., Ltd ("Kaidi"). In accordance with the equity interest transfer agreement, Fudao transferred all its 30% capital contribution in Helpson to Kaidi. As a result of the transfer, Haikou Biomedical continued to hold a 70% equity interest in Helpson, while Kaidi had a 30% equity interest in Helpson. Furthermore, Helpson became a PRC domestic company, rather than a foreign-invested company.

Effective on December 26, 2003, Helpson issued new shares to Chengdu Huineng Biomedical Co., Ltd. ("Chengdu Bio") and Chongqing Chemical Medicine Holding
Group   ("Chongqing   Chemical").    Chengdu   Bio   contributed    RMB3,000,000
(approximately US$370,370) for a 10.71% equity interest in Helpson, and Chongqing Chemical contributed RMB5,000,000 (approximately US$617,284) for a 17.86% equity interest in Helpson. After the issuance of shares, Helpson had four equity holders: Haikou Biomedical, which held a 50% equity interest in Helpson; Kaidi, which held a 21.43% interest in Helpson; Chengdu Bio, which held a 10.71% interest in Helpson; and Chongqing Chemical, which held a 17.86% interest in Helpson.

On March 8, 2005, Chongqing Chemical entered into an equity interest transfer agreement with Haikou Biomedical to transfer all its equity interest in Helpson to Haikou Biomedical. Upon completion of the transfer, there remain only three equity holders of Helpson: Haikou Biomedical, who holds a 67.86% equity interest; Kaidi, who holds a 21.43% equity interest, and Chengdu Bio, who holds a 10.71% equity interest.

On May 25, 2005, Haikou Biomedical, Kaidi and Chengdu Bio entered into an equity interest transfer agreement with Onny, a company organized in the British Virgin Islands, to transfer all their equity interests in Helpson to Onny in consideration of RMB28,000,000 (approximately $3,456,790). Effective as of June 21, 2005, Onny became the sole stockholder of Helpson, and Helpson became a wholly foreign-owned enterprise as defined by Chinese laws.

Since its establishment, Helpson has positioned itself in the research, development, manufacturing, and sales of a series of bio-pharmaceutical products. Helpson's products focus primarily on genetic engineering, bioengineering and peptidergic medicine, as well as chemical medicinal products.

Our principal executive office is located at Unit 8, D Area, Office Hall, Haikou Bonded Zone, Haikou, Hainan Province, China, 570216.

                                  THE OFFERING

Common stock to be outstanding after the offering       30,000,000

Common stock offered by the selling stockholders        8,819,656

OTCBB Trading Symbol                                    TSET.OB

Use of Proceeds                                         We   will   receive   no
                                                        proceeds  from  the sale
                                                        of   shares   of  common
                                                        stock in this offering.





AN INVESTMENT IN OUR COMMON STOCK IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. SEE RISK FACTORS BEGINNING ON PAGE 7.

                                  RISK FACTORS

This offering involves a high degree of risk. You should carefully consider the risks described below before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should also refer to the other information in this prospectus, including our financial statements and the related notes. Except for historical information, the information in this prospectus contains "forward-looking" statements about our expected future business and performance. Our actual operating results and financial performance may prove to be very different from what we have predicted as of the date of this prospectus. The risks described below address all material risks to us and our investors, as currently known to us. Notwithstanding the above, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to companies that issue securities that meet the definition of a penny stock, as such, the safe harbor for forward looking statements does not apply to us.

Risks Related to Our Business and Industry

WE MAY NEED TO RAISE ADDITIONAL CAPITAL WITHIN THE NEXT TWELVE MONTHS TO FUND OUR OPERATIONS AND FAILER TO RAISE ADDITIONAL CAPITAL MAY FORCE US TO DELAY, REDUE, OR ELMINATE OUR PRODUCT DEVELOPMENT PROGRAMS

Due to the large funds required for research and development and the subsequent marketing of products, the pharmaceutical industry is very capital intensive. The industry is characterized by large receivable turnovers, which signifies that we will need more working capital as our revenues increase. We have traditionally been committed to biomedical R&D, and are now developing traditional chemical medicines within specific market segments such as those of anti-flu and anti-infection. It is likely that we will need to raise additional capital within the next twelve months. Additional capital may be needed for the development of new products or product lines, financing of general and administrative expenses, licensing or acquisition of additional technologies, and marketing of new or existing products. There are no assurances that we will be able to raise the appropriate amount of capital needed for our future operations. Failure to obtain funding when needed may force us to delay, reduce, or eliminate our product development programs.

WE RELY ON FEW SUPPLIERS AND ANY DISRUPTION WITH OUR SUPPLIERS COULD DELAY PRODUCT SHIPMENTS AND ADVERSELY AFFECT OUR BUSINESS OPERATIONS AND PROFITABILITY

We have developed relationships with a single or limited number of suppliers for materials that are otherwise generally available. Purchases from our largest supplier in 2004, Hainan Xinxin Biotechnology Company, accounted for approximately 74.35% of the total purchases of our company. Purchases from our second-to-largest supplier in 2004, Chengdu Xingwangji Pharmaceutical Company accounted for 12.02% of our total purchases. Although we believe that alternative suppliers are available to supply materials, should any of these suppliers terminate their business arrangements with us or increase their prices of materials supplied, it could delay product shipments and adversely affect our business operations and profitability.

WE MAY UNDERTAKE ACQUISITIONS IN THE FUTURE, AND ANY DIFFICULTIES IN INTEGRATING THESE ACQUISITIONS MAY DAMAGE OUR PROFITABILITY

In the future, we may acquire additional businesses or products that complement our existing business and expand our business scale. The integration of new businesses and products may prove to be an expensive and time consuming procedure. We can offer no assurance that we will be able to successfully integrate the newly acquired businesses and products or operate the acquired business in a profitable manner. Failure to locate an appropriate M&A target or failure to successfully integrate and operate acquired businesses and products may adversely impact our operations and profits.

THE FAILURE TO MANAGE GROWTH EFFECTIVELY COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION, AND RESULTS OF OUR OPERATIONS

The rapid market growth of our pharmaceutical products may require our company to expand our employee base for managerial, operational, financial, and other purposes. As of September 23, 2005, we had 105 regular employees. The continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees. Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we need increased liquidity to finance the purchases of raw materials and supplies, research and development of new products, acquisition of new businesses and technologies, and the hiring of additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and control. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on the Company's profitability.

WE ARE DEPENDENT ON CERTAIN KEY PERSONNEL AND LOSS OF THESE KEY PERSONNEL COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FIANANCIAL CONDITION AND RESULTS OF OPERATIONS

Our Company's success is, to a certain extent, attributable to the management, sales and marketing, and pharmaceutical factory operational expertise of key personnel. Ms. Zhilin Li, Mr. Heqi Cai, and Ms. Yao Huang perform key functions in the operation of our Company. Ms. Zhilin Li entered into an Employment Agreement with Helpson, which provided that Ms. Li was employed by Helpson to act as its CEO. The term of her employment is from July 1, 2005 to June 30, 2010. Mr. Heqi Cai entered into an Employment Agreement with Helpson to act as its Director of Development Department for a term from from July 1, 2005 to June 30, 2010. Ms. Yao Huang entered into an Employment Agreement with Helpson to act as its Head of Pharmaceutical Plant for a term from July 1, 2005 to June 30, 2010. There can be no assurance that we will be able to retain these officers after the term of their employment contracts expire. The loss of these officers could have a material adverse effect upon our business, financial condition, and results of operations. We must attract, recruit and retain a sizeable workforce of technically competent employees. Our ability to effectively implement our business strategy will depend upon, among other factors, the successful recruitment and retention of additional highly skilled and experienced management and other key personnel. We cannot assure that we will be able to hire or retain such employees.

IF ALL OR A SIGNIFICANT PORTION OF OUR CUSTOMERS WITH TRADE RECEIVABLES FAIL TO PAY ALL OF PART OF THE TRADE RECEIVABLES OR DELAY THE REPAYMENT, OUR NET INCOME WILL DECREASE AND OUR PROFITABILITY WILL BE ADVERSELY AFFECTED

Our Company had trade receivables, net of allowance for doubtful accounts, of approximately Y10,425,289 ($1,259,595) and Y19,948,709($2,410,282) as of
December 31, 2003 and 2004, respectively. During the years ended December 31, 2003 and 2004, the debtors' turnover period were approximately [213] days and [135] days, respectively.

Our Company had trade receivables, net of allowance for doubtful accounts, of approximately Y39,705,780 [$4,797,412] as of 30th June 30, 2005. During the six months ended June 30, 2005, the debtors' turnover period was approximately 297 days.

It is usual commercial practice that certain customers may repay their debts beyond credit periods granted or may repay slowly when transaction volume increases. There is no assuance that our trade receivables will be fully repaid on a timely basis.

If all or a significant portion of our customers with trade receivables fail to pay all or part of the trade receivables or delay the payment due to us for whatever reason, our net profit will decrease and our profitability will be adversely affected.

IF WE FAIL TO DEVELOP NEW PRODUCTS WITH HIGH PROFIT MARGINS AND OUR HIGH PROFIT MARGIN PRODUCTS ARE SUBSTITUTED BY COMPETITOR'S PRODUCTS, OUR GROSS AND NET PROFIT MARGINS WILL BE ADVERSELY AFFECTED

In the years ended December 31, 2003 and 2004, the gross profit margin for our Company was 50.7% and 40.4% respectively. However, there is no assurance that we will be able to sustain such profit margins in the future. The pharmaceutical industry is very competitive, and there may be pressure to reduce sale prices of products without a corresponding decrease in the price of raw materials. To the extent that we fail to develop new products with high profit margins and our high profit margin products are substituted by competitors' products, the gross profit margins will be adversely affected.

WE FACE COMPETITION IN THE PHARMACEUTICAL INDUSTRY AND SUCH COMPETITION COULD CAUSE OUR SALES REVENUE AND PROTITS TO DECLINE

According to the State Food and Drug Administration of China (the "SFDA"), there were approximately 5,071 pharmaceutical manufacturing companies in the PRC as of the end of June 2004, of which approximately 3,237 manufacturers obtained GMP certification. After GMP certification became a mandatory requirement on July 1, 2004, approximately 1,834 pharmaceutical manufacturers were forced to cease production (Source: http://www.jlda.gov.cn/hyzx/showhyzx.x?id=789). Only the 3,237 pharmaceutical manufacturers with GMP certifications may continue their manufacturing operations. The certificates, permits, and licenses required for pharmaceutical operation in the PRC create a potential barrier for new competitors seeking entrance into the market. Despite these obstacles, we face competitors that will attempt to create or are marketing products in the PRC that are similar to ours. There can be no assurance that our products will be either more effective in their therapeutic abilities and/or be able to compete in price with that of our competitors. Failure to do either of these may result in decreased profits for our Company.

OUR SUCCESS IS HIGHLY DEPENDENT ON CONTINUALLY DEVELOPING NEW AND ADVANCED PRODUCTS, TECHNOLOGIES, AND PROCESSES AND FAILURE TO DO SO MAY CAUSE US TO LOSE OUR COMPETITIVENESS IN THE PHARMACEUTICAL INDUSTRY AND MAY CAUSE OUR PROFITS TO DECLINE

To remain competitive in the pharmaceutical industry, it is important to continually develop new and advanced products, technologies, and processes. There is no assurance that the competitors' new products, technologies, and processes will not render our Company's existing products obsolete or non-competitive. Our Company's competitiveness in the pharmaceutical market therefore relies upon our ability to enhance our current products, introduce new products, and develop and implement new technologies and processes. Our
Company's failure to technologically evolve and/or develop new or enhanced products may cause us to lose our competitiveness in the pharmaceutical industry and may cause our profits to decline.

THE COMMERCIAL SUCCESS OF OUR PRODUCTS DEPENDS UPON THE DEGREE OF MARKET ACCEPTANCE AMONG THE MEDICAL COMMUNITY AND FAILURE TO ATTAIN MARKET ACCPETANCE AMONG THE MEDICAL COMMUNICTY MAY HAVE AN ADVERSE IMPACT ON OUR OPERATIONS AND PROFITABILITY

The commercial success of our products depends upon the degree of market acceptance among the medical community. Even if our products are approved by the SFDA, there is no assurance that physicians will prescribe or recommend our products to patients. Furthermore, a product's prevalence and use at hospitals may be contingent upon our relationship with the medical community. The acceptance of our products among the medical community may depend upon several factors, including but not limited to, the product's acceptance by physicians and patients as a safe and effective treatment, cost effectiveness, potential advantages over alternative treatments, and the prevalence and severity of side effects. Failure to attain market acceptance among the medical community may have an adverse impact on our operations and profitability.

WE ENJOY CERTAIN PREFERENTIAL TAX CONCESSIONS AND LOSS OF THESE PREFERENTIAL TAX CONCESSIONS WILL CAUSE OUR TAX LIABILITIES TO INCREASE AND OUR PROFITABILITY TO DECLINE

Helpson enjoys preferential tax concessions as a high-tech enterprise. Pursuant to the State Council's Regulations on Encouraging Investment in and Development of Hainan Island, Hainan Provincial State Tax Bureau recognized and approved Helpson's status as a high and new technology enterprise and thus Helpson was granted a 50% reduction in its income tax liability for the years 2003, 2004 and 2005. As the corporate income tax in Hainan province is 15%, Helpson's income tax liability for the period between 2003 and 2005 is 7.5%. After the expiration of the preferential tax treatment to Helpson as a high and new technology enterprise, Helpson will be subject to 15% corporate income tax unless it receives other preferential tax treatments.

Pursuant to the Examining and Administrative Measures Regarding Income Tax Deduction for Investment in PRC Made Equipment Used in Technical Reform, 40% of the purchase price in PRC-made equipment can be used for income tax deduction. In the case of Helpson, RMB3,161,001.40 (approximately US$390,247) can be used for income tax deduction . For the two years ending December 31, 2003 and December 31, 2004, the amount of tax deduction approved was USD$27,916 and USD$19,726 respectively.

There is no assurance that the preferential tax treatment mentioned above will remain unchanged and effective. Helpson's tax liabilities will increase and its profits may accordingly decline if the reduced income tax rate of 7.5% is no longer applicable and/or the tax relief on investment in PRC-made equipment is no longer available.

WE MAY BE SUBJECT TO THE PRC'S PRICE CONTROL OF DRUGS WHICH MAY LIMIT OUR PROFITABILITY AND EVEN CAUSE US TO STOP MANUFACTURING OF CERTAIN PRODUCTS

The State Development and Reform Commission ("SDRC") of the PRC and the price administration bureaus of the relevant provinces of the PRC in which the pharmaceutical products are manufactured are responsible for the retail price control over our pharmaceutical products. The SDRC sets the price ceilings for certain pharmaceutical products in the PRC. Although our products have not been subject to such price control as of the date of this Prospectus, there is no assurance that our products will remain unaffected by it. Where our products are subject to a price ceiling, we will need to adjust the product price to meet the requirement and to accommodate for the pricing of competitors in the competition for market shares. The price ceilings set by the SDRC may limit our profitability, and in some instances, such as where the price ceiling is below production costs, may cause us to stop manufacturing certain products.

OUR CERTIFICATES, PERMITS, AND LICENSES ARE SUBJECT TO GOVERNMENTAL CONTROL AND RENEWAL AND FAILURE TO OBTAIN RENEWAL WILL CAUSE ALL OR PART OF OUR OPERATIONS TO BE TERMINATED

Our Company is subject to various PRC laws and regulations pertaining to the pharmaceutical industry. Our Company has attained certificates, permits, and licenses required for the operation of a pharmaceutical enterprise and the manufacturing of pharmaceutical products in the PRC. We obtained the Medicine Production Permit in December 2000, which is valid through December 31, 2005. When the permit expires, our Company will not be able to operate medicine production which will cause our operations to be terminated. We also obtained three GMP certificates which are effective through July 17, 2008, December 2, 2009 and February 2, 2010 respectively. The pharmaceutical production permits and GMP certificates are valid for a term of five years and must be renewed before their expiration. During the renewal process, we will be re-evaluated by the appropriate governmental authorities and must comply with the then prevailing standards and regulations which may change from time to time. In the event that we are not able to renew the certificates, permits and licenses, all or part of our operations may be terminated. Furthermore, if escalating compliance costs associated with governmental standards and regulations restrict or prohibit any part of our operations, it may adversely affect our operation and profitability.

IF OUR PRODUCTS FAIL TO RECEIVE REGULATORY APPROVAL OR ARE SEVERELY LIMITED IN THE PRODUCTS SCOPE OF USE, WE MAY BE UNABLE TO RECOUP CONSIDERABLE RESEARCH AND DEVELOPMENT EXPENDITURES

Our products that are approved to be manufactured include 15 medicines. We applied to the SFDA for registration of manufacturing 21 medicines and SFDA has accepted these applications. There are eight products in the stage of research and development. The production of our pharmaceutical products is subject to the regulatory approval of the SFDA. The regulatory approval procedure for pharmaceuticals can be quite lengthy, costly, and uncertain. Depending upon the discretion of the SFDA, the approval process may be significantly delayed by additional clinical testing and require the expenditure of resources not currently available; in such an event, it may be necessary for us to abandon our application. Even where approval of the product is granted, it may contain significant limitations in the form of narrow indications, warnings, precautions, or contra-indications with respect to conditions of use. If approval of our product is denied, abandoned, or severely limited in terms of the scope of products use, it may result in the inability to recoup considerable research and development expenditures.

OUR RESEARCH AND DEVELOPMENT MAY BE COSTLY AND/OR UNTIMELY AND THERE ARE NO ASSURANCES THAT OUR RESEARCH AND DEVELOPMENT WILL EITHER BE SUCCESSFUL OR COMPLETED WITHIN THE ANTICIPATED TIMEFRAME, IF EVER AT ALL

The research and development of our new and existing products and their subsequent commercialization plays an important role in our success. There are eight Products that are currently under research and development, including rh-CNTF, rh-aFGF, Thymopetidum for Injection, Mycophenolate mofetil, Yimaikang Capsule, Compound Ossotide for Injection, and Deproteinised Calf Blood for Injection. The research and development of new products is costly and time consuming, and there are no assurances that our research and development of new products will either be successful or completed within the anticipated timeframe, if ever at all. There are also no assurances that if the product is developed, that it will lead to successful commercialization.

WE CANNOT GAURANTEE THE PROTECTION OF OUR INTELLECTUAL PROPERTY RIGHTS AND IF INFRINGEMENT OR COUNTERFEITING OF OUR INTELLECTUAL PROPERTY RIGHTS OCCURS, OUR REPUTATION AND BUSINESS MAY BE ADVERSELY AFFECTED

To protect the reputation of our products, we have registered and applied for registration of our trademarks in the PRC where we have a major business presence. Please refer to the paragraph headed "Intellectual property rights" in the Business section of this Prospectus on page 35.

All of our products are sold under these trademarks. As of the date of this Prospectus, we have not experienced any infringements of such trademarks for sales of pharmaceutical products and as of the date of this Prospectus, the Directors were not aware of any infringement of our intellectual property rights. However, there is no assurance that there will not be any infringement of our brand name or other registered trademarks or counterfeiting of our products in the future. Should any such infringement or counterfeiting occur, our reputation and business may be adversely affected. We may also incur significant expenses and substantial amounts of time and effort to enforce our intellectual property rights in the future. Such diversion of our resources may adversely affect our existing business and future expansion plans.

WE MAY SUFFER AS A RESULT OF PRODUCT LIABILITY OR DEFECTIVE PRODUCTS

We may produce products which inadvertently have an adverse pharmaceutical effect on the health of individuals despite proper testing. Existing PRC laws and regulations do not require us to maintain third party liability insurance to cover product liability claims. However, if a product liability claim is brought against us, it may, regardless of merit or eventual outcome, result in damage to our reputation, breach of contract with our customers, decreased demand for our products, costly litigation, product recalls, loss of revenue, and the inability to commercialize some products. We currently are not aware of any existing or anticipated product liability claims with respect to our products.

WE RELY ON THE COOPERATION WITH RESEARCH LABORATORIES, PHARMACEUTICAL INSITITUIONS, AND UNIVERSITIES AND IF THESE INSTITUTIONS CEASE TO COOPERATE WITH US AND WE CANNOT FIND OTHER SUITABLE SUBSTITUTE RESEARCH AND DEVELOPMENT PARTNERS, OUR ABILITY TO DEVELOP NEW PRODUCTS MAY BE HINDERED AND OUR BUSINESS MAY BE ADVERSELY AFFECTED

Helpson cooperates with several research institutions including Chinese Academy of Sciences, China University of Pharmaceuticals, Military Medical Academy Basic Medical Science Institute, Chongqing Medical Industry Institute and China Sichuan University. Helpson relies to a certain extent on the above-mentioned institutions for its development of new products. There is no assurance that these institutions will continue cooperating with Helpson to develop new products. In the event that these institutions cease to cooperate with Helpson and Helpson cannot find other suitable substitute research and development partners, our ability to develop new products may be hindered and our business may be adversely affected.

Risks Related to Doing Business in China

Helpson operates from facilities that are located in China. Accordingly, its operations must conform to governmental regulations and rules of China.

THE PRC LEGAL SYSTEM HAS INHERENT UNCERTAINTIES THAT COULD LIMIT THE LEGAL PROTECTIONS AVAILABLE TO US

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedent value. In the late 1970s, the Chinese government began to promulgate a comprehensive system of laws and regulations governing commercial matters. The overall effect of legislation enacted over the past 20 years has significantly enhanced the protections afforded to foreign-invested enterprises in China. However, these laws, regulations, and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign investors.

The practical effect of the PRC's legal system on our business operations in China can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full benefit of corporate articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are not qualitatively different from the corporation laws found in the United States. Similarly, PRC accounting laws mandate accounting practices which may not be consistent with the US Generally Accepted Accounting Principles. China accounting laws require that an annual "statutory audit" be performed in accordance with PRC accounting standards and that the books of account of Foreign Invested Enterprises be maintained in accordance with Chinese accounting laws. Article 14 of the PRC Wholly Foreign-Owned Enterprise Law requires a Wholly Foreign-Owned Enterprise to submit certain periodic fiscal reports and statements to designated financial and tax authorities, at the risk of business license revocation.

Second, while the enforcement of substantive rights may appear less clear than United States procedures, Foreign Invested Enterprises and Wholly Foreign-Owned Enterprises are Chinese registered companies that enjoy the same status as other Chinese registered companies in business-to-business dispute resolutions. The Chinese legal infrastructure is significantly different in operation from its United States counterpart, and may present a significant impediment to the operation of Foreign Invested Enterprises.

PRC ECONOMIC REFORM POLICIES OR NATIONALIZATION COULD RESULT IN A TOTAL INVESTMENT LOSS IN OUR COMMON STOCK

Since 1979, the Chinese government has reformed its economic policies. Because many reforms are unprecedented or experimental, they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. This refining and readjustment process may negatively affect our operations.


Although the Chinese government owns the majority of productive assets in China, in the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity. Because these economic reform measures may be inconsistent or ineffectual, there are no assurances that:


      -     We will be able to capitalize on economic reforms;
      - The Chinese government will continue its pursuit of economic reform policies;
      -     The economic policies, even if pursued, will be successful;
      - Economic policies will not be significantly altered from time to time; and
      - Business operations in China will not become subject to the risk of nationalization.

Over the last few years, China's economy has registered high growth rates. Recently, there have been indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb this excessively expansive economy. These measures have included restrictions on the availability of domestic credit, reducing the purchasing capability of some of its customers, and limited recentralization of the approval process for purchases of certain foreign products. These austere measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy. The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets. These measures may adversely affect our operations.

There can be no assurance that the reforms to China's economic system will continue or that we will not be adversely affected by changes in China's political, economic, and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions.


YOU MAY EXPERIENCE DIFFICULTIES IN EFFECTING SERVICE OF LEGAL PROCESS, ENFORCING FOREIGN JUDGMENTS OR BRINGING ORIGINAL ACTIONS IN THE PRC BASED ON U.S. OR OTHER FOREIGN LAWS AGAINST OUR MANAGEMENT AND US

Helpson, our operating company, is incorporated under the laws of the PRC, and substantially all of our assets are located in the PRC. In addition, many of our directors, managers, and executive officers reside within the PRC, and substantially all of the assets of these persons are located within the PRC. As a result, it may not be possible to effect service of process within the United States or elsewhere outside the PRC upon certain directors, supervisors or executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. Moreover, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States, the United Kingdom, Japan or many other countries. As a result, recognition and enforcement in the PRC of judgments of a court in the United States and any of the other jurisdictions mentioned above in relation to any matter may be difficult or impossible. Furthermore, an original action may be brought in the PRC against us, our directors, managers, or executive officers only if the actions are not required to be arbitrated by PRC law and Helpson's articles of association, and only if the facts alleged in the complaint give rise to a cause of action under PRC law. In connection with any such original action, a PRC court may award civil liability, including monetary damages.

BECAUSE WE RECEIVE SUBSTANTIALLY ALL OF OUR REVENUE IN RENMINBI, WHICH CURRENTLY IS NOT A FREELY CONVERTIBLE CURRENCY, AND THE GOVERNMENT CONTROLS THE CURRENCY CONVERSION AND THE FLUCTUATION OF THE RENMINBI, WE ARE SUBJECT TO CHANGES IN THE PRCS' POLITICAL AND ECNOMONIC DECISIONS

We receive substantially all of our revenues in Renminbi, which currently is not a freely convertible currency. The Chinese government may, at its discretion, restrict access in the future to foreign currencies for current account transactions.

The value of the Renminbi against the U.S. dollar and other currencies fluctuates and is affected by, among other things, changes in the PRC's political and economic conditions. Since 1994, the conversion of Renminbi into foreign currencies, including Hong Kong and U.S. dollars, has been based on rates set by the People's Bank of China, which are set daily based on the previous day's inter-bank foreign exchange market rates and current exchange rates on the world financial markets. Since 1994, the official exchange rate for the conversion of Renminbi to U.S. Dollars generally has been stable. Any devaluation of the Renminbi, however, may materially and adversely affect the value of, and any dividends payable on, our shares in foreign currency terms, since we will receive substantially all of our revenues, and express our profits, in Renminbi. Our financial condition and results of operations also may be affected by changes in the value of certain currencies other than the Renminbi. Our results of operation may be adversely affected by changes in the political and social conditions in the PRC, and changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

THE GROWTH OF THE CHINESE ECONOMY HAS BEEN UNEVEN ACROSS GEOGRAPHIC REGIONS AND ECONOMIC SECTORS, AND A DOWNTURN IN CERTAIN REGIONS IN WHICH WE DO BUSINESS OR IN OUR ECONMIC SECTOR WOULD SLOW DOWN OUR GROWTH AND PROFITABILITY

The growth of the Chinese economy has been uneven across geographic regions and economic sectors. For example, during the years between 1978 and 2000, the per capital GDP growth rate of Fujian Province in Southeastern China was 12% while that of Gansu Province in Northwestern China was 5.3% (Source: New China Statistical Materials Compilation for 50 Years and 2001 China Annual Statistics). There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on our business. Our profitability may decrease due to a downturn in the Chinese economy. More specifically, the expansion of our sales area in the less economically developed central and western provinces of China will depend on those provinces achieving certain income levels.

ANY OCCURRENCE OF SERIOUS INFECTIOUS DISEASES, SUCH AS RECURRENCE OF SEVERE ACUTE RESPIRATORY SYNDROME (SARS) CAUSING WIDESPREAD PUBLIC HEALTH PROBLEMS, COULD ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS

A renewed outbreak of SARS or other widespread public health problems in China, where all of our revenue is derived, and in Hainan, where our operations are headquartered, could have a negative effect on our operations. Our operations may be impacted by a number of public health-related factors, including the following:

      o quarantines or closures of our factories or subsidiaries which would severely disrupt its operations;

      o     the sickness or death of the key officers and employees; and

      o     general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our business and results of operations.

WE ARE SUBJECT TO THE ENVIRONMENTAL PROTECTION LAWS OF THE PRC

Our manufacturing process may produce by-products such as effluent, gases and noise, which are harmful to the environment. We are subject to multiple laws governing environmental protection, such as "The Law on Environmental Protection in the PRC" and "The Law on Prevention of Effluent Pollution in the PRC", as well as standards set by the relevant governmental bodies determining the classification of different wastes and proper disposal. We have properly attained a waste disposal permit for our manufacturing facility, which details the types and concentration of effluents and gases allowed for disposal. The temporary waste disposal permit will expire on September 28, 2009. We are responsible for the renewal of the waste disposal permit. There is no assurance that we will obtain the renewal of the waste disposal permit when the current permit expires.

China is experiencing substantial problems with environmental pollution. Accordingly, it is likely that the national, provincial and local governmental agencies will adopt stricter pollution controls. There can be no assurance that future changes in environmental laws and regulations will not impose costly compliance requirements on us or otherwise subject us to future liabilities. Our business's profitability may be adversely affected if additional or modified environmental control regulations are imposed upon us.

RECENT PRC REGULATIONS RELATING TO ACQUISITIONS OF PRC COMPANIES BY FOREIGN ENTITIES MAY LIMIT OUR ABILITY TO ACQUIRE PRC COMPANIES AND ADVERSELY AFFECT THE IMPLEMENTATION OF OUR STRATEGY AS WELL AS OUR BUSINESS AND PROSPECTS

The PRC State Administration of Foreign Exchange, or SAFE, issued a public notice in January 2005 concerning foreign exchange regulations on mergers and acquisitions in China ("January Notice"). The public notice states that if an offshore company controlled by PRC residents intends to acquire a PRC company, such acquisition will be subject to strict examination by the relevant foreign exchange authorities. The public notice also states that the approval of the relevant foreign exchange authorities is required for any sale or transfer by the PRC residents of a PRC company's assets or equity interests to foreign entities, such as us, for equity interests or assets of the foreign entities.

In April 2005, SAFE issued another public notice further explaining the January notice. In accordance with the April notice, if an acquisition of a PRC company by an offshore company controlled by PRC residents has been confirmed by a Foreign Investment Enterprise Certificate prior to the promulgation of the January notice, the PRC residents must each submit a registration form to the local SAFE branch with respect to their respective ownership interests in the offshore company, and must also file an amendment to such registration if the offshore company experiences material events, such as changes in the share capital, share transfer, mergers and acquisitions, spin-off transactions or use of assets in China to guarantee offshore obligations. The April notice also provides that failure to comply with the registration procedures set forth therein may result in a restriction on the PRC company's ability to distribute profits to its offshore parent company. Pending the promulgation of detailed implementation rules, the relevant government authorities are reluctant to commence processing any registration or application for approval required under the SAFE notices.

As it is uncertain how the SAFE notices will be interpreted or implemented, we cannot predict how they will affect our business operations or future strategy. For example, we may be subject to more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our results of operation and financial condition. In addition, if we decide to acquire a PRC company by stocks, we cannot assure that the owners of such company, as the case may be, will be able to complete the necessary approval, filings and registrations for the acquisition. This may restrict our ability to implement our acquisition strategy and adversely affect our business and prospects.

OUR BUISNESS MAY BE ADVERSELY AFFECTED AS A RESULT OF CHINA'S ENTRY INTO THE WORLD TRADE ORGANIZATION ("WTO") BECAUSE THE PREFERENTIAL TAX TREATMENTS AVAILABLE TO US MAY BE DISCONTINUED AND FOREIGN PHARMACEUTICAL MANUFACTURERS MAY COMPETE WITH US IN THE PRC PHARMACEUTIAL INDUSTRY

The PRC became a member of the WTO on 11th December, 2001. The current tax benefits enjoyed by our Company may be regarded as unfair treatment by other members of the WTO. Accordingly, the preferential tax treatments available to us may be discontinued. In such circumstances, our profitability may be adversely affected. In addition, we may face additional competition from foreign pharmaceutical manufacturers if they set up their production facilities in the PRC or form Sino-foreign joint ventures with our competitors in the PRC. In the event that we fail to maintain our competitiveness against these competitors, our profitability may be adversely affected.

Risks Related to Our Common Stock

THE MARKET PRICE FOR OUR COMMON STOCK MAY BE VOLATILE WHICH COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT

The market price for our common stock is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

      o actual or anticipated fluctuations in our quarterly operating results,

      o     announcements of new products by us or our competitors,

      o     changes in financial estimates by securities analysts,

      o     conditions in the pharmaceutical market,

      o changes in the economic performance or market valuations of other companies involved in pharmaceutical production,

      o     announcements  by  our  competitors  of  significant   acquisitions,
            strategic partnerships, joint ventures or capital commitments,

      o     additions or departures of key personnel, or

      o     potential litigation,

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

WE MAY ISSUE ADDITIONAL SHARES OF OUR CAPITAL STOCK TO RAISE ADDITIONAL CASH FOR WORKING CAPITAL. IF WE ISSUE ADDITIONAL SHARES OF OUR CAPITAL STOCK, OUR STOCKHOLDERS WILL EXPERIENCE DILUTION IN THEIR RESPECTIVE PERCENTAGE OWNERSHIP IN US

We may issue additional shares of our capital stock to raise additional cash for working capital. If we issue additional shares of our capital stock, our stockholders will experience dilution in their respective percentage ownership in us.

A LARGE PORTION OF OUR COMMON STOCK IS CONTROLLED BY A SMALL NUMBER OF STOCKHOLDERS AND AS A RESULT, THESE STOCKHOLDERS ARE ABLE TO INFLUENCE THE OUTCOME OF STOCKHOLDER VOTES ON VARIOUS MATTERS

A large portion of our common stock is held by a small number of stockholders. For instance, Ms. Tsui holds 72.8% of the Company's common stock after the closing of the Exchange Transaction. As a result, this stockholder is able to influence the outcome of stockholder votes on various matters, including the election of directors and other corporate transactions including business combinations. In addition, the occurrence of sales of a large number of shares of our common stock, or the perception that these sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock which can in turn affect the market price of our common stock.

THERE IS CURRENTLY A LIMITED TRADING MARKET FOR OUR COMMON STOCK WHICH MAY MAKE IT DIFFICULT TO SELL SHARES OF OUR COMMON STOCK

Our common stock is traded in the over-the-counter market through the Over-the-Counter Electronic Bulletin Board. While there is an active trading market for our common stock, it is small. Further, there can be no assurance that an active trading market will be maintained. We cannot assure you that our common stock will ever be included for trading on any stock exchange or through any other quotation system (including, without limitation, the NASDAQ Stock Market).

WE ARE LIKELY TO REMAIN SUBJECT TO "PENNY STOCK" REGULATIONS AND AS A CONSEQUENCE THERE ARE ADITIONAL SALES PRACTICE REQUIREMENTS AND ADDITIONAL WARNINGS ISSUED BY THE SEC

As long as the trading price of our common stock is below $5.00 per share, the open-market trading of our common stock will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability of broker-dealers to sell the common stock and may affect a stockholder's ability to resell the common stock.

Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market.

WE ARE RESPONSIBLE FOR THE INDEMNIFICATION OF OUR OFFICERS AND DIRECTORS WHICH COULD RESULT IN SUBSTANTIAL EXPENDITURES, WHICH WE MAY BE UNABLE TO RECOUP

Our bylaws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of us. This indemnification policy could result in substantial expenditures, which we may be unable to recoup.

COMPLIANCE WITH THE SARBANES-OXLEY ACT COULD COST HUNDREDS OF THOUSANDS OF DOLLARS, REQUIRE ADDITIONAL PERSONNEL AND REQUIRE HUNDREDS OF MAN HOURS OF EFFORT, AND THERE CAN BE NO ASSURANCE THAT WE WILL HAVE THE PERSONNEL, FINANCIAL RESOURCES OR EXPERTISE TO COMPLY WITH THESE REGULATIONS

The US Public Company Accounting Reform and Investor Protection Act of 2002, better known as Sarbanes-Oxley, is the most sweeping legislation to affect publicly traded companies in 70 years. Sarbanes-Oxley created a set of complex and burdensome regulations. Compliance with such regulations requires hundreds of thousands of dollars, additional personnel and hundreds of man hours of effort. There can be no assurance that we will have the personnel, financial resources or expertise to comply with these regulations.

                           FORWARD-LOOKING STATEMENTS

This  prospectus  contains  forward-looking  statements  within  the  meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act (the "Exchange Act"). We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, among other things:

      - general economic and business conditions, both internationally and in the PRC markets,
      -     our   expectations   and  estimates   concerning   future  financial
            performance, financing plans, and the impact of competition,
      -     our ability to implement our growth strategy,
      -     anticipated trends in our business,
      -     advances in technologies, and
      -     other  risk   factors  set  forth  under  "Risk   Factors"  in  this
            prospectus.

In addition, in this prospectus, we use words such as "anticipates," "believes," "plans," "expects," "future," "intends," and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Notwithstanding the above, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act expressly state that the safe harbor for forward looking statements doe not apply to companies that issue penny stock. Because we issue penny stock, the safe harbor for forward looking statements does not apply to us.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


We trade on the OTCBB under the symbol "TSET.OB". The following quotations reflect the high and low bids for our common stock based on inter-dealer prices without retail mark-up, markdown, or commission and may not represent actual transactions. The high and low bid prices for our common stock for each full financial quarter for the two most recent full fiscal years were as follows:


                   Quarter Ended                   High               Low

     2005
     --------------------------------------        -------------     -----------
     3rd Quarter (through October 11, 2005)        $2.25             $1.05
     --------------------------------------        -------------     -----------
     2nd Quarter                                   $2.00             $0.50
     --------------------------------------        -------------     -----------
     1st Quarter                                   $2.25             $1.05
     --------------------------------------        -------------     -----------

     2004
     --------------------------------------        -------------     -----------
     4th Quarter                                   $1.15             $.40
     --------------------------------------        -------------     -----------
     3rd Quarter                                   $1.15             $1.01
     --------------------------------------        -------------     -----------
     2nd Quarter                                   $0.65             $.52
     --------------------------------------        -------------     -----------
     1st Quarter                                   $0.20             $.60

     2003
     --------------------------------------
     4th Quarter                                   $5.20             $2.00
     --------------------------------------        -------------     -----------
     3rd Quarter                                   $5.40             $0.08
     --------------------------------------        -------------     -----------
     2nd Quarter                                   $0.10             $0.05
     --------------------------------------        -------------     -----------
     1st Quarter                                   $0.10             $0.10
     --------------------------------------        -------------     -----------

On October 11, 2005, the closing price of our common stock was $2.25. As of October 11, 2005, the stockholders' list for our common stock showed 169 registered stockholders of record. This figure does not take into account those stockholders whose certificates are held in the name of broker-dealers or other nominees. As of October 20, 2005, 30,000,000 shares of common stock are issued and outstanding.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

The following discussion should be read in conjunction with our consolidated financial statements and the notes thereto and the other financial information appearing elsewhere in this document. In addition to historical information, the following discussion and other parts of this document contain certain forward-looking information. Our financial statements are prepared in RMB and are in accordance with accounting principles generally accepted in the United States. When used in this discussion, the words "believes," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected due to a number of factors beyond our control.

We do not undertake to publicly update or revise any of the forward-looking statements even if experience or future changes show that the indicated results or events will not be realized. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. You are also urged to carefully review and consider our discussions regarding the various factors, which affect our business, included in this section and elsewhere in this report.

Factors that might cause actual results, performance or achievements to differ materially, among other things: from those projected or implied in such forward-looking statements include: (i) the impact of competitive products; (ii) changes in laws and regulations; (iii) adequacy and availability of insurance coverage; (iv) limitations on future financing; (v) increases in the cost of borrowings and availability of debt or equity capital; (vi) the effect of adverse publicity regarding our products; (vii) our inability to gain and/or hold market share; (viii) exposure to and expense of resolving and defending product liability claims and other litigation; (ix) consumer acceptance of our products; (x) managing and maintaining growth; (xi) customer demands;
(xii)market and industry  conditions  including pricing and demand for products,
(xiii)the success of product development and new product introductions into the marketplace; (xiv)the departure of key members of management; (xv) our ability to efficiently market our products; as well as other risks and uncertainties that are described from time to time in our filings with the Securities and Exchange Commission.

Notwithstanding the above, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act expressly states that the safe harbor for forward looking statements does not apply to companies that issue securities that meet the definition of a penny stock, as such, the safe harbor for forward looking statements does not apply to us.

Overview

On June 16, 2005, Onny Investment Limited ("Onny") acquired all of the outstanding common shares of Hainan Helpson Medical Biotechnology Co., Ltd
("Hainan"), a privately held Chinese joint venture, in exchange for cash payments to the Hainan shareholders in the form of common stock dividends from Hainan of Y34,076,800 and non-interest bearing promissory notes totaling Y28,000,000 payable on September 16, 2005. The acquisition of Hainan was recognized as a business combination.

On August 16, 2005, the Onny shareholder made a capital investment in Onny of Y28,437,495 in cash in exchange for the issuance of 29,600 additional common shares. On August 18, 2005, the memorandum and articles of association of Onny were amended to increase the number of shares of preferred stock authorized to 10,000 shares with a Y827.65 (US$100) par value. On October 20, 2005, Onny issued 10,000 preferred shares in exchange for Y35,692,406 in cash, net of offering costs and estimated registration costs, and on that same date, those preferred shares were converted into 10,000 Onny common shares and principal payments on the promissory notes of Y28,000,000 were made to the former Hainan shareholders.

Also on October 20, 2005, Onny was reorganized as a wholly-owned subsidiary of TS Electronics, Inc. The reorganization was accomplished by the original Onny common shareholder exchanging her 29,700 Onny common shares for 20,555,329 common share of TS Electronics, Inc. and for the commitment by TS Electronics, Inc. to issue the original Onny common shareholder 4,723,056 common shares following an amendment of the TS Electronics, Inc. articles of incorporation increasing the number of common shares authorized to 100,000,000 shares, which was on an 851-for-1 exchange ratio. In addition, the prior Onny preferred shareholders exchanged their 10,000 Onny common shares for 6,944,611 common shares of TS Electronics, Inc. which was on a 694-for1 exchange ratio.

The reorganization was recognized as a stock split of the common stock of Onny and the effective issuance by Onny of the 2,500,060 shares of common stock of TS Electronics, Inc. that remained outstanding in exchange for the assumption of Y37,021 of liabilities. The acquisition of TS Electronics, Inc. was recognized as a nonmonetary exchange.

As a result of these transactions, we currently operate as a holding company for Helpson, our China-based indirect wholly owned subsidiary. Through Helpson, we research and produce a variety of bio-pharmaceutical products that focus primarily on genetic engineering, bioengineering, peptidergic medicine. We have recently expanded into chemical medicine. Our main products can be separated into three major categories, in terms of product purposes: anti-infection products, and raw materials for surface wound-recovery and the neural system product.. We present product types including the covered tablet, capsule, troche, oral fluid, injection, frozen powder acicula, and germfree powder acicula. By increasing investment in research & development to develop products with easier absorption, stability and improved transportation safety, we strive to fulfill a larger range of patient needs.

We launched an anti-flu product named PuSenOK, which is the only anti flu medicine in the market mixed with pseudoephedrine hydrochloride, that has a non-drowsy formula and a runny nose suppressant. We plan to expand our biotechnology product series. Based on the foundation established by some of Helpson's widely recognized medicine labels such as Neurotrophicpeptide, we will launch several additional biological medicines, including the brain peptide injection, injected hepatocyte growth-promoting factors, as well as new genetic medicines, rh-CNTF and rha-FGF, which will give us a new growth following that of Neurotrophicpeptide.

Our products have been sold in more than 20 provinces, sovereignties, and autonomous regions. We have 16 sales offices and approximately 250 proxy agents in the whole country. The main channels we use to deliver our products were as follows: (1) Distribution system (Proxy Agency); (2) Direct sale system to hospitals; (3) Direct representation in clinic hospitals through medical representatives; and (4) Distribution of products to local medical companies through logistics companies.


Our recent business activities include the following:
2005: Helpson launched a new anti-flu medicine: PusenOK.
2003: Helpson gained GMP authentication.
2003:  Helpson named "the best  enterprise  for storing SARS medicine" by Hainan
Food and Drug Administration.
2000:  Helpson  recognized as Hainan  Hi-tech  enterprise by Hainan  Science and
Technology Bureau.
2000: Helpson awarded as one of 50 best enterprises in Hainan by Hainan Economic and Trade Bureau and Hainan Statistical Bureau.

Buflomedil Hydrochloride (Raw material; injection; & troche)

o received the best technology commercialization award in Hainan in 2004 by Hainan Scientific and Technological Result Examination Committee.
o     received the national  key new products  certificate  in 2003 by the State
      Science and  Technology  Department,  State Taxation  Bureau,  Ministry of
      Commerce, State Bureau of Quality Supervision, Inspection and Quarantine, and State Enviromental Protection Bureau.
o     designated  as the key  technology  project  in  Hainan  in 2003 by Haikou
      Municpality.

The pro forma financial information is only illustrative of the effects of the acquisition and the capital investment received and does not necessarily reflect the financial position or results of operations that would have resulted had the acquisition actually occurred at those dates. In addition, the pro forma financial information is not necessarily indicative of the results that may be expected for the year ending December 31, 2005, or any other period

The following table presents the operations of Hainan Helpson for the years ended December 31, 2003 and December 31,2004, the operations of Onny for the six months ended June 30, 2005 and the Pro Forma operations of the company for the year ended December 31, 2004 and for the six months ended June 30, 2005.


                                  Hainan Helpson               Onny                Pro Forma
                                                                          ---------------------------
                                For the years ended         For the six     For the      For the six
                                     December 31,          months ended    year ended    months ended
                             ---------------------------     June 30,     December 31,     June 30,
                                 2003           2004           2005           2004           2005
                             ------------   ------------   ------------   ------------   ------------
Revenue                      Y  31,149,004  Y  64,059,750  Y   4,076,425  Y  64,059,750  Y  48,143,470

Cost of revenue                15,354,998     38,200,114      2,689,810     36,754,826     29,634,253

Operating expenses              6,141,955      3,615,988        203,335      3,615,988      3,370,125

Income from operations          9,652,051     22,243,648      1,183,280     23,688,936     15,139,092

Interest expense                  634,336      1,340,709        239,147      2,040,709      1,532,680
Net income                      8,774,363     19,344,826        865,334     20,091,367     14,488,778
Basic and diluted earnings
per common share                                                                  0.58           0.42

Pro forma Operations

Pro forma revenues were Y64,059,750 for the year ended December 31, 2004, and the cost of revenues was Y36,754,826, which is 57.37% of the revenues.

Pro forma operating expenses were Y3,615,988, which is 15.26% of income from operations.

Pro forma interest expense for December 31, 2005 is Y2,040,709 and net income is Y20,091,367.

Pro forma revenues were Y48,143,470 for the six months ended June 30, 2005, and the cost of revenues was Y29,634,253, which is 61.55% of the revenues.

Pro forma operating expenses were Y3,370,125 for the six months ended June 30, 2005, which is 22.26% of income from operations.

Pro forma interest expensefor the six months ended June 30, 2005 is Y1,532,680, and the net income is Y14,488,778.

Operations of Onny

Onny had revenues of Y4,076,425 for the six months ended June 30,2005, and cost of revenue of Y2,689,810, which is 65.98% of the revenues.

Onny had operating expenses of Y203,335 for the six months ended June 30, 2005, which is 17.18% of income from operations.

Onny had interest expense of Y239,147 for the six months ended June 30, 2005, and the net income is 865,334.

Results of operations of Helpson for the year ended December 31, 2004 as compared to the year ended December 31, 2003.

Revenues

Revenues increased to approximately Y64.06 million for the year ended December 31, 2004 as compared to approximately Y31.15 million for the prior year, an increase of approximately Y32.91 million or 105.65%.

Our revenues increased during the period as a result of the completion of application for GMP, which not only increased sale revenues, but also expanded the production capacity dramatically.

Cost of revenue

Cost of revenue for the year ended December 31, 2004 was approximately Y38.20 million or 60% of revenues as compared to Y15.35 million or 49% of revenues for the prior period.

The reduction in gross profit as a percentage of revenues resulted from the fierce price competition in the pharmaceutical industry and the administrative notification from the National Development & Reform Commission, requiring all pharmaceutical companies to reduce the price of certain anti-infective drugs, the price per unit has been cut down drastically in 2004. As a result, an overall decrease in gross profit by 11% of revenues.

Operating Expenses

Operating expenses grew to approximately Y3.62 million for the year ended December 31, 2004 as compared to approximately Y6.14 million for the prior year, a decrease of approximately Y2.53 million or 41%.

The reduction in operating expenses resulted from the decrease in the provision for bad debts in the amount of Y3.04 million.

Operating Income

Operating income totaled approximately (Y22.24 million for the year ended December 31, 2004 as compared to operating income of approximately Y9.65 million for the year ended December 31, 2003, an increase of approximately Y12.59 million or 130.47%.

As a percentage of revenues, operating income was 34.7% in 2004 as compared to 31% for the prior year. The increase in operating income as a percentage of revenues was 3.7%.

Interest expenses

Finance costs increased to approximately Y1.34 million for the year ended December 31, 2004 as compared to approximately Y0.63 million for the prior year, an increase of about approximately Y0.71 million or 114.5%.

We had no Short-term notes payable as of December 31, 2004 as compared to approximately Y3.80 million Short-term notes payable as of December 31, 2003. However, we had Y15.00 million in current portion of Long-term notes payable and Y8.00 million in Long-term notes payableat of December 31, 2004 as compared to approximately Y15.00 million in long-term notes payable and no current portion of long-term notes payable as of December 31, 2003.

The increase in interest bearing debt caused the increase in finance costs. The funds obtained were only used in research and development. This R&D fund was appropriated by the ministry of finance of Hainan Province China and the ministry of Science and technology of Hainan Province China.

Liquidity and capital resource of Helpson for the year ended December 31, 2003 and 2004, and Onny for the period from January 12, 2005 to June 30, 2005

The following table presents selected items from the balance sheets of Hainan Helpson for the years ended December 31, 2003 and 2004, the balance sheet of Onny at June 30, 2005 and the Pro Forma balance sheet at June 30, 2005.


                                    Hainan Helpson
                                     December 31,             Onny        Pro Forma
                               ------------------------      June 30,      June 30,
                                  2003          2004          2005          2005
------------------------------------------------------------------------------------
Cash and cash equivalents      Y 2,768,395  Y  5,027,342  Y    329,945  Y 42,149,940
Trade accounts receivable       10,425,289    19,948,709    39,705,780    39,705,780
Inventory                       14,889,677    23,226,529    31,607,129    31,607,129
Current assets                  43,608,946    63,085,222    83,051,815   124,871,810
Property and equipment, net     43,510,867    41,050,518    20,776,981    20,776,981
Total assets                    89,130,678   106,010,352   104,404,205   146,224,200
Helpson purchase obligations          --            --      62,627,159    35,220,637
Other current liabilities       23,797,716    29,532,564    40,661,704    41,526,375
Long-term liabilities           25,250,000    18,250,000       250,000       250,000
Shareholders' equity            40,082,962    58,227,788       865,342    69,227,188


Liquidity and capital resources of Onny for the period January 12, 2005 to June 30, 2005.

As of June 30,2005 ,cash and cash equivalents of Onny is Y329,945. Cash used in operating activities was approximately Y800,563 for the period January 12, 2005 to June 30, 2005, which resulted from trade accounts receivable increasing by Y3,916,269 and the other receivables increasing by Y,757,319 and the inventory increasing by Y4,384,901 offset by decreases in advances to suppliers and increases to accounts payable.

Cash flows from investing acitvities for the period January 12,2005 to June 30,2005 was mainly a result of the net cash received in the purchase Hainan Helpson of Y1,068,275.

Liquidity and Capital Resources of Helpson for the year ended December 31,2003 and 2004

As of December 31, 2004 we had cash and cash equivalents in the amount of approximately Y5.01 million as compared to approximately Y2.75 million as of December 31, 2003. Cash used in operation activities was approximately Y3.41 million in 2004 as compared to approximately Y4.93 million provided by operatiing activities in 2003.

The main reason for the decrease in cash provided by operating activities was an increase of trade accounts receivable in the amount of Y9.52 million in 2004 as compared to the prior year.

We have historically financed our liquidity requirements mainly from notes from financial institutions due within a year. Cash provided by bank was Y8 million in 2004 as compared to Y15 million in 2003. There was no cash provided by shareholders in 2004 as compared to Y16 million in the prior year.

On October 20, 2005, Onny completed a private offering of its securities. The offering resulted in the issuance of an aggregate of 10,000 shares of preferred stock for gross offering proceeds of $5 million, or an offering price of $500 per share. Investors in the offering participated in the exchange transaction with the Company and received an aggregate of 6,944,611 restricted shares of the

Company's common stock, along with attendant registration rights. Net proceeds from the financing are anticipated to be used approximately as follows: approximately US$0.6 million for expanding production capacity; approximately US$0.6 million for R & D; approximately US$1.4 million for products promotion
and  advertisement;   and  approximately  US$1.2  million  for  working  capital purposes.

                                    BUSINESS

Principal Products and Services
-------------------------------

Helpson's primary business is drug manufacturing and drug sale and marketing. Helpson manufactures and markets products in three major categories in terms of purpose: cardiovascular and cerebrovascular medicine, raw materials for surface wound, and anti-infection medicine.

The following drugs have attained new medicine certifications:

Buflomedil  Hydrocholoride  tablets,  Buflomedil   Hydrocholoridefor  injection,
Buflomedil frozen powder aricula and raw materials. This product is a chemical medicine used for the nervous system.

PuSenOK tablets. PuSenOK is a new anti-flu medicine in the market mixed with pseudoephederine hydrochloride with a non-drowsy formula and a runny nose suppressant.

In addition to the above new medicines, Helpson is manufacturing the following products:

Neurotrophicpeptide 2ml, 5ml, and 10ml: This product is a biopharmaceutical medicine intended for the nervous system. Its effect is to provide nutrition to the neural system and fight nerve system diseases. The product is administered by injection.

Haizhu oral liquid: This product is a Chinese herbal medicine. It is available in fluid form to be taken orally.

Andrographolide tablet: This product is a Chinese herbal medicine that is intended for use as an anti-infectant. The product has low bacteria resistance and is suitable for long-term use. It is available in tablet form.

Clarithromycin capsules and granules: This product is a chemical medicine intended to be used as an anti-infectant. The product is an antibiotic specifically used for the effective curing of Helicobacter. The product is available in capsule and granule forms.

Roxithromycin: This product is a chemical medicine that is used as an anti-infectant. The product has germ- and virus-resistant characteristics, but is also a troche type of Roxithromycin that makes it more attractive for use by patients with deglutition problems. It is administered through tablets.

Thymopetidum Injection: This product is used to adjust the immune system. Its function is to adjust and increase the immunity of human being cells. It is administered by injection.

At present, the Helpson is manufacturing a total of 15 drugs listed in the following chart, including three that have received new drug certifications. In addition, there are 21 drugs being reviewed by SFDA and eight drugs undergoing research and development. Among them, two new drugs have gained the important national new product certificate.

1.        Buflomedil Hydrocholoride tablets.
2.        Buflomedil Hydrocholoride for injection
3.        Buflomedil Hydrocholoride frozen powder aricula
4.        Buflomedil Hydrocholoride raw materials
5.        PuSenOK tablets
6.        Neurotrophicpeptide 2ml
7.        Neurotrophicpeptide 5ml
8.        Neurotrophicpeptide 10ml
9.        Haizhu Oral Liquid
10.       Andrographolide tablet
11.       Thymopetidum Injection
12.       Clarithromycin capsules
13.       Clarithromycin granules
14.       Cefaclor dispersible tablets
15.       Roxithromycin dispersible tablets

Due to the nature of the biotechnology and pharmaceutical industries, the product structure of the Company strives to change with market demand. Helpson traditionally focused on R&D and marketing of cardiovascular and cerebrovascular medicine medicines. Recently, Helpson launched PuSenOK, an anti-flu medicine in the market mixed with pseudoephederine hydrochloride that has a non-drowsy formula and a runny nose suppressant. Helpson's PuSenOK has passed clinical experiments and entered the trial production stage, and awarded the new medicine certificate.

Helpson also plans to expand its biotechnology product series. Based upon the foundation established by Helpson's Neurotrophicpeptide, Helpson will launch several additional biological medicines, including Brain peptide injections, and injected Hepatocyte Growth-promoting Factors.

Helpson adjusts the delivery system and marketing for each of its products based on the product's target patient group. Maintaining a variety of delivery systems (e.g. tablet, injection, powder, etc) targeted for different groups enhances Helpson's competitive position in the market. Helpson's present types of delivery include covered tablet, capsule, troche, oral fluid, injection, frozen powder, acicula, and germfree powder acicula.

Principal Markets
-----------------

The principal markets of Helpson lie within China. China has the world's largest population of nearly 1.3 billion people. The pharmaceutical industry accounts for approximately 3% of China's annual GDP (Source: http://www.chinability.com/2004%20economic%20performance.htm). In 2004, PRC's pharmaceutical industry realized sales of RMB347.6 billion (US$42 billion) and net profits of RMB30.64 billion (US$3.7 billion); a 17.44% increase in realized sales and 11.74% increase in net profits from the previous year (Source:http://www.chinapharm.com.cn). According to a Chinese government report, China's pharmaceutical sales in 2005 are expected to be approximately RMB 376.6 billion (US$ 45.5 billion), growing 17% from the previous year (Source: http://www.biotech.org.cn/news/news/show.php ?id=21470). It is estimated that China's pharmaceutical industry will maintain at least a 12%-15% growth rate through the year 2010(Source: http://www.511511. com/A1/200501/A1000003917200501
04093750375.shtml).

The predicted growth is based upon the relaxation of trade barriers following China's accession to the World Trade Organization, advances in the Chinese economy, and China's large, aging population.

Detailed Market Sectors
-----------------------

Reepitheliazation/Wound rehabilitation medications: These products belong to a new and advanced classification of drugs used to speed the rehabilitation of a wide variety of wounds ranging from lacerations and burns to injuries sustained during childbirth and surgery. Cardiovascular & Cerebrovascular Disease medications: Cardiovascular & cerebrovascular diseases have become increasingly common and have a serious impact on people's health. The SFDA estimated the market share in 2003 of these two medicines in the PRC to be 14.36% of the US$5.1 billion (RMB42.2 billion) market. (Source: http://www.specc.com.cn/hydt/ ShowHydt.aspx?id=121 )

OTC Cold & Flu medicines: In 2003, the OTC medicine market capacity in the PRC was approximately US$3.6 billion, (Source: http://www.cnm21.com/xinwen2/ 041028_007.htm) with cold & flu medicines having a market of RMB2.5 billion (Source: http://www.fx120.net/ypsj/ypsc/scfx/200406101631184449.htm ).

The sales of such medicines make up 8.3% of total OTC medicine retail sales.

Anti-infection medicines: In the past few years, Anti-infection medicines have become the best selling drugs within the PRC while also maintaining a growth rate of 20%. In 2001, the sales reached roughly RMB30 billion (US$3.6 billion); in 2003, the sales reached more than RMB40 billion (US$4.8 billion), achieving a 30% market share. (Source: SFDA Prospectus of Zhejiang Jingxin Pharmaceutical Co., Ltd.).

 Distribution
 ------------

Helpson's products are currently sold in more than 20 provinces, sovereignties, and autonomous regions. Helpson has 16 sales offices and approximately 250 proxy agents in China.

Helpson uses a flat distribution channel system of independent regional distributors. In a typical distribution contract, a distributor will be provided with certain sales targets for a particular period according to a set retail price. If the distributor completes the sales task within the prescribed period, the agent distributor will be given greater economic incentives and future distribution opportunities. If the distributor fails to complete the sales task within the prescribed period, Helpson will cancel its contract with the distributor and sign with other competent distributors. Helpson also signs reselling contracts with franchise drug companies for the distribution of its products. The franchise drug company, as a reseller, resells the Company's products to local hospitals, drug stores, and other channel distributors. In addition, Helpson sells its products directly to hospitals and retail drug stores.

Industry Background and Competition

The pharmaceutical industry accounts for approximately 3% of China's GDP. (Source: http://blog.fh21.com.cn/post/65/106). The industry's primary categories include chemical medicine, traditional Chinese medicinal material, traditional Chinese medicinal film, prepared Chinese herbal medicine, antibiotics, biological products, biological medicine, radioactive medicine, medical appliances, sanitation materials, pharmaceutical machinery, medical packaging, and trading.

There is a low degree of consolidation among pharmaceutical companies in the PRC. According to the SFDA-reported statistics, in July of 2004, there were 5071 manufacturing pharmaceutical companies (not including companies producing traditional Chinese medicinal film, medical oxygen, reagent of in-vitro diagnosis or supplementary materials). The total market share of the top 10 biggest companies was about 42%, compared to 66% in the US. (Source: SFDA(pound) Prospectus of Zhejiang Jingxin Pharmaceutical Co., Ltd.)

Competition in the pharmaceutical industry is reduced by barriers to entry. A company wishing to enter the industry must comply with the standards and regulations set forth by the government. In the PRC, SFDA is the authority that monitors and supervises the administration of the pharmaceutical industry including pharmaceutical products, medical appliances, and equipment. Pharmaceutical manufacturing enterprises must obtain a Pharmaceutical Manufacturing Enterprise Permit issued by the relevant pharmaceutical administrative authorities and relevant health departments at the provincial level where the enterprise is located. Furthermore, all pharmaceutical products produced in the PRC, with the exception of Chinese herbal medicines in soluble form, must bear a registered number approved by the appropriate medicine administration authorities in the PRC. Lastly, in accordance with the World Health Organization, the PRC now requires compliance with GMP standards in pharmaceutical production in order to minimize the risks involved in any pharmaceutical production that cannot be eliminated through testing final products. As the regulatory approval process becomes more stringent, it also increases the industry's capital entry barrier.

Due to the variety of consumer demands within the pharmaceutical market, pharmaceutical companies have relatively dispersed product lines. We have identified, however, two primary strategies we must adopt in order to stay competitive. In expanding market share of common traditional medicine, we must take advantage of 1) our large manufacturing scale and reasonable cost control mechanisms, and 2) our strong sales network.

Description of Property
-----------------------

Helpson owns a factory with a floor area of 663.94 square meters located at the East Wing, 6/F, 5 Jianshe Road, Jinpan Industrial Development Zone, Haikou.

Helpson also owns the land use right of the land covering an area of 31,050 square meters located at plot C09-2, Hainan Bonded Zone, Haikou. Helpson built a factory with a floor area of approximately 7,300 square meters on this land plot.

In addition, Helpson entered into a lease agreement with Hainan Zhongfu Going-abroad Personnel Service Center ("Zhongfu"), under which Helpson rented the offices located at 2/F, Jiahai Building owned by Zhongfu as its principal executive offices. The lease term being 10 years, from November 21, 2000 to November 20, 2010. The rent from November 21, 2000 to November 20, 2005 is RMB3,600 per month. The rent from November 21, 2005 to November 20, 2010 may be adjusted within 5% of the original rent.

Intellectual Property
---------------------

Helpson owns 10 registered trademarks and logos used in connection with western medicine, raw material medicine, Chinese herbal medicine and medicine injections, which are: Funalin, Fukexing, Helspon, Beisha, Shiduotai, Xinuo and HPS logo and three other logos; one logo used in connection with bathing cosmetics, shampoo, hair stimulating shampoo, facials, nail polish, cosmetics, perfume, perfume essence oils, skin care toner, and cosmetics cleansers; and 1 registered trademark, Helpson, and one logo, used in connection with medical appliances and equipment, surgical implants, surgical implanted artificial eyes, surgical artificial crystalline lens, surgical artificial skin, and artificial eyes. In addition, Helpson is applying for registration of nine other trade marks used in connection with western medicine, raw material medicine, Chinese herbal medicine and medicine injections.

Helpson owns the intellectual property rights of its genetic engineering technology for rh-CNTF and rh-aFGA, and fungi form engineering and production techniques.

Employees
---------

The Company currently has 105 regular employees. Helpson is also aided by the efforts of a 250 member outside sales & marketing team.

Government Regulation
---------------------

The following is a summary of the principal governmental laws and regulations that are or may be applicable to pharmaceutical manufacturing companies like Helpson in China. The scope and enforcement of many of the laws and regulations described below are uncertain. We cannot predict the effect of further developments in the Chinese legal system, including the promulgation of new laws, changes to existing laws, or the interpretation or enforcement of laws.

The major pieces of legislation regarding the pharmaceutical industry include the Law of Drug Administration of the PRC, effective as of December 1, 2001, its Implementing Regulations effective as of September 15, 2002, and the Administrative Measures of Drug Registration effective as of May 1, 2005.

Production Licenses

In the PRC, SFDA is the authority that monitors and supervises the administration of the pharmaceutical industry including pharmaceutical products and medical appliances and equipment. Any pharmaceutical manufacturing enterprise must obtain a Pharmaceutical Manufacturing Enterprise Permit issued by the relevant pharmaceutical administrative authorities and relevant public health departments at the provincial level where the enterprise is located.

Registration of Pharmaceutical Products

All pharmaceutical products that are produced in the PRC must bear a registered number approved by the SFDA in the PRC, with the exception of Chinese herbs and Chinese herbal medicines in soluble form. The medicine manufacturing enterprises must obtain the medicine registration number before manufacturing any medicine.

GMP

The World Health Organization encourages the adoption of GMP standards in pharmaceutical production in order to minimize the risks involved in any pharmaceutical production that cannot be eliminated through testing final products. In 1998, the Ministry of Health of the PRC started to issue GMP standards for the pharmaceutical manufacturing enterprises in the PRC. Any pharmaceutical manufacturing enterprise must comply with GMP standards by the end of June 30th, 2004. The process of GMP authorization requires about 3 months.

Examination and Approval of New Medicines

New medicines generally refer to those that have not yet been marketed in the PRC. Marketed medicines changing the type or application method, or adding new therapeutic functions shall also be treated as new medicines.

According to the Administrative Measures of Drug Registration, the approval of new medicine shall undergo the following procedures:

The applicant shall first carry out clinical trials, which consists of 4 phases.

Upon completion of the clinical trial, the applicant shall submit the Medicine Registration Application Form, clinical trial materials and other supplementary materials to the provincial medicine administration authority where the applicant is located. In the meantime, the applicant submits raw materials of the medicine to the China Medicine and Biological Products Examination Institute (the "Institute").

The provincial medicine administration authority will conduct a preliminary examination of the application. If it decides to accept the application, it will conduct an on-site examination of the application and draw sample products within 5 days of accepting the application. The provincial medicine administration authority will then send the samples to the medicine inspection institute for inspection, which shall submit its inspection report to the SFDA with a copy to the provincial medicine administration authority.

The provincial medicine administration authority will submit its examination opinion, examination report and application materials to the SFDA, which will perform a comprehensive examination of the application. If the SFDA deems the application complete, it will issue the Medicine Registration Certificate and New Medicine Certificate to the applicant. If the applicant already holds a Medicine Manufacturing Permit, the SFDA will issue the Medicine Registration Number at the same time.

Legal Proceedings
-----------------

We have no pending legal proceedings. From time to time, we may be involved in various claims, lawsuits, disputes with third parties, and actions involving allegations of breach of contract or product liability actions incidental to the normal business operations.

                                   MANAGEMENT

The following table sets forth the names of all of our current directors and executive officers to be appointed. The directors will serve until the next annual meeting of the stockholders or until their successors are elected or appointed and qualified. Executive officers will serve at the board's discretion.


--------------------- -------------- -------------------------------------------
Name and Address         Age         Position
--------------------- -------------- -------------------------------------------
Heung Mei TSUI           48          Director
--------------------- -------------- -------------------------------------------
Zhilin LI                48          President and Chief Executive Officer
--------------------- -------------- -------------------------------------------
Xinhua WU                38          Chief Financial Officer
--------------------- -------------- -------------------------------------------
Jian YANG                45          Secretary
--------------------- -------------- -------------------------------------------

Ms. Heung Mei TSUI. Ms. TSUI is director of the Company since October 20, 2005. She is a self-employed business woman engaged in the re-export business, including chemical products trade and electromechanical products trade. She is also the Toyota automobile's agent in Hainan province. She graduated from Huhan Financial & Economic College in 1982.

Ms. Zhilin LI: Ms. Li is President and Chief Executive Officer of the Company since October 20, 2005. she is a founder of Helpson, and has served as chairman and CEO of Helpson since 1993. Ms. Li was formerly the president of Haikou Bio-engineering institute, and the vice president of the Sichuan Institute of Biology . She graduated from Sichuan University, where she majored in biology, and later became an instructor.

Mr. Xinhua WU: Mr. Wu is Chief Financial Officer of the Company since October 20, 2005. He has acted as CFO of Helpson since his hiring in 1999. Mr. Wu served as CFO and assistant to the CEO at Hainan Guobang Enterprises Inc., where he was employed from 1992 to 1999. Mr. Wu graduated from the University of Wales with an MBA degree and Jiangxi Financial college with a Bachelor of Science degree in Finance.

Ms. Jian YANG: Ms. Yang is Secretary of the Company since October 20, 2005. She is a founder and director of Helpson. Ms. Yang was a technician at the Sichuan Institute of Biology in 1990 and vice president of Haikou Biomedicine Enginerring Co., Ltd. in 1991 Ms. Yang earned her MBA at the University of Wales, England.

Board Composition and Committees


The board of directors is currently composed solely of Heung Mei Tsui. All board actions require the approval of a majority of the directors in attendance at a meeting at which a quorum is present.

We currently have no committees of Audit, Compensation, or any other committees; therefore, the board will act in the capacity of the absent committees.

Disclosure  of  Commission   Position  of  Indemnification  for  Securities  and
Liabilities

Our Amended and Restated Certificate of Incorporation, with certain exceptions, eliminates any personal liability of directors or officers to us or our stockholders for monetary damages for the breach of such person's fiduciary duty to the extent permitted by law. We have also adopted by-laws which provide for indemnification to the full extent permitted under the law which includes all liability, damages, costs, or expenses arising from or in connection with service for, employment by, or other affiliation with us to the maximum extent and under all circumstances permitted by law.

There are presently no material pending legal proceeding to which a director, officer, or employee of ours is a party. There is no pending litigation or legal proceeding involving one of our directors, officers, employees or other agents as to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

To the extent provisions of our Amended and Restated Certificate of Incorporation provide for indemnification of directors for liabilities arising under the Securities Act or the Exchange Act, those provisions are, in the opinion of the Securities and Exchange Commission, against public policy and therefore are unenforceable.

Code of Ethics

We do not yet have a Code of Ethics. Due to the recent completion of the Reorganization with Onny, the board of directors has decided to postpone the adoption of a code of ethics until we are able to focus our business plan and develop a greater infrastructure. Once we have adopted a Code of Ethics, a copy may be obtained by sending a written request to our corporate Secretary.

                       DIRECTOR AND EXECUTIVE COMPENSATION

No cash compensation was paid to our director for services as a director during the fiscal year ended June 30, 2005. We have no standard arrangement pursuant to which our board of directors is compensated for their services in their capacity as directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of our Company other than those services ordinarily required of a director. All authorized out-of-pocket expenses incurred by a director on our behalf will be subject to reimbursement upon our receipt of required supporting document of such expenses. No director received and/or accrued any compensation for his services as a director, including committee participation and/or special assignments.

The following table provides compensation information for the period indicated with respect to the person who served as our President for the years ended June
30, 2005, 2004 and 2003, and all other of our executive officers receiving total salary and bonus in excess of $100,000 during the years ended June 30, 2005, 2004and 2003 (collectively, the "Named Executive Officers"):


                           SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------
                                                                         Long Term Compensation
---------------------- ------ --------------------------------- -------------------------- --------- ------------
                                     Annual Compensation                  Awards            Payouts
---------------------- ------ --------------------------------- -------------------------- --------- ------------
        (a)              (b)       (c)       (d)       (e)           (f)         (g)           (h)       (i)

                                                      Other                    Securities
                                                     Annual      Restricted   Under-lying    LTIP     All Other
Name and Principal                          Bonus   Compensa-      Stock        Options/    Payouts    Compen-
     Position           Year   Salary ($)    ($)      tion       Awards ($)     SARs (#)      ($)     sation ($)
---------------------- ------ ------------ ------- ------------ ------------ ------------- --------- ------------
(1) Keith P. Boyd       2005           0       0             0           0              0       0             0
CEO, CFO & President    2004           0       0             0           0              0       0             0
                        2003      36,000       0             0           0              0       0             0
---------------------- ------ ------------ ------- ------------ ------------ ------------- --------- ------------
(1) Tim Halter                         0       0             0           0              0       0             0
President, CAO and      2005
Secretary
---------------------- ------ ------------ ------- ------------ ------------ ------------- --------- ------------

(1) Our management did not spend any material time working since we had no material business. Accordingly, we did not compensate any officer or director during this time period.

STOCK OPTION GRANTS AND EXERCISES

We currently have no option, retirement, pension, or profit sharing programs for the benefit of the directors, officers or other employees, but the board of directors may recommend adoption of one or more such programs in the future.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

Ms. Zhilin Li, Mr. Xinhua Wu and Ms. Jian Yang receive no compensation for acting as officers of the Company. Ms. Zhilin Li entered into an Employment Agreement with Helpson, which provides that Ms. Li is employed by Helpson to perform executive management. The term of her employment is from July 1, 2005 to

June 30, 2010. Her annual salary is RMB800,000 or approximately $100,000. Mr. Xinhua Wu was employed by Helpson to act as its CFO. The term of his employment is from July 1, 2005 to June 30, 2010. His annual salary is RMB500,000 or approximately $62,500. Ms. Jian Yang was employed by Helpson to act as its Deputy General Manager. The term of her employment is from July 1, 2005 to June 30, 2010. Her annual salary is RMB500,000 or approximately $62,500.

DIVIDEND POLICY

Since inception, we have not paid, nor declared, any dividends and we do not intend to declare any such dividends in the foreseeable future. Our ability to pay dividends is subject to limitations imposed by Delaware law and the laws of the PRC.






         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of October 20, 2005 and (i) all persons who are known to us to be beneficial owners of five percent or more of the common stock, (ii) each of our Directors, and (iii) all current Directors and executive officers as a group.

NAME AND ADDRESS OF             SHARES BENEFICIALLY OWNED       % OF CLASS OWNED
BENEFICIAL OWNER (1)

Heung Mei TSUI (2)                    20,555,329                      68.5

Halter Financial Investments,          1,828,170                       6.0
L.P.(3)

(1) Unless otherwise stated, the address of all persons in the table is c/o Unit 8, D Area, Office Hall, Haikou Bonded Zone, Haikou, Hainan Province, China.

(2) Upon the effectiveness of an amendment to the Company's Certificate of Incorporation to increase its common capital stock, the Company shall issue to Heung Mei Tsui, the principal stockholder of Onny, an additional 4,723,056 shares of Post Closing Shares. Upon the issuance of the Post Closing Shares, Ms. Tsui will hold 25,278,385 shares or approximately 72.8% of the issued and outstanding common capital stock of the Company. Ms. Heung Mei Tsui has also agreed to escrow 6,944,611 shares of common stock for the participants in Onny's private placement and 277,785 shares for HFG International, Limited .

(3) The address for Halter Financial Investments, L.P. is 12890 Hilltop Road, Argyle, Texas 76226.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities.. Unless otherwise indicated, the address for each of the individuals listed in the table is care of Hainan Helpson Bio-Pharmaceutical Co. Ltd, Unit 8, D Area, Office Hall, Haikou Bonded Zone, Haikou, Hainan Province, China.

Unless otherwise indicated by footnote, the persons named in the table have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws. Percentage of beneficial ownership is based on 30,000,000 shares of our common stock outstanding as of October 20, 2005.

                            SELLING SECURITY HOLDERS

We have prepared this prospectus to allow the selling stockholders or their pledgees, donees, transferees or other successors in interest, to sell up to 8,819,656 shares of our common stock. All of the common stock offered by this prospectus is being offered by the selling stockholders for their own accounts.

2005 Private Placements

On May 11, 2005, we sold to Halter Financial Group, Inc. ("HFG") 1,875,045 shares of restricted common stock at a purchase price of $0.1066641 per share in a private placement, pursuant to the terms of a Stock Purchase Agreement (the "Purchase Agreement") executed by the parties on said date. As a result of the purchase, HFG became our controlling shareholder, owning approximately 75% of our issued and outstanding shares of common stock.. This issuance was made in reliance on Section 4(2) of the Act and was made without general solicitation or advertising. On October 4, 2005, Halter Financial Group transferred 1,828,170 shares to Halter Financial Investments, L.P., an affiliated entity, and an aggregate of 46,875 shares to members of its advisory board. .

Prior to the closing of the Exchange Transaction, Onny completed a private placement of its convertible preferred stock to 46 accredited investors. The offering raised gross proceeds of $5,000,000. Prior to the Exchange Transaction, participants in the offering exchanged their preferred shares for an aggregate of 10,000 shares of Onny's common capital stock. Participants in the offering then participated in the Exchange Transaction, and the shares of our common stock that they received therein are included in the registration statement of which this prospectus is a part..

The following table sets forth the names of the selling stockholders and for each selling stockholder the number of shares of common stock beneficially owned as of October 20, 2005, and the number of shares being registered. Except as otherwise indicated in the footnotes to the below table, each selling stockholder acquired its securities in the Company's private placements of securities completed on October 20, 2005. Furthermore, except as set forth in the footnotes below, none of the selling stockholders has held a position as an officer or director of the company, nor has any selling stockholder had a material relationship of any kind with the company. All information with respect to share ownership has been furnished by the selling stockholders. The shares being offered are being registered to permit public secondary trading of the shares and each selling stockholder may offer all or part of the shares owned for resale from time to time. A selling stockholder is under no obligation, however, to sell any shares immediately pursuant to this prospectus, nor is a selling stockholder obligated to sell all or any portion of the shares at any time. Therefore, no estimate can be given as to the number of shares of common stock that will be sold pursuant to this prospectus or the number of shares that will be owned by the selling stockholders upon termination of the offering made hereby. We will file a supplement to this prospectus to name successors to any named selling stockholders who are able to use this prospectus to resell the securities registered hereby.


Selling Stockholder                Shares of     Percent of       Shares of         Percent of Common
                                 Common Stock      Class       Common Stock to      Stock owned after
                                     Owned                      be Registered     Completion of Offering
Halter Financial Investments,     1,828,170         6.09         1,828,170                  0
L.P.
James R. Sasser*                      9,375         0.03             9,375                  0
Liu Hongru*                           9,375         0.03             9,375                  0
Pieter P. Bottelier*                  9,375         0.03             9,375                  0
James W. McDowell *                   9,375         0.03             9,375                  0
Gary C. Evans                       703,836         2.35           703,836                  0
Liu Hainan*                          41,668         0.14            41,668                  0
Nie Xinyong*                        208,338         0.69           208,338                  0
Jiao Xueqian*                        13,889         0.05            13,889                  0
Ma Fengdi*                           69,446         0.23            69,446                  0
Yang Wei*                            27,778         0.09            27,778                  0
Peng Yuguo*                          13,889         0.05            13,889                  0
He Shengping*                        69,446         0.23            69,446                  0
Baslow Technology Limited*           69,446         0.23            69,446                  0
Huang Xueming*                       34,723         0.12            34,723                  0
Wu Xiaowei*                          13,889         0.05            13,889                  0
Li Zhi*                              41,668         0.14            41,668                  0
Wang Guimin*                         41,668         0.14            41,668                  0
Yu Li*                               13,889         0.05            13,889                  0
Qiu Kun*                             13,889         0.05            13,889                  0
Wang Xinlu*                          69,446         0.23            69,446                  0
Dai Xianshu*                         41,668         0.14            41,668                  0
Long Yuqi*                           41,668         0.14            41,668                  0
Jin Shuzhi*                          27,778         0.09            27,778                  0
Clear View Investment                41,668         0.14            41,668                  0
Fund, LP*
Zhou Huaizu*                         13,889         0.05            13,889                  0
Liang Yinwen*                        20,835         0.07            20,835                  0
Guo Zhiying*                        125,003         0.42           125,003                  0
Zheng Min*                           41,668         0.14            41,668                  0
Cui Heming*                          55,558         0.19            55,558                  0
Yang Yonggang*                       55,558         0.19            55,558                  0
Zhang Jianye*                        27,778         0.09            27,778                  0
Shang Liying*                        13,889         0.05            13,889                  0
Chang Yundong*                       27,778         0.09            27,778                  0
Han Yi*                              13,889         0.05            13,889                  0
Qian Cheng*                          41,668         0.14            41,668                  0
Zhou Lin*                            69,446         0.23            69,446                  0
Zhao Kai*                            27,778         0.09            27,778                  0
Wang Tianan*                         13,889         0.05            13,889                  0
Lv Ping*                              6,945         0.02             6,945                  0
Mu Chuanquan*                         6,945         0.02             6,945                  0



                                       43

Tang Zhixiong*                       13,889         0.05            13,889                  0
Ma Yong                             416,677         1.39           416,677                  0
SICAV Placeuro-global               277,784         0.93           277,784                  0
China  Fund*
Gu Liping*                          277,784         0.93           277,784                  0
Shao Jianmin                        569,458         1.90           569,458                  0
Zhao Jingzhen*                      138,892         0.46           138,892                  0
Dou Qilv*                           138,892         0.46           138,892                  0
Bob Wu*                              41,668         0.14            41,668                  0
Pinncale China Fund, LP           2,777,844         9.26         2,777,844                  0
Danny Conwill*                      138,892         0.46           138,892                  0
Total                             8,819,656         29.4         8,819,656                  0


*Denotes less than 1% of the outstanding shares of common stock.

                            DESCRIPTION OF SECURITIES

The descriptions in this section and in other sections of this prospectus of our securities and various provisions of our certificate of incorporation and our bylaws are limited solely to descriptions of the material terms of our securities, articles of incorporation and bylaws. Our Amended and Restated Certificate of Incorporation and bylaws have been filed with the SEC as exhibits to this registration statement of which this prospectus forms a part.

Our authorized capital stock consists of 30,000,000 shares of common stock, par value $0.001per share, all of which are issued and outstanding.

Common Stock

The holders of our common stock are entitled to equal dividends and distributions per share with respect to the common stock when and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of our common stock has a pre-emptive right to subscribe for any of our securities. Upon liquidation, dissolution, or winding up of us, and after payment of creditors and preferred stockholders, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued, and non-assessable.

Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which stockholders are required or permitted to vote. Holders of the common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the board of directors.

ANTI-TAKEOVER EFFECTS OF VARIOUS PROVISIONS OFDELAWARE LAW AND OUR ARTICLES OF INCORPORATION AND BYLAWS

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, this statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Provisions of our certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of our Company by means of a tender offer, a proxy contest or otherwise. These provisions may also make the removal of incumbent officers and directors more difficult. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in control.

Shares Eligible for Future Sale
-------------------------------

On October 20, 2005, 30,000,000 shares of our common stock were outstanding. Of the outstanding shares, 502,391shares of common stock are immediately eligible for sale in the public market without restriction or further registration under the Securities Act. All other outstanding shares of our common stock are "restricted securities" as such term is defined under Rule 144, in that such shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rules 144, 144(k), or 701 promulgated under the Securities Act or another exemption from registration.

In general, under Rule 144 as currently in effect, a person, including an affiliate, who has beneficially owned shares for at least one year is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale is filed, subject to various restrictions. In addition, a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell those shares under Rule 144(k) without regard to the requirements described above. To the extent that shares were acquired from an affiliate, such person's holding period for the purpose of affecting a sale under Rule 144 commences on the date of transfer from the affiliate. As of October 20, 2005, approximately 97,624 of our outstanding restricted shares were eligible for sale under Rule 144.

There has been very limited trading volume in our common stock to date. Sales of substantial amounts of our common stock under Rule 144, this prospectus, or otherwise, could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through the future sale of our securities.

Transfer Agent and Registrar

The Transfer  Agent and Registrar  for our common stock is  Securities  Transfer
Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75234 and its telephone number is 469.633.0100.


                              PLAN OF DISTRIBUTION

We are registering a total of 8,819,656 shares of our common stock that are being offered by the selling stockholders. As used in this prospectus, "selling stockholders" includes the pledgees, donees, transferees or others who may later hold the selling stockholders' interests in the common stock. We will pay the costs and fees of registering the common shares, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common stock. We will not receive the proceeds from the sale of the shares by the selling stockholders.

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     - Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     - Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     - Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     - An exchange distribution in accordance with the rules of the applicable exchange;
     -    Privately negotiated transactions;
     - Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
     -    A combination of any such methods of sale; and
     -    Any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledges, or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee, or other successors in interest as selling stockholders under this prospectus.

                                  LEGAL MATTERS

The validity of the registration for the resale of common stock will be passed upon for us by King & Wood LLP.

                                    EXPERTS

The balance sheet of Onny as of May 31, 2005, and the related statement of operations, stockholder's equity, and cash flows for the period from January 12, 2005 (date of inception) through May 31, 2005, balance sheets of Helpson as of December 31, 2003 and 2004, and the related statements of operations, stockholders' equity, and cash flows for the years then ended, and the balance sheet of TS Electronics, Inc. as of June 30, 2005, and the related statements of operations, stockholders' deficit, and cash flows for the year then ended, have been included in the registration on Form SB-2/A, of which this prospectus forms a part, in reliance on the report of Hansen, Barnett & Maxwell, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

The balance sheet of TS Electronics, Inc. as of June 30, 2004 and the related statements of operations, stockholders' deficit and cash flows for the year then ended included in this prospectus have been so included in reliance on the report of Evans, Gaither & Associates PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.




           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE


None.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form SB-2/A under the Securities Act in connection with the offering of the common stock by the selling stockholders. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract, agreement or other document of ours, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may review a copy of the registration statement, including exhibits, at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the SEC.

                              TS ELECTRONICS, INC.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
PRO FORMA FINANCIAL INFORMATION
Pro Forma Financial Information..............................................F-2
Unaudited Pro Forma Condensed Consolidated Balance Sheet - June 30, 2005.....F-3
Unaudited Pro Forma Condensed Consolidated Statement of Operations for
  the Six Months Ended June 30, 2005.........................................F-4
Unaudited Pro Forma Condensed Consolidated Statement of Operations for
  the Year Ended December 31, 2004...........................................F-5
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information....F-6
ONNY INVESTMENT LIMITED AND SUBSIDIARY
Report of Independent Registered Public Accounting Firm......................F-7
Balance Sheets...............................................................F-8
Statements of Operations.....................................................F-9
Statements of Stockholder's Equity...........................................F-9
Statements of Cash Flows....................................................F-10
Notes to Financial Statements...............................................F-11
HAINAN HELPSON MEDICINE & BIOTECHNIQUE CO., LTD.
Report of Independent Registered Public Accounting Firm.....................F-20
Balance Sheets..............................................................F-21
Statements of Operations....................................................F-22
Statements of Stockholders' Equity..........................................F-23
Statements of Cash Flows....................................................F-24
Notes to Financial Statements...............................................F-25
TS ELECTRONICS, INC.
Report of Hansen, Barnett & Maxwell, Independent Registered Public
  Accounting Firm...........................................................F-33
Report of Evans, Gaither & Associates PLLC, Independent Registered
  Public Accounting Firm....................................................F-34
Balance Sheets..............................................................F-35
Statements of Operations....................................................F-36
Statements of Changes in Stockholder' Deficit...............................F-37
Statements of Cash Flows....................................................F-38
Notes to Financial Statements...............................................F-39

                              TS ELECTRONICS, INC.
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On June 16, 2005, Onny Investment Limited ("Onny") acquired all of the outstanding common shares of Hainan Helpson Medical Biotechnology Co., Ltd ("Hainan"), a privately held Chinese joint venture, in exchange for common stock dividends payable to the Hainan shareholders of 34,076,800 and for non-interest bearing promissory notes totaling 28,000,000 payable on September 16, 2005. The acquisition of Hainan was recognized as a business combination.

On August 16, 2005, the Onny shareholder made a capital investment in Onny of Y28,437,495 in cash in exchange for the issuance of 29,600 additional common shares. On August 18, 2005, the articles of incorporation of Onny were amended to increase the authorized number of common shares to 40,000 shares, Y827.65 (US$100) par value, and the authorized number of shares of preferred stock to 10,000 shares, Y827.65 (US$100) par value. On October 19, 2005, Onny issued 10,000 preferred shares in exchange for Y35,692,406 in cash, net of offering costs and estimated registration costs, and on that same date, those preferred shares were converted into 10,000 Onny common shares, and principal payments of Y28,000,000 were made on the promissory notes to the former Hainan shareholders.

Also on October 19, 2005, Onny was reorganized as a wholly-owned subsidiary of TS Electronics, Inc. The reorganization was accomplished by the original Onny common shareholder exchanging her 29,700 Onny common shares for 20,555,329 common share of TS Electronics, Inc. and for the commitment by TS Electronics, Inc. to issue the original Onny common shareholder 4,723,056 common shares following an amendment of the TS Electronics, Inc. articles of incorporation increasing the number of common shares authorized to 100,000,000 shares, which was on an 851-for-1 exchange ratio. In addition, the prior Onny preferred shareholders exchanged their 10,000 Onny common shares for 6,944,611 common shares of TS Electronics, Inc. which was on a 694-for1 exchange ratio.

The reorganization was recognized as a stock split of the common stock of Onny and the effective issuance by Onny of the 2,500,060 shares of common stock of TS Electronics, Inc. that remained outstanding in exchange for the assumption of 37,021 of liabilities. The acquisition of TS Electronics, Inc. was recognized as a nonmonetary exchange.

The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2005 has been prepared to present the effects of the capital investment by the original Onny shareholder, the issuance of and conversion of the Onny preferred stock into common stock, the Onny stock split, the assumption of the TS Electronics, Inc. liabilities in exchange for common stock, the increase in the authorized common shares and the issuance of the remaining shares to the original Onny shareholder, as though these transactions had occurred on June 30, 2005. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2005 and for the year ended December 31, 2004 have been prepared to present the effects of the acquisition of Hainan and these transactions as though they had occurred on January 1, 2005 and 2004, respectively.

The unaudited pro forma financial information is only illustrative of the effects of these transactions and does not necessarily reflect the financial position or results of operations that would have resulted had the transactions actually occurred at those dates. In addition, the pro forma financial information is not necessarily indicative of the results that may be expected for the year ending December 31, 2005, or any other period.


                      TS ELECTRONICS, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2005


                                                                         TS           Pro Forma
                                                         Onny        Electronics     Adjustments                 Pro Forma
                                                     ------------    ------------    ------------       ---------------------------
                                                                Chinese Yuan (Renminbi)                                U.S. Dollars
--------------------------------------------------------------------------------------------------------------------   ------------
ASSETS
Current assets
Cash and cash equivalents                            Y    329,945    Y       --      Y  28,437,495  (B) Y 36,459,846   $  4,405,225
                                                                                        35,692,406  (C)                        --
                                                                                       (28,000,000) (F)
Trade accounts receivables                             39,705,780            --                           39,705,780      4,797,412
Other non-trade receivables                             7,525,344            --                            7,525,344        909,242
Advances to suppliers                                   3,002,951            --                            3,002,951        362,829
Inventory                                              31,607,129            --                           31,607,129      3,818,900
Accounts receivable - related parties                     557,549            --                              557,549         67,365
Deferred tax asset                                        323,117            --              --              323,117         39,040
-----------------------------------------------------------------    ------------    ------------       ---------------------------
 Total current assets                                  83,051,815            --        36,129,901        119,181,716     14,400,014
-----------------------------------------------------------------    ------------    ------------       ---------------------------
Non-current assets
Property and equipment                                 20,776,981            --                           20,776,981      2,510,358
Intangible assets                                         575,409            --                              575,409         69,523
-----------------------------------------------------------------    ------------    ------------       ---------------------------
Total non-current assets                               21,352,390            --              --           21,352,390      2,579,882
-----------------------------------------------------------------    ------------    ------------       ---------------------------

                       Total assets                  Y104,404,205    Y       --      Y 36,129,901       Y140,534,106   $ 16,979,896
=================================================================    ============    ============       ===========================
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
Trade accounts payable                               Y  6,796,222    Y       --      Y       --            6,796,222   $    821,147
Accrued expenses                                          111,694            --                     (C)      111,694         13,495
Taxes payable                                           1,487,845            --                            1,487,845        179,767
Other accounts payable                                  5,007,371          37,021                          5,044,392        609,484
Advances from customers                                 3,048,780            --                            3,048,780        368,366
Purchase obligation to former Hainan Helpson
  shareholders                                         35,220,637            --                           35,220,637      4,255,499
Short-term notes payable to former Hainan
  Helpson shareholders                                 27,406,522            --           593,478   (E)         --             --
                                                                                      (28,000,000)  (F)
Accounts payable - related party                        1,209,792            --                            1,209,792        146,172
Current portion of long-term note payable              23,000,000            --                           23,000,000      2,778,952
-----------------------------------------------------------------    ------------    ------------       ---------------------------
Total current liabilities                             103,288,863          37,021     (27,406,522)        75,919,362      9,172,882
-----------------------------------------------------------------    ------------    ------------       ---------------------------
Long-term liability
Note payable, net of current portion                         --                                                 --             --
Research and development commitment                       250,000                                            250,000         30,206
-----------------------------------------------------------------    ------------    ------------       ---------------------------
Total long-term liabilities                               250,000            --              --              250,000         30,206
-----------------------------------------------------------------    ------------    ------------       ---------------------------
Shareholder's equity
Common shares, 0.008 par value; 100,000,000 shares              8          20,692             696   (A)      287,385         34,723
  authorized; 34,723,056 shares outstanding                                               208,512   (B)
                                                                                           57,477   (C)
Additional paid-in capital                                   --        46,925,163            (696)  (A)   63,805,503      7,709,237
                                                                                       28,228,983   (B)
                                                                                       35,634,929   (C)
                                                                                      (46,982,876)  (D)
Retained earnings (accumulated deficit)                   865,334     (46,982,876)     46,982,876   (D)      271,856         32,847
                                                                                         (593,478)  (E)
-----------------------------------------------------------------    ------------    ------------       ---------------------------
Total shareholder's equity                                865,342         (37,021)     63,536,423         64,364,744      7,776,807
-----------------------------------------------------------------    ------------    ------------       ---------------------------
Total liabilities and shareholder's equity           Y104,404,205    Y       --      Y 36,129,901       Y140,534,106   $ 16,979,896
=================================================================    ============    ============       ===========================






See the accompanying notes to unaudited pro forma condensed consolidated financial information.


                      TS ELECTRONICS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2005

                                                         Hainan          TS          Pro Forma
                                           Onny         Helpson      Electronics    Adjustments                Pro Forma
                                       -----------    -----------    ------------   -----------       ---------------------------
                                                        Chinese Yuan (Renminbi)                                      U.S. Dollars
-----------------------------------    ---------------------------------------------------------       -----------    ------------
Revenues                               Y 4,076,425    Y44,067,045    Y       --      Y      --         Y48,143,470    $  5,816,888

Cost of revenues                         2,689,810     27,667,087            --         (722,644) (G)   29,634,253       3,580,530
-----------------------------------    -----------    -----------    ------------    -----------       -----------    ------------

Gross profit                             1,386,615     16,399,958            --          722,644        18,509,217       2,236,358
-----------------------------------    -----------    -----------    ------------    -----------       -----------    ------------

Operating expenses
Selling expenses                            37,159        318,065            --             --             355,224          42,920
Stock-based compensation                      --             --        14,018,140    (14,018,140) (D)         --              --
General and administrative                 166,176      2,848,725         997,898       (997,898) (D)    3,014,901         364,272
-----------------------------------    -----------    -----------    ------------    -----------       -----------    ------------
Total operating expenses                   203,335      3,166,790      15,016,038    (15,016,038)        3,370,125         407,192
-----------------------------------    -----------    -----------    ------------    -----------       -----------    ------------

Income (loss) from operations            1,183,280     13,233,168     (15,016,038)    15,738,682        15,139,092       1,829,166
-----------------------------------    -----------    -----------    ------------    -----------       -----------    ------------

Non-operating income (expense)
Interest income                               --            3,278            --             --               3,278             396
Interest expense                          (239,147)      (593,533)           --         (700,000) (E)   (1,532,680)       (185,185)
Other income                                  --        1,786,412            --             --           1,786,412         215,841
-----------------------------------    -----------    -----------    ------------    -----------       -----------    ------------
Non-operating income (expense)            (239,147)     1,196,157            --         (700,000)          257,010          31,052
-----------------------------------    -----------    -----------    ------------    -----------       -----------    ------------

Income before taxes                        944,133     14,429,325     (15,016,038)    15,038,682        15,396,102       1,860,218
Income tax expense                         (78,799)      (774,327)           --          (54,198) (H)     (907,324)       (109,627)
-----------------------------------    -----------    -----------    ------------    -----------       -----------    ------------

Net income (loss)                      Y   865,334    Y13,654,998    Y(15,016,038)   Y14,984,484       Y14,488,778    $  1,750,591
===================================    ===========    ===========    ============    ===========       ===========    ============

Basic and diluted earnings per share                                                                   Y      0.42    $       0.05
==================================================================================================================    ============

Weighted-average common shares
  outstanding                                                                                           34,723,056      34,723,056
------------------------------------------------------------------------------------------------------------------    ------------
















See the accompanying notes to unaudited pro forma condensed consolidated financial information.


                      TS ELECTRONICS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004


                                                       Hainan           TS          Pro Forma
                                          Onny         Helpson      Electronics    Adjustments               Pro Forma
                                       -----------   -----------    -----------    -----------       --------------------------
                                                        Chinese Yuan (Renminbi)                                     U.S. Dollars
----------------------------------------------------------------------------------------------------------------    ------------
Revenues                               Y      --     Y64,059,750    Y   132,076    Y  (132,076) (D)  Y64,059,750    $  7,739,957
Cost of revenues                                      38,200,114        148,778       (148,778) (D)
                                              --                                    (1,445,288) (G)   36,754,826       4,440,866
-----------------------------------    -----------   -----------    -----------    -----------       -----------    ------------

Gross profit                                  --      25,859,636        (16,702)        16,702        27,304,924       3,299,091
-----------------------------------    -----------   -----------    -----------    -----------       -----------    ------------

Operating expenses
Selling expenses                              --         661,333           --             --             661,333          79,905
General and administrative                    --       2,954,655        484,523       (484,523)        2,954,655         356,993
-----------------------------------    -----------   -----------    -----------    -----------       -----------    ------------
Total operating expenses                      --       3,615,988        484,523       (484,523)        3,615,988         436,898
-----------------------------------    -----------   -----------    -----------    -----------       -----------    ------------

Income from operations                        --      22,243,648       (501,225)       501,225        23,688,936       2,862,193
-----------------------------------    -----------   -----------    -----------    -----------       -----------    ------------

Non-operating income (expense)
Interest income                               --          14,506           --             --              14,506           1,753
Interest expense                              --      (1,340,709)          --         (700,000) (E)   (2,040,709)       (246,567)
Other income (expense)                        --          57,262         20,691        (20,691) (D)       57,262           6,919
-----------------------------------    -----------   -----------    -----------    -----------       -----------    ------------
Non-operating expense                         --      (1,268,941)        20,691       (720,691)       (1,968,941)       (237,895)
-----------------------------------    -----------   -----------    -----------    -----------       -----------    ------------
Income before taxes                           --      20,974,707       (480,534)      (219,466)       21,719,995       2,624,298
Income tax expense                            --      (1,629,881)          --            1,253  (H)   (1,628,628)       (196,777)
-----------------------------------    -----------   -----------    -----------    -----------       -----------    ------------

Net income                             Y      --     Y19,344,826    Y  (480,534)   Y  (218,213)      Y20,091,367    $  2,427,521
====================================   ===========   ===========    ===========    ===========       ===========    ============

Basic and diluted earnings per share                                                                 Y      0.58    $       0.07
================================================================================================================    ============

Weighted-average common shares
  outstanding                                                                                         34,723,056      34,723,056
----------------------------------------------------------------------------------------------------------------    ------------

















See the accompanying notes to unaudited pro forma condensed consolidated financial information.

                      TS ELECTRONICS, INC. AND SUBSIDIARIES
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


A To reflect the effective stock split of the Onny Investment Limited common shares on an 851-for-1 basis, which resulted in the 100 common shares outstanding becoming 85,112 common shares.

B Issuance of 25,193,273 shares (29,600 pre-split shares) of common stock to the Onny shareholder in exchange for Y28,437,495 in cash, or Y1.13 per share.

C Issuance of 6,944,611 shares (10,000 pre-split shares) of common stock upon conversion of 10,000 shares of preferred stock issued for Y35,692,406 in cash, net of Y5,690,094 offering costs and estimated registration costs.

D Acquisition of TS Electronics, Inc. in exchange for the 2,500,060 shares of common stock that remained outstanding. The common shares were valued at the fair value of the liabilities assumed, or Y(37,021). Elimination of prior operations and the accumulated deficit of TS Electronics, Inc. upon acquisition.

E Amortization of the discount on the notes payable to former Hainan Helpson shareholders. The amortization of the discount is not expected to be a recurring expense to the Company.

F Payment to the principal amount of the notes payable to the former Hainan Helpson shareholders from the purchase of Hainan Helpson.

G Decrease in depreciation expense from the property and equipment acquired and decrease in amortization expense from the intangible assets acquired in the Hainan Helpson acquisition.

H To adjust income taxes for the effects of the pro forma adjustments to the statements of operations. Also to increase in income tax expense related to the non-deductible amortization expense from the discount on the short-term notes payable. The expense is not deductible against the income earned in The People's Republic of China.

                    [LETTERHEAD OF HANSEN, BARNETT & MAXWELL]


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and the Shareholder
Onny Investment Limited

We have audited the accompanying balance sheet of Onny Investment Limited, a development stage enterprise, as of May 31, 2005, and the related statement of operations, stockholder's equity, and cash flows for the period January 12, 2005 (date of inception) through May 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Onny Investment Limited as of May 31, 2005, and the results of its operations and its cash flows for the period from January 12, 2005 (Date of Inception) through May 31, 2005, in conformity with accounting principles generally accepted in the United States of America.


                                                       HANSEN, BARNETT & MAXWELL
Salt Lake City, Utah
August 1, 2005, except for Note 12,
  As to which the date is August 19, 2005


                     ONNY INVESTMENT LIMITED AND SUBSIDIARY
                                 BALANCE SHEETS

                                                                  Chinese Yuan (Renminbi)      U.S. Dollars
                                                                 -------------------------     -----------
                                                                   May 31,       June 30,        June 30,
                                                                    2005          2005            2005
----------------------------------------------------------------------------   ----------------------------
                                                                              (Consolidated   (Consolidated
                                                                              and Unaudited)  and Unaudited)
ASSETS
Current assets
Cash and cash equivalents                                        Y         8   Y    329,945     $    39,865
Trade accounts receivables, net of 10,213,471 allowance for
doubtful accounts                                                       --       39,705,780       4,797,412
Other non-trade receivables, net of 910,800 allowance for
doubtful accounts                                                       --        7,525,344         909,242
Advances to suppliers                                                   --        3,002,951         362,829
Inventory                                                               --       31,607,129       3,818,900
Accounts receivable - related parties                                   --          557,549          67,365
Deferred tax assets                                                     --          323,117          39,040
--------------------------------------------------------------   -----------   ------------     -----------
 Total current assets                                                      8     83,051,815      10,034,653
--------------------------------------------------------------   -----------   ------------     -----------
Non-current assets
Property and equipment, net                                             --       20,776,981       2,510,358
Intangible assets, net                                                  --          575,409          69,523
Total non-current assets                                                --       21,352,390       2,579,881
--------------------------------------------------------------   -----------   ------------     -----------
Total assets                                                     Y         8   Y104,404,205     $12,614,534
==============================================================   ===========   ============     ===========

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
Trade accounts payable                                            Y     --     Y  6,796,222     $   821,146
Accrued expenses                                                        --          111,694          13,495
Taxes payable                                                           --        1,487,845         179,767
Other accounts payable                                                  --        5,007,371         605,011
Advances from customers                                                 --        3,048,780         368,366
Purchase obligation to former Hainan Helpson shareholders               --       35,220,637       4,255,499
Short-term notes payable to former Hainan Helpson shareholders          --       27,406,522       3,311,366
Accounts payable - related party                                        --        1,209,792         146,172
Current portion of long-term note payable                               --       23,000,000       2,778,952
--------------------------------------------------------------   -----------   ------------     -----------
Total current liabilities                                               --      103,288,863      12,479,744
--------------------------------------------------------------   -----------   ------------     -----------
Long-term liabilities
Research and development commitment                                     --          250,000          30,206
--------------------------------------------------------------   -----------   ------------     -----------
Total long-term liabilities                                             --          250,000          30,206
--------------------------------------------------------------   -----------   ------------     -----------
Shareholder's equity
Preferred shares, 825 par value; 100 shares authorized;
no shares outstanding                                                   --             --              --
Common shares, 0.08 par value; 4,000,000 shares authorized;
100 shares outstanding                                                     8              8               1
Additional paid-in capital                                              --             --              --
Retained earnings                                                       --          865,334         104,553
Total shareholder's equity                                                 8        865,342         104,554
--------------------------------------------------------------   -----------   ------------     -----------
Total liabilities and shareholder's equity                       Y         8   Y104,404,205     $12,614,534
==============================================================   ===========   ============     ===========







               See accompanying notes to the financial statements.


                     ONNY INVESTMENT LIMITED AND SUBSIDIARY
                            STATEMENTS OF OPERATIONS

                                                          Chinese Yuan (Renminbi)           U.S. Dollars
                                                  ------------------------------------    ----------------
                                                   From January 12,   From January 12,    From January 12,
                                                     2005 (Date of      2005 (Date of       2005 (Date of
                                                      Inception)         Inception)          Inception)
                                                       through            through             through
                                                     May 31, 2005       June 30, 2005       June 30, 2005
--------------------------------------------------------------------------------------    ----------------
                                                                       (Consolidated       (Consolidated
                                                                       and Unaudited)      and Unaudited)

Revenues                                           Y           --     Y      4,076,425    $        492,530
Cost of revenues                                               --            2,689,810             324,994
--------------------------------------------------------------------------------------    ----------------

Gross profit                                                   --            1,386,615             167,536
--------------------------------------------------------------------------------------    ----------------

Operating expenses
Selling expenses                                               --               37,159               4,490
General and administrative                                     --              166,176              20,078
--------------------------------------------------------------------------------------    ----------------
Total operating expenses                                       --              203,335              24,568
--------------------------------------------------------------------------------------    ----------------

Income from operations                                         --            1,183,280             142,968
--------------------------------------------------------------------------------------    ----------------

Non-operating income (expense)
Interest expense                                               --             (239,147)            (28,895)
--------------------------------------------------------------------------------------    ----------------
Non-operating expense                                          --             (239,147)            (28,895)
--------------------------------------------------------------------------------------    ----------------

Income before taxes                                            --              944,133             114,073
Income tax expense                                             --              (78,799)             (9,521)
--------------------------------------------------------------------------------------    ----------------

Net income                                         Y           --     Y        865,334    $        104,552
======================================================================================    ================

Basic earnings per common share                    Y           --     Y          8,653    $          1,046
======================================================================================    ================

Basic weighted-average common shares outstanding                100                100                 100
======================================================================================    ================

                     ONNY INVESTMENT LIMITED AND SUBSIDIARY
                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                                                               Chinese Yuan (Renminbi)
                                                           -------------------------------------------------------------
                                                                   Common Stock                                Total
                                                           -----------------------------      Retained     Stockholder's
                                                               Shares          Amount         Earnings        Equity
------------------------------------------------------------------------------------------------------------------------
Balance - January 12, 2005 (Date of Inception)                      --              --              --        Y     --
------------------------------------------------------------------------------------------------------------------------
Issuance of common stock                                             100       Y       8      Y     --                 8
------------------------------------------------------------------------------------------------------------------------
Balance - May 31, 2005                                               100               8            --                 8
------------------------------------------------------------------------------------------------------------------------
Net income (consolidated and unaudited)                             --              --           865,334         865,334
------------------------------------------------------------------------------------------------------------------------
Balance as of June 30, 2005 (consolidated and unaudited)             100       Y       8      Y  865,334      Y  865,342
========================================================================================================================





               See accompanying notes to the financial statements.


                     ONNY INVESTMENT LIMITED AND SUBSIDIARY
                            STATEMENTS OF CASH FLOWS




                                                         Chinese Yuan (Renminbi)            U.S. Dollars
                                                   -----------------------------------    ----------------
                                                   From January 12,   From January 12     From January 12,
                                                     2005 (Date of      2005 (Date of       2005 (Date of
                                                       Inception)         Inception)          Inception)
                                                        through            through             through
                                                     May 31, 2005       June 30, 2005       June 30, 2005
--------------------------------------------------------------------------------------    ----------------
                                                                        (Consolidated       (Consolidated
                                                                        and Unaudited)      and Unaudited)
Cash flows from operating activities:
Net income                                         Y           --     Y        865,334    $        104,552
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization                                  --               60,330               7,289
Loss on disposal of property and equipment                     --              164,983              19,934
Accretion of discount on notes payable                         --              106,522              12,870
Change in assets and liabilities:
Trade accounts receivable                                      --           (3,912,269)           (472,696)
Other receivables                                              --           (3,757,319)           (453,974)
Advances to suppliers                                          --            6,685,631             807,785
Inventories                                                    --           (4,384,901)           (529,801)
Accounts payable                                               --            4,444,256             536,973
Accrued expenses                                               --               77,703               9,389
Taxes payable                                                  --             (178,334)            (21,547)
Other accounts payable                                         --           (1,766,233)           (213,403)
Advances from customers                                        --              793,734              95,902
--------------------------------------------------------------------------------------    ----------------
Net cash used in operating activities                          --             (800,563)            (96,727)
--------------------------------------------------------------------------------------    ----------------

Cash flows from investing activities:
Purchases of property and equipment                            --              (29,503)             (3,565)
Net cash received in purchase of Hainan                        --            1,068,275             129,073
Proceed from note receivable                                   --               91,728              11,083
--------------------------------------------------------------------------------------    ----------------
Net cash provided by investing activities                      --            1,130,500             136,591
--------------------------------------------------------------------------------------    ----------------

Cash flows from financing activities:
Proceeds from issuance of common stock                            8                  8                   1
--------------------------------------------------------------------------------------    ----------------
                                                                  8                  8                   1
--------------------------------------------------------------------------------------    ----------------

Net increase in cash                                           --              329,945              39,865
Cash and cash equivalents at beginning of period               --                 --                  --
--------------------------------------------------------------------------------------    ----------------

Cash and cash equivalents at end of period         Y              8   Y        329,945    $         39,865
======================================================================================    ================





               See accompanying notes to the financial statements.

                     ONNY INVESTMENT LIMITED AND SUBSIDIARY
                          Notes to Financial Statements
                 (Information with Respect to June 30, 2005 and
                  for the Period from January 12, 2005 (Date of
                 Inception) through June 30, 2005 is Unaudited)
               (Information in United States Dollars is Unaudited)



NOTE 1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization - Onny Investment Limited ("Onny") was incorporated in the British Virgin Islands on January 12, 2005. Through June 15, 2005, Onny was a development stage enterprise with no development stage activities except for the acquisition of Hainan Helpson, as discussed below. Upon the acquisition of Hainan Helpson and its operations, Onny emerged from the development stage.

On April 12, 2005, Onny issued 100 shares of common stock to Tusi Hueng Mei ("Ms. Mei") in exchange for Y8 in cash. Ms. Mei also elected herself as Onny's sole director.

On June 16, 2005, the Company acquired all the outstanding shares of Hainan Helpson Medical Biotechnology Co., Ltd (Hainan). See Note 2.

Hainan, formerly Hainan Fulin International Biomedical Industrial Co., Ltd., was incorporated as a privately foreign and Chinese held joint venture between Haikou Biomedical Engineering Co., Ltd. and Fordisland Development, Ltd. in Hainan Province, People's Republic of China (PRC), on February 25, 1993. Fordisland Development held a 30% interest in the Company and Haikou Biomedical Engineering held a 70% interest in the Company. In July 1999, the Company changed its name to Hainan Helpson Medicine & Biotechnique Co., Ltd.

In October 2001, Fordisland Development transferred its 30% interest in the Company to Hainan Kaidi Technique Co. Ltd. and the Company changed its organization status to a wholly Chinese owned enterprise.

Nature of Operations - Hainan manufactures and markets several Western and Chinese medicines sold mainly to hospitals and private sellers in PRC, through its marketing department in Hainan Province and from nine sales representative offices in other provinces and cities. Hainan's other operating activities include biochemical products, health products, and cosmetics.

Basis of Presentation and Translating Financial Statements - The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Yuan (Renminbi) and the accompanying financial statements have been expressed in Chinese Yuan. The financial statements as of and for the period ended June 30, 2005 have been translated into United States dollars solely for the convenience of the reader and are unaudited. Solely for this purpose, the financial statements have been translated into U.S. dollars at the rate of Y8.2765 = US $1.00, the approximate exchange rate prevailing on June 30, 2005. The translated United States dollar amounts should not be construed as representing Chinese Yuan amounts or that the Yuan amounts have been or could be converted into United States dollars.

Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Consolidation - The accompanying consolidated financial statements include the accounts of ONNY Investment Limited and its wholly owned subsidiary, Hainan Helpson Medical Biotechnology Co., Ltd from the date of acquisition on June 16, 2005. All significant inter-company balances and transactions have been eliminated in consolidation.

                     ONNY INVESTMENT LIMITED AND SUBSIDIARY
                          Notes to Financial Statements
                 (Information with Respect to June 30, 2005 and
                  for the Period from January 12, 2005 (Date of
                 Inception) through June 30, 2005 is Unaudited)
               (Information in United States Dollars is Unaudited)


Fair Values of Financial Instruments --Based on the borrowing rates currently available to the Company for bank loans with similar terms and average maturities, the carrying amounts of notes payable approximate fair value because of either the immediate or short-term maturity of these financial instruments or because the underlying instruments are at interest rates which approximate current market rates.

Cash and cash equivalents - Cash and cash equivalents include interest bearing and non-interest bearing bank deposits, money market accounts, and short-term certificates of deposit with original maturities of three months or less.

Trade receivables and allowance for doubtful accounts - Trade receivables are carried at original invoiced amounts less an allowance for doubtful accounts.

The Company presents trade receivables net of allowances for doubtful accounts, to ensure trade receivables are not overstated due to uncollectibility. The allowances are calculated based on detailed review of certain individual customer accounts and an estimation of the overall economic conditions affecting the Company's customer base. The Company reviews a customer's credit history before extending credit. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Provision is made against accounts receivable to the extent they are considered unlikely to be collected. It is common practice in China for receivables to extend beyond one year. Included in trade receivables is approximately Y1,780,000 that occurred more than one year from June 30, 2005, but is estimated to still be collectable.

Inventory - Inventories are stated at weighted average costing. The method of determining inventory costs is used consistently from year to year. Allowance for inventory obsolescence is provided in situation when its market values are lower than its costs at the year end valuation.

Valuation of Long-lived Assets - The carrying values of the Company's long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that they may not be recoverable. When such an event occurs, the Company would project undiscounted cash flows to be generated from the use of the asset and its eventual disposition over the remaining life of the asset. If projections were to indicate that the carrying value of the long-lived asset will not be recovered, the carrying value is reduced by the estimated excess of the carrying value over the projected discounted cash flows.

Property and Equipment - Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred and major improvements are capitalized. Gains or losses on sales or retirements are included in the statements of operations in the period of disposition, determined by reference to their carrying amounts.

Intangible Assets - Acquisition costs on patents, trademarks, licenses, techniques, formulas and other intangibles are capitalized and amortized using the straight-line method over their useful lives. For those intangible assets, such as patents, with legal protection over a period, their useful life is the protected period. Others that do not have legal protection periods, are amortized generally over 5 to 10 years. The Company does not capitalize internally generated intangible assets.

                     ONNY INVESTMENT LIMITED AND SUBSIDIARY
                          Notes to Financial Statements
                 (Information with Respect to June 30, 2005 and
                  for the Period from January 12, 2005 (Date of
                 Inception) through June 30, 2005 is Unaudited)
               (Information in United States Dollars is Unaudited)



Intangible assets are techniques for medicines. Amortization on intangible assets was 8,750 for the period ended June 30, 2005.

Advances to suppliers/ advances from customers - The Company, as is the common practice in the PRC, will often pay advanced payments to suppliers for materials and receive from customers advances for finished products. As of June 30, 2005, the advances to suppliers were Y3,002,951 and the advances from customers were Y3,048,780, respectively.

Revenue Recognition - The Company recognizes revenue when it is realized and earned. The Company considers revenue realized or realizable and earned when (1) it has persuasive evidence of an arrangement, (2) delivery has occurred, (3) the sales price is fixed or determinable, and (4) collectability is reasonably assured. Delivery does not occur until products have been shipped to the client, risk of loss has transferred to the client and client acceptance has been obtained, client acceptance provisions have lapsed, or the Company has objective evidence that the criteria specified in client acceptance provisions have been satisfied. The sales price is not considered to be fixed or determinable until all contingencies related to the sale have been resolved.

Cost of Revenues - Cost of revenues include wages, materials, handling charges, and other expenses associated with the manufacture and delivery of product.

Research and Development - Research and development expenditures are recorded as expenses in the period in which they occur.

Retirement benefit plans - The Company contributes to various employee retirement benefit plans organized by provincial governments under which it is required to make monthly contributions to these plans at rates prescribed by the related provincial governments. The provincial governments undertake to assume the retirement benefit obligations of all existing and future retired employees of the Company. Contributions to these plans are charged to expense as incurred.

Advertising Costs - Advertising costs are expensed when incurred.

Basict Earnings per Common Share - Basic earnings per common share is computed by dividing net income by the weighted-average number of common shares outstanding.

Credit risk - The carrying amounts of accounts receivable included in the balance sheets represent the Company's exposure to credit risk in relation to its financial assets. No other financial assets carry a significant exposure to credit risk.

The Company performs ongoing credit evaluations of each customer's financial condition. It maintains allowances for doubtful accounts and such allowances in the aggregate have not exceeded management's estimations.

Interest rate risk - The Company is exposed to the risk arising from changing interest rates, which may affect the ability of repayment of existing debts and viability of securing future debt instruments within the PRC.

                     ONNY INVESTMENT LIMITED AND SUBSIDIARY
                          Notes to Financial Statements
                 (Information with Respect to June 30, 2005 and
                  for the Period from January 12, 2005 (Date of
                 Inception) through June 30, 2005 is Unaudited)
               (Information in United States Dollars is Unaudited)


Recently Enacted Accounting Standards - In November 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 151, Inventory Costs--An Amendment of ARB No. 43, Chapter 4 ("SFAS 151"). SFAS 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Among other provisions, the new rule requires that items such as idle facility expense, excessive spoilage, double freight, and re-handling costs be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal" as stated in ARB No. 43. Additionally, SFAS 151 requires that the allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. SFAS 151 is effective for fiscal years beginning after June 15, 2005 and is required to be adopted by the Company beginning on January 1, 2006.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment ("SFAS 123R"), which revises SFAS No. 123, Accounting for Stock-Based Compensation. SFAS 123R also supersedes APB 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. In general, the accounting required by SFAS 123R is similar to that of SFAS No. 123. However, SFAS No. 123 gave companies a choice to either recognize the fair value of stock options in their income statements or disclose the pro forma income statement effect of the fair value of stock options in the notes to the financial statements. SFAS 123R eliminates that choice and requires the fair value of all share-based payments to employees, including the fair value of grants of employee stock options, be recognized in the income statement, generally over the option vesting period. SFAS 123R must be adopted no later than July 1, 2005. Early adoption is permitted.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets--An Amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("SFAS 153"). SFAS 153 eliminates the exception from fair value measurement for non-monetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting for Non-monetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a non-monetary exchange have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

The adoption of these pronouncements is not expected to have a material effect on the Company's financial position or results of operations.

NOTE 2.  ACQUISITION

On May 25, 2005, the Company entered into an agreement with the shareholders of Hainan Helpson Medical Biotechnology Co., Ltd ("Hainan"), a privately held
Chinese joint venture, in which the Company agreed to acquire and the shareholders of Hainan agreed to sell all of the outstanding common shares of Hainan to the Company in exchange for the assumption of obligations to make cash payments to the Hainan shareholders in the form of common stock dividends from Hainan of Y34,076,800, the assumption of Y38,115,843 of other liabilities and the issuance of non-interest bearing promissory notes totaling Y28,000,000 payable three months after Hainan obtains a business license in the People's Republic of China as a wholly foreign owned entity. Hainan obtained such license on June 16, 2005 and the shares of Hainan were transferred to the Company on that date. June 16, 2005 was recognized as the date of the acquisition. The promissory notes are due September 16, 2005.

Hainan manufactures and markets several Western and Chinese medicines sold mainly to hospitals and private sellers in the Peoples Republic of China,

                     ONNY INVESTMENT LIMITED AND SUBSIDIARY
                          Notes to Financial Statements
                 (Information with Respect to June 30, 2005 and
                  for the Period from January 12, 2005 (Date of
                 Inception) through June 30, 2005 is Unaudited)
               (Information in United States Dollars is Unaudited)



through its marketing department in Hainan Province and from nine sales representative offices in other provinces and cities. Hainan's other operating activities include biochemical products, health products, and cosmetics.

Since Hainan is an operating company and control of Hainan changed upon the closing of the acquisition agreement, the Company is the accounting acquirer and has recognized the acquisition of Hainan as a business combination in accordance with Statements of Financial Accounting Standards No. 141, Business Combinations. On April 25, 2005, Hainan declared a dividend to the selling shareholders of Y34,076,800, which equaled Hainan's retained earnings at March 31, 2005 less deferred income tax assets of Y713,565 that are not considered part of distributable profits under Chinese law. The fair value of the net assets of Hainan was determined by appraisal and exceeded the cost of the net assets acquired. That excess was allocated as a pro rata reduction of the amounts that otherwise would have been assigned to the non-current assets acquired.

At June 16, 2005, the purchase price was allocated to the assets acquired and liabilities assumed as follows:

Current assets                                                    Y   78,513,015
Property and equipment                                                20,964,041
Intangible assets                                                        584,158
--------------------------------------------------------------------------------
Total assets acquired                                                100,061,214
--------------------------------------------------------------------------------

Current liabilities                                                   72,511,214
Long-term liabilities                                                    250,000
--------------------------------------------------------------------------------
Total liabilities assumed                                             72,761,214
--------------------------------------------------------------------------------
Net assets acquired                                               Y   27,300,000
================================================================================


Intangible assets consist of registered patents, trademarks, licenses, techniques and formulas related to several Western and Chinese medicines, biochemical products, health products, and cosmetics. These intangible assets have a weighted-average useful life of approximately 5 years.

The following unaudited pro forma information is presented to reflect the operations of the Company and Hainan on a combined basis as if the acquisition of Hainan had been completed as of January 1, 2004 and 2005, respectively. The unaudited pro forma information is only illustrative of the effects of the acquisition and does not necessarily reflect the results of operations that would have resulted had the acquisition actually occurred on those dates.

                                                     For the Year    For the Six
                                                        Ended       Months Ended
                                                     December 31,     June 30,
                                                         2004           2005
--------------------------------------------------------------------------------
                                                      (unaudited)    (unaudited)

Revenue                                              Y 64,059,750   Y 48,143,470
Net income                                             20,677,805     14,620,077
Basic earnings per common share                           206,778        146,201
================================================================================

Pro forma net income for the year ended December 31, 2004 and for the six months ended June 30, 2005 include nonrecurring interest expense of Y700,000 resulting

                     ONNY INVESTMENT LIMITED AND SUBSIDIARY
                          Notes to Financial Statements
                 (Information with Respect to June 30, 2005 and
                  for the Period from January 12, 2005 (Date of
                 Inception) through June 30, 2005 is Unaudited)
               (Information in United States Dollars is Unaudited)


from the amortization of the discount on the Y28,000,000 promissory notes payable to the former Hainan shareholders, which discount was computed based upon an imputed interest rate of 10% per annum.

NOTE 3.  INVENTORY

Inventory consisted of the following at June 30, 2005:

-------------------------------------------------------------------------------
Raw materials                                                      Y 23,243,540
Work in progress                                                      3,804,086
Finished goods                                                        4,574,212
Provision for obsolescence                                              (14,709)
-------------------------------------------------------------------------------
Total Inventory                                                    Y 31,607,129
===============================================================================


NOTE 4.  PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

-------------------------------------------------------------------------------
Permit of land use                                                 Y  2,816,679
Building                                                              8,813,969
Plant, machinery and equipment                                        8,990,916
Motor vehicle                                                           115,405
Office equipment                                                         91,592
-------------------------------------------------------------------------------
Total                                                                20,828,561
Less: Accumulated depreciation                                          (51,580)
-------------------------------------------------------------------------------
Property, pland and equipment, net                                 Y 20,776,981
===============================================================================

Depreciation is computed on a straight-line basis over the estimated useful lives of the assets as follows:

Assets                                                                    Life
--------------------------------------------------------------------------------
Permit of land use                                                       40 - 70
Building                                                                 20 - 35
Plant, machinery and equipment                                              10
Motor vehicle                                                             5 - 10
Office equipment                                                            5
--------------------------------------------------------------------------------


Depreciation expense was Y51,580 ($6,232) for the period from January 12, 2005 through June 30, 2005.


NOTE 5.  INTANGIBLE ASSETS

Intangible assets represent the costs on patents, trademarks, licenses, techniques and formulas. Intangible assets have a weighted-average useful life of approximately 5 years. One intangible asset, valued at Y414,792 has an indefinite life and is not being amortized. The estimated aggregate amortization expense for the remainder of the period ending December 31, 2005 and the succeeding four years is as follows:

                     ONNY INVESTMENT LIMITED AND SUBSIDIARY
                          Notes to Financial Statements
                 (Information with Respect to June 30, 2005 and
                  for the Period from January 12, 2005 (Date of
                 Inception) through June 30, 2005 is Unaudited)
               (Information in United States Dollars is Unaudited)



--------------------------------------------------------------------------------
2005                                                                 Y    24,281
2006                                                                      41,936
2007                                                                      41,936
2008                                                                      27,826
2009                                                                      24,638
--------------------------------------------------------------------------------

NOTE 6. INCOME TAXES

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and any tax credit carry forwards available. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The provision for income taxes consisted only of current taxes payable of Y78,799. The Company is not subject to any income taxes in the United States. Income tax expense differed from the amounts computed by applying the enterprise income tax rate of 7.5% to pretax income as a result of the following:



Tax at statutory rate (7.5%)                                         Y    70,810
Nondeductible expenses                                                     7,989
--------------------------------------------------------------------------------
Provision for income taxes                                           Y    78,799
================================================================================


At June 30, 2005, net deferred tax assets consisted of the following:


Allowances for doubtful accounts receivable                          Y   834,320
Property and equipment                                                 1,448,437
Intangible assets                                                         40,360
--------------------------------------------------------------------------------
Total deferred tax assets                                              2,323,117
Less: Valuation allowance                                              2,000,000
--------------------------------------------------------------------------------
Net deferred tax assets                                              Y   323,117
================================================================================

The Company has also incurred various other taxes, primarily comprised of business tax, value-added tax, urban construction tax, education surcharges and etc. Any unpaid amounts are reflected on the balance sheets as other taxes payable.

NOTE 7.  NOTES PAYABLE

Notes payable consisted of the following at June 30, 2005:


                     ONNY INVESTMENT LIMITED AND SUBSIDIARY
                          Notes to Financial Statements
                 (Information with Respect to June 30, 2005 and
                  for the Period from January 12, 2005 (Date of
                 Inception) through June 30, 2005 is Unaudited)
               (Information in United States Dollars is Unaudited)



-------------------------------------------------------------------------------------
Note payable to a bank, bearing interest at 6.6%, secured by equipment,
  building and land use rights, due in August 2005                       Y 15,000,000
Note payable to a bank, bearing interest at 6.6%, secured by equipment,
  building and land use rights, due in March 2006                           8,000,000
Note payable to former Hainan Helpson shareholders, noninterest bearing, secured by the capital stock of Hainan Helpson, due
  September 16, 2005, net of 593,478 unamortized discount,
  discount is based on imputed interest rate of 10%                        27,406,522
-------------------------------------------------------------------------------------
Total notes payable                                                        50,406,522
Less: Current portion                                                     (50,406,522)
-------------------------------------------------------------------------------------
Long-term notes payable                                                  Y       --
=====================================================================================


Annual maturities of notes payable for the remainder of the period ending December 31, 2005 and thereafter are as follows:

--------------------------------------------------------------------------------
2005                                                                Y 43,000,000
2006                                                                   8,000,000
================================================================================

NOTE 8. STOCKHOLDERS' EQUITY

On July 6, 2005, the shareholder amended the Company's articles of incorporation increasing the number of authorized common shares to 4,000,000, reducing the par value of the common shares to 0.08 per share and authorizing 100 preferred shares with a par value of Y825 each. The accompanying financial statements have been restated to reflect the effects of this stock split.

In the event of declared dividends, the preferred shareholders, if any, shall receive dividends prior to common shareholders at a rate of Y0.64 per annum for each preferred share. Following the payment of preferred dividends, the preferred shareholders shall participate equally with common shareholders. Preferred dividends are non-cumulative. The preferred shares are convertible into common shares on a one-for-one basis any time after the date of issuance, at the option of the holder.

NOTE 9.  RELATED-PARTY TRANSACTIONS

Significant balances receivable from related parties at June 30, 2005 include Y557,409 receivable from Chongquing Chencial Medical Holding Group, Ltd., a shareholder, and Y1,209,792 receivable from Haikou Biomedical Engineering Co., Ltd., a shareholder.

NOTE 10.  COMMITMENTS AND CONTINGENCIES

The Company incurred rental expense, of Y1,818 for the period ended June 30, 2005.

Economic environment - Significantly all of the Company's operations are conducted in the PRC, the Company is subject to special considerations and significant risks not typically associated with companies operating in the United States of America. These risks include, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social

                     ONNY INVESTMENT LIMITED AND SUBSIDIARY
                          Notes to Financial Statements
                 (Information with Respect to June 30, 2005 and
                  for the Period from January 12, 2005 (Date of
                 Inception) through June 30, 2005 is Unaudited)
               (Information in United States Dollars is Unaudited)





conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

In addition, all of the Company's revenue is denominated in the PRC's currency of Renminbi ("RMB"), which must be converted into other currencies before remittance out of the PRC. Both the conversion of RMB into foreign currencies and the remittance of foreign currencies abroad require approval of the PRC government.

NOTE 11.  CONCENTRATIONS

For the period ended June 30, 2005, the company had sales to two major customers that accounted for 45% of total sales.

NOTE 12 - SUBSEQUENT EVENTS

On August 16, 2005, the Onny shareholder made a capital investment in Onny of Y28,437,495 in cash in exchange for the issuance of 29,600 additional common shares. On August 18, 2005, the articles of incorporation of Onny were amended to increase the authorized number of common shares to 40,000 shares, Y827.65 (US$100) par value, and the authorized number of shares of preferred stock to 10,000 shares, Y827.65 (US$100) par value. On October 19, 2005, Onny issued 10,000 preferred shares in exchange for Y35,692,406 in cash, net of offering costs and estimated registration costs, and on that same date, those preferred shares were converted into 10,000 Onny common shares, and principal payments of Y28,000,000 were made on the promissory notes to the former Hainan shareholders.

Also on October 19, 2005, Onny was reorganized as a wholly-owned subsidiary of TS Electronics, Inc. The reorganization was accomplished by the original Onny common shareholder exchanging her 29,700 Onny common shares for 20,555,329 common share of TS Electronics, Inc. and for the commitment by TS Electronics, Inc. to issue the original Onny common shareholder 4,723,056 common shares following an amendment of the TS Electronics, Inc. articles of incorporation increasing the number of common shares authorized to 100,000,000 shares. In addition, the prior Onny preferred shareholders exchanged their 10,000 Onny common shares for 6,944,611 common shares of TS Electronics, Inc.

                    [LETTERHEAD OF HANSEN, BARNETT & MAXWELL]


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and the Shareholders
Hainan Helpson Medicine & Biotechnique Co., Ltd.


We have audited the accompanying balance sheets of Hainan Helpson Medicine & Biotechnique Co., Ltd. as of December 31, 2003 and 2004, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hainan Helpson Medicine & Biotechnique Co., Ltd. as of December 31, 2003 and 2004, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                                                       HANSEN, BARNETT & MAXWELL
Salt Lake City, Utah
June 4, 2005

                HAINAN HELPSON MEDICINE & BIOTECHNIQUE Co., Ltd.
                                 BALANCE SHEETS
                                                                   Chinese Yuan (Renminbi)                 U.S. Dollars
                                                          ---------------------------------------   --------------------------
                                                                 December 31,          March 31,    December 31,   March 31,
                                                          -------------------------   -----------   ------------   -----------
                                                              2003          2004           2005           2004           2005
---------------------------------------------------------------------   ------------   ------------   ------------   -----------
ASSETS                                                                                  (unaudited)    (unaudited)   (unaudited)
Current assets
Cash and cash equivalents                                 Y 2,768,395   Y  5,027,342   Y    238,450   $    607,424   $    28,810
Trade accounts receivables, less allowance for doubtful
  accounts of 8,115,881, 8,611,547,  8,611,547 (unaudited)
  $1,040,482 (unaudited), and $1,040,482 (unaudited),
  respectively                                             10,425,289     19,948,709     25,047,836      2,410,282     3,026,380
Other non-trade receivables, less allowance for doubtful
  accounts of 707,119 , 910,800 , 910,800 (unaudited),
  $110,047 (unaudited), and $110,047 (unaudited),
  respectively                                              5,216,693      7,563,904      7,309,331        913,901       883,143
Advances to suppliers                                       7,814,575      6,616,135     15,668,789        799,388     1,893,166
Notes receivable                                              619,317        170,000         30,000         20,540         3,625
Inventory, less provision for obsolescence
  of 14,709, 14,709, 14,709 (unaudited),
  $1,777 (unaudited), and $1,777 (unaudited),
  respectively                                             14,889,677     23,226,529     26,251,668      2,806,323     3,171,832
Accounts receivable - related parties                       1,875,000        532,603        532,603         64,351        64,351
---------------------------------------------------------------------   ------------   ------------   ------------   -----------
 Total current assets                                      43,608,946     63,085,222     75,078,677      7,622,209     9,071,307
---------------------------------------------------------------------   ------------   ------------   ------------   -----------
Non-current assets
Property and equipment, net of accumulated depreciation
  of 5,247,911 and 5,607,021, 6,306,908 (unaudited),
  $677,463 (unaudited), and $762,026 (unaudited),
  respectively                                             43,510,867     41,050,518     40,534,431      4,959,889     4,897,533
Intangible assets, net of accumulated amortization
  of 1,493,952and 1,871,579 1,942,829 (unaudited),
  $226,132 (unaudited), and $234,740 (unaudited),
  respectively                                              1,356,048      1,161,047      1,089,797        140,282       131,674
Deferred tax asset                                            654,817        713,565        713,565         86,216        86,216
---------------------------------------------------------------------   ------------   ------------   ------------   -----------
Total non-current assets                                   45,521,732     42,925,130     42,337,793      5,186,387     5,115,423
---------------------------------------------------------------------   ------------   ------------   ------------   -----------
Total assets                                              Y89,130,678   Y106,010,352   Y117,416,470   $ 12,808,596   $14,186,730
=====================================================================   ============   ============   ============   ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Trade accounts payable                                    Y 7,694,571   Y  2,237,476   Y  3,411,700   $    270,341   $   412,215
Accrued expenses                                               95,221         80,874          4,861          9,772           587
Taxes payable                                                 897,899      3,229,483      3,022,253        390,199       365,161
Other accounts payable                                      7,651,839      4,317,858      5,015,070        521,701       605,941
Advances from customers                                     2,357,672      2,140,307      3,087,397        258,600       373,032
Dividend payable                                              220,274      1,420,274      1,643,836        171,603       198,615
Accounts payable - related party                            1,080,240      1,106,292      1,209,792        133,667       146,172
Short-term notes payable                                    3,800,000           --             --             --            --
Current portion of long-term note payable                        --       15,000,000     15,000,000      1,812,360     1,812,360
---------------------------------------------------------------------   ------------   ------------   ------------   -----------
Total current liabilities                                  23,797,716     29,532,564     32,394,909      3,568,243     3,914,083
---------------------------------------------------------------------   ------------   ------------   ------------   -----------

Long-term liability
Long-term note payable                                     15,000,000      8,000,000      8,000,000        966,592       966,592
Research and development commitment                           250,000        250,000        250,000         30,206        30,206
Convertible mandatorily redeemable preferred stock,
  1.00 ($0.12)  par value; 5,000,000, 5,000,000 and 0
  shares authorized, issued and outstanding                10,000,000     10,000,000           --        1,208,240          --
---------------------------------------------------------------------   ------------   ------------   ------------   -----------
Total long-term liabilities                                25,250,000     18,250,000      8,250,000      2,205,038       996,798
---------------------------------------------------------------------   ------------   ------------   ------------   -----------
Total liabilities                                          49,047,716     47,782,564     40,644,909      5,773,281     4,910,881
---------------------------------------------------------------------   ------------   ------------   ------------   -----------
Shareholders' equity
Common shares, 1.00 ($0.12) par value; 23,000,000,
  23,000,000, 28,000,000 shares authorized, issued
  and  outstanding                                         23,000,000     23,000,000     28,000,000      2,778,952     3,383,073
Additional paid-in capital                                  3,164,000      3,164,000      8,164,000        382,287       986,407
Statutory reserves                                          2,924,284      5,817,196      5,817,196        702,857       702,857
Retained earnings                                          10,994,678     26,246,592     34,790,365      3,171,219     4,203,512
---------------------------------------------------------------------   ------------   ------------   ------------   -----------
Total shareholders' equity                                 40,082,962     58,227,788     76,771,561      7,035,315     9,275,849
---------------------------------------------------------------------   ------------   ------------   ------------   -----------
Total liabilities and shareholders' equity                Y89,130,678   Y106,010,352   Y117,416,470   $ 12,808,596   $14,186,730
=====================================================================   ============   ============   ============   ===========

               See accompanying notes to the financial statements.

                HAINAN HELPSON MEDICINE & BIOTECHNIQUE Co., Ltd.
                            STATEMENTS OF OPERATIONS


                                                              Chinese Yuan (Renminbi)                       U.S. Dollars
                                    ------------------------------------------------------------    ------------------------------
                                        For the years ended       For the three    For the period   For the year     For the three
                                            December 31,           months ended    from April 1         ended         months ended
                                    -----------    -----------      March 31,       to June 15,     December 31,        March 31,
                                        2003           2004            2005             2004            2005              2005
-----------------------------------------------    -----------    -------------    -------------    -------------    -------------
                                                                   (unaudited)      (unaudited)      (unaudited)      (unaudited)
Revenues                            Y31,149,004    Y64,059,750    Y  24,400,868    Y  19,666,177    $   7,739,957    $   2,948,211

Cost of revenues                     15,354,998     38,200,114       14,221,864       13,445,223        4,615,491        1,718,343
-----------------------------------------------    -----------    -------------    -------------    -------------    -------------

Gross profit                         15,794,006     25,859,636       10,179,004        6,220,954        3,124,466        1,229,868
-----------------------------------------------    -----------    -------------    -------------    -------------    -------------

Operating expenses
Selling expenses                        479,979        661,333          164,448          153,616           79,905           19,869
General and administrative            5,661,976      2,954,655          622,443        2,226,281          356,993           75,206
-----------------------------------------------    -----------    -------------    -------------    -------------    -------------
Total operating expenses              6,141,955      3,615,988          786,891        2,379,897          436,898           95,075
-----------------------------------------------    -----------    -------------    -------------    -------------    -------------

Income from operations                9,652,051     22,243,648        9,392,113        3,841,057        2,687,568        1,134,793
-----------------------------------------------    -----------    -------------    -------------    -------------    -------------

Non-operating income (expense)
Interest income                          18,879         14,506            2,139            1,139            1,753              258
Interest expense                       (634,336)    (1,340,709)        (332,577)        (260,956)        (161,990)         (40,183)
Other income (expense)                  304,688         57,262             (840)          (3,748)           6,919             (101)
-----------------------------------------------    -----------    -------------    -------------    -------------    -------------
Non-operating expense                  (310,769)    (1,268,941)        (331,278)        (263,565)        (153,318)         (40,026)
-----------------------------------------------    -----------    -------------    -------------    -------------    -------------

Income before taxes                   9,341,282     20,974,707        9,060,835        3,577,492        2,534,250        1,094,767
Income tax expense                     (566,919)    (1,629,881)        (293,500)       1,388,972         (196,929)         (35,462)
-----------------------------------------------    -----------    -------------    -------------    -------------    -------------

Net income                            8,774,363     19,344,826        8,767,335        4,966,464        2,337,321        1,059,305

Perferred stock dividends              (220,274)    (1,200,000)        (223,562)            --           (144,989)         (27,012)
-----------------------------------------------    -----------    -------------    -------------    -------------    -------------
Net income available
to common shareholders              Y 8,554,089    Y18,144,826    Y   8,543,773        4,966,464    $   2,192,332    $   1,032,293
===============================================    ===========    =============    =============    =============    =============

Earnings per common share
Basic                               Y      0.43    Y      0.84             0.36    $        0.18    $        0.10    $        0.04
Diluted                             Y      0.40    Y      0.65    Y        0.35    $        0.18    $        0.08    $        0.04
-----------------------------------------------    -----------    -------------    -------------    -------------    -------------



               See accompanying notes to the financial statements.


                HAINAN HELPSON MEDICINE & BIOTECHNIQUE Co., Ltd.
                       STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                  Chinese Yuan (Renminbi)
                                  ----------------------------------------------------------------------------------------
                                       Common Stock              Additional
                                  ---------------------------     Paid-in       Statutory       Retained
                                     Shares         Amount        Capital        Reserves       Earnings         Total
--------------------------------------------------------------------------------------------------------------------------
Balance as of December 31, 2002     20,000,000   Y 20,000,000   Y    164,000   Y  1,650,116   Y  3,714,757    Y 25,528,873

Issuance of common stock             3,000,000      3,000,000      3,000,000           --             --         6,000,000
Net income for the year                   --             --             --        1,274,168      7,500,195       8,774,363
Perferred stock dividend                  --             --             --             --         (220,274)       (220,274)
--------------------------------------------------------------------------------------------------------------------------
Balance as of December 31, 2003     23,000,000     23,000,000      3,164,000      2,924,284     10,994,678      40,082,962

Net income for the year                   --             --             --        2,892,912     16,451,914      19,344,826
Perferred stock dividend                  --             --             --             --       (1,200,000)     (1,200,000)
--------------------------------------------------------------------------------------------------------------------------
Balance as of December 31, 2004     23,000,000     23,000,000      3,164,000      5,817,196     26,246,592      58,227,788

Net income for the period                 --             --             --             --        8,767,335       8,767,335
Perferred stock dividend                  --             --             --             --         (223,562)       (223,562)
Conversion of preferred stock        5,000,000      5,000,000      5,000,000           --             --        10,000,000
--------------------------------------------------------------------------------------------------------------------------
Balance as of March 31, 2005        28,000,000   Y 28,000,000   Y  8,164,000   Y  5,817,196   Y 34,790,365    Y 76,771,561
==========================================================================================================================


                                                                       U.S. dollars
                                                                        (unaudited)
                                  ----------------------------------------------------------------------------------------
                                       Ordinary Stock            Additional
                                  ---------------------------     Paid-in        Statutory      Retained
                                     Shares         Amount        Capital        Reserves       Earnings          Total
                                  ------------   ------------   ------------   ------------   ------------    ------------

Balance as of December 31, 2003     23,000,000   $  2,778,952   $    382,287   $    353,324   $  1,328,421    $  4,842,984

Net profit for the year                   --             --             --          349,533      1,987,788       2,337,321
Dividends declared                        --             --             --             --         (144,990)       (144,990)
--------------------------------------------------------------------------------------------------------------------------
Balance as of December 31, 2004     23,000,000      2,778,952        382,287        702,857      3,171,219       7,035,315

Net profit for the period                 --             --             --             --        1,059,305       1,059,305
Dividends declared                        --             --             --             --          (27,012)        (27,012)
Conversion of preferred stock        5,000,000        604,121        604,120           --             --         1,208,241
--------------------------------------------------------------------------------------------------------------------------
Balance as of March 31, 2005        28,000,000   $  3,383,073   $    986,407   $    702,857   $  4,203,512    $  9,275,849
==========================================================================================================================





               See accompanying notes to the financial statements.


                HAINAN HELPSON MEDICINE & BIOTECHNIQUE Co., Ltd.
                            STATEMENTS OF CASH FLOWS

                                                                  Chinese Yuan (Renminbi)                    U.S. Dollars
                                                       -------------------------------------------    -----------------------------
                                                          For the years ended        For the three     For the year   For the three
                                                              December 31,            months ended        ended        months ended
                                                       --------------------------      March 31,      December 31,      March 31,
                                                          2003           2004             2005             2004            2005
------------------------------------------------------------------    -----------    -------------    -------------   -------------
                                                                                      (unaudited)      (unaudited)     (unaudited)

Cash flows from operating activities:
Net income                                             Y 8,774,363    Y19,344,826     Y  8,767,335    $   2,337,321   $   1,059,305
Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
   Depreciation and amortization                         1,574,554      3,008,229          771,137          363,466          93,172
Change in assets and liabilities:
  Trade accounts receivable                              2,506,986     (9,523,420)      (5,099,127)      (1,150,658)       (616,098)
  Other receivables                                     (1,310,302)    (2,347,211)         254,573         (283,599)         30,759
  Advances to suppliers                                  5,820,109      1,198,440       (9,052,654)         144,800      (1,093,778)
  Inventories                                           (8,287,112)    (8,336,852)      (3,025,139)      (1,007,292)       (365,509)
  Deferred tax asset                                      (279,908)       (58,748)            --             (7,098)           --
  Accounts payable                                       5,093,294     (5,457,095)       1,174,224         (659,348)        141,874
  Accrued expenses                                          95,221        (14,347)         (76,013)          (1,733)         (9,184)
  Taxes payable                                            429,249      2,331,584         (207,230)         281,711         (25,038)
  Other accounts payable                                (8,800,608)    (3,333,981)         697,212         (402,825)         84,240
  Advances from customers                                 (679,110)      (217,365)         947,090          (26,264)        114,431
------------------------------------------------------------------    -----------    -------------    -------------   -------------
Net cash provided by (used in) operating activities      4,936,736     (3,405,940)      (4,848,592)        (411,519)       (585,826)
------------------------------------------------------------------    -----------    -------------    -------------   -------------

Cash flows from investing activities:
Purchases of property and equipment                    (31,042,805)      (170,253)        (183,800)         (20,571)        (22,208)
Purchase of intangible assets                             (600,000)      (182,626)            --            (22,066)           --
Change in accounts receivable - related parties         (1,875,000)     1,342,397             --            162,194            --
Change in notes receivable                                (619,317)       449,317          140,000           54,288          16,915
Change in accounts payable - related parties            (3,881,068)        26,052          103,500            3,148          12,505
------------------------------------------------------------------    -----------    -------------    -------------   -------------
Net cash provided by (used) in investing activities    (38,018,190)     1,464,887           59,700          176,993           7,212
------------------------------------------------------------------    -----------    -------------    -------------   -------------

Cash flows from financing activities:
Proceeds received from long-term notes payable          15,000,000      8,000,000             --            966,592            --
Proceeds from short-term loans                           5,000,000           --               --               --              --
Principal payment on short-term loans                   (1,200,000)    (3,800,000)            --           (459,131)           --
Proceeds from issuance of preferred stock               10,000,000           --               --               --              --
Proceeds from issuance of common stock                   6,000,000           --               --               --              --
------------------------------------------------------------------    -----------    -------------    -------------   -------------
Net cash provided by financing activities               34,800,000      4,200,000             --            507,461            --
------------------------------------------------------------------    -----------    -------------    -------------   -------------

Net increase (decrease) in cash                          1,718,546      2,258,947       (4,788,892)         272,935        (578,614)

Cash and cash equivalents at beginning of period         1,049,849      2,768,395        5,027,342          334,489         607,424
------------------------------------------------------------------    -----------    -------------    -------------   -------------

Cash and cash equivalents at end of period              Y2,768,395    Y 5,027,342    Y     238,450    $     607,424   $      28,810
==================================================================    ===========    =============    =============   =============

Supplemental Cash Flow In Formation
Taxes paid                                              Y  715,333    Y   712,015            8,979    $      86,028   $       1,085
Interest paid                                              627,554      1,317,287    Y     362,781          159,160          43,833
==================================================================    ===========    =============    =============   =============

Schedule of Noncash Investing and Financing Activities
Preferred dividends declared but not paid               Y  220,274    Y 1,200,000          223,562    $     144,989   $      27,012
Convert preferred stock and preferred stock dividends
  to common stock                                       Y     --      Y      --      Y  11,643,836    $        --     $   1,406,856
==================================================================    ===========    =============    =============   =============



               See accompanying notes to the financial statements.

                HAINAN HELPSON MEDICINE & BIOTECHNIQUE Co., Ltd.
                          Notes to Financial Statements
                           December 31, 2003 and 2004
      (Information with Respect to March 31, 2005 and for the Three Months
                       Ended March 31, 2005 is Unaudited)
              (Information in United States Dollars is Unaudited.)


NOTE 1.  ORGANIZATION AND NATURE OF OPERATIONS

Organization - Hainan Helpson Medicine & Biotechnique Co., Ltd. (the Company), formerly Hainan Fulin International Biomedical Industrial Co., Ltd., was incorporated as a privately foreign and Chinese held joint venture between Haikou Biomedical Engineering Co., Ltd. and Fordisland Development, Ltd. in Hainan Province, People's Republic of China (PRC), on February 25, 1993. Fordisland Development held a 30% interest in the Company and Haikou Biomedical Engineering held a 70% interest in the Company. In July 1999, the Company changed its name to Hainan Helpson Medicine & Biotechnique Co., Ltd.

In October 2001, Fordisland Development transferred its 30% interest in the Company to Hainan Kaidi Technique Co. Ltd. and the Company changed its organization status to a wholly Chinese owned enterprise. In June 2005, the Company's shareholders sold their interest in the Company to Onny Investment Limited, a British Virgin Islands company, and the Company changed its organization status to a wholly foreign owned enterprise.

Nature of Operations -The Company manufactures and markets several Western and Chinese medicines sold mainly to hospitals and private sellers in PRC, through its marketing department in Hainan Province and from nine sales representative offices in other provinces and cities. The Company's other operating activities include biochemical products, health products, and cosmetics.

NOTE 2.  SIGNIFICANT ACCONTING POLICIES

Basis of Presentation and Translating Financial Statements - The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Yuan (Renminbi) and the accompanying financial statements have been expressed in Chinese Yuan. The financial statements as of and for the year ended December 31, 2004 and as of and for the three months ended March 31, 2005 have been translated into United States dollars solely for the convenience of the reader and are unaudited. Solely for this purpose, the financial statements have been translated into U.S. dollars at the rate of Y8.2765 = US $1.00, the approximate exchange rate prevailing on December 31, 2004 which remained unchanged as of March 31, 2005. These translated United States dollar amounts should not be construed as representing Chinese Yuan amounts or that the Yuan amounts have been or could be converted into United States dollars.

Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Values of Financial Instruments - The carrying amounts reported in the balance sheets for cash and cash equivalents, trade receivables, advances to supplier, notes receivable , accounts receivable-related parties, accounts payable and accrued expenses, taxes payable, other accounts payable, deferred tax assets, short-term debts approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company had no derivative financial instruments in any of the years presented.

Cash and cash equivalents - Cash and cash equivalents include interest bearing and non-interest bearing bank deposits, money market accounts, and short-term certificates of deposit with original maturities of three months or less.

Trade receivables and allowance for doubtful accounts - Trade receivables are carried at original invoiced amounts less an allowance for doubtful accounts.

                HAINAN HELPSON MEDICINE & BIOTECHNIQUE Co., Ltd.
                          Notes to Financial Statements
                           December 31, 2003 and 2004
      (Information with Respect to March 31, 2005 and for the Three Months
                       Ended March 31, 2005 is Unaudited)
              (Information in United States Dollars is Unaudited.)



The Company presents trade receivable, net of allowances for doubtful accounts, to ensure trade receivable are not overstated due to uncollectibility. The allowances are calculated based on detailed review of certain individual customer accounts and an estimation of the overall economic conditions affecting the Company's customer base. The Company reviews a customer's credit history before extending credit. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Provision is made against accounts receivable to the extent they are considered unlikely to be collected. It is common practice in China for receivables to extend beyond one year. Included in trade receivables is approximately 5,000 that occurred more than one year from December 31, 2004, but is estimated to still be collectable.

Inventory - Inventories are stated at weighted average costing. The method of determining inventory costs is used consistently from year to year. Allowance for inventory obsolescence is provided in situation when its market values are lower than its costs at the year end valuation.

Valuation of Long-lived Assets - The carrying values of the Company's long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that they may not be recoverable. When such an event occurs, the Company would project undiscounted cash flows to be generated from the use of the asset and its eventual disposition over the remaining life of the asset. If projections were to indicate that the carrying value of the long-lived asset will not be recovered, the carrying value is reduced by the estimated excess of the carrying value over the projected discounted cash flows. The Company had an appraisal performed as of March 31, 2005 and determined that no impairment had occurred.

Property and Equipment - Gains and losses on disposal of property, plant and equipment are determined by reference to their carrying amounts.

Property and equipment are stated at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets as follows:

Asset                                                                     Life
--------------------------------------------------------------------------------
Permit of land use                                                       40 - 70
Building                                                                 20 - 35
Plant, machinery and equipment                                              10
Motor vehicle                                                             5 - 10
Office equipment                                                            5
--------------------------------------------------------------------------------

Maintenance   and  repairs  are  charged  to  expense  as  incurred   and  major
improvements are capitalized. Gains or losses on sales or retirements are included in the statements of operations in the year of disposition. Depreciation expense was Y1,439,553, Y2,630,602 ($317,840), and Y699,887
($84,563) for the years ended December 31, 2003 and 2004 and for the three months ended March 31, 2005, respectively.

Intangible Assets - Acquisition costs on patents, trademarks, licenses, techniques, formulas and other intangibles are capitalized and amortized using the straight-line method over their useful lives. For those intangible assets, such as patents, with legal protection over a period, their useful life is the protected period. Others that do not have legal protection periods, are amortized generally over 5 to 10 years. The Company does not capitalize internally generated intangible assets.

Intangible assets are techniques for medicines. Amortization on intangible assets was Y135,001, Y377,627 ($45,626) and Y71,250 ($8,609) for the years ended
December 31, 2003 and 2004 and for the three months ended March 31, 2005, respectively.


                HAINAN HELPSON MEDICINE & BIOTECHNIQUE Co., Ltd.
                          Notes to Financial Statements
                           December 31, 2003 and 2004
      (Information with Respect to March 31, 2005 and for the Three Months
                       Ended March 31, 2005 is Unaudited)
              (Information in United States Dollars is Unaudited.)



Advances to suppliers/ advances from customers - The Company, as is the common practice in the PRC, will often pay advanced payments to suppliers for materials and receive from customers advances for finished products. For the years ended
December 31, 2003 and 2004 and for the three months ended March 31, 2005, the advances to suppliers were: Y7,814,575, Y6,616,135 ($799,388) and Y15,668,789
($1,893,166), respectively and the advances from customers were: Y2,357,672, Y2,140,307 ($258,600) and Y3,087,397 ($373,033), respectively.

Revenue Recognition - The Company recognizes revenue when it is realized and earned. The Company considers revenue realized or realizable and earned when (1) it has persuasive evidence of an arrangement, (2) delivery has occurred, (3) the sales price is fixed or determinable, and (4) collectibility is reasonably assured. Delivery does not occur until products have been shipped to the client, risk of loss has transferred to the client and client acceptance has been obtained, client acceptance provisions have lapsed, or the Company has objective evidence that the criteria specified in client acceptance provisions have been satisfied. The sales price is not considered to be fixed or determinable until all contingencies related to the sale have been resolved.

Cost of Revenues - Cost of revenues include wages, materials, handling charges, and other expenses associated with the manufacture and delivery of product.

Research and Development - Research and development expenditures are recorded as expenses at the period they occurred and were Y6,902, Y306,984 ($37,091) and Y689 ($83) for the years ended December 31, 2003 and 2004 and for the three months ended March 31, 2005, respectively.

Retirement  benefit  plans  -  The  Company   contributes  to  various  employee
retirement  benefit plans organized by provincial  governments under which it is required to make monthly contributions to these plans at rates prescribed by the related provincial  governments.  The provincial governments undertake to assume the retirement benefit  obligations of all existing and future retired employees of the Company. Contributions to these plans are charged to expense as incurred.

Advertising Costs - Advertising costs are expensed when incurred. Total advertising expense was Y17,100, Y14,500 ($1,751) and Y3,000 ($362) for the years ended December 31, 2003 and 2004 and for the three months ended March 31, 2005, respectively.

Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and any tax credit carry forwards available. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company is not subject to any income taxes in the United States. Income tax expense differed from the amounts computed by applying the enterprise income tax rate of 7.5% to pretax income as a result of the following:

                                                            Chinese Yuan (Renminbi)                 U.S. Dollars
                                                    --------------------------------------    --------------------------
                                                           December 31,         March 31,     December 31,    March 31,
                                                    ------------------------    ----------    --------------------------
                                                       2003          2004          2005           2004           2005
----------------------------------------------------------------------------    ----------    --------------------------
Tax calculated at a tax rate of 7.5%                Y  846,827    Y1,688,629    Y  679,563    $    204,027    $   82,108
Impairment loss on valuation (net of tax effects)     (279,908)      (58,748)     (386,063)         (7,098)      (46,646)
----------------------------------------------------------------------------    ----------    --------------------------
Income tax provision (benefit)                      Y  566,919    Y1,629,881    Y  293,500    $    196,929    $   35,462
==========================================================================================    ==========================


The Company also incurs various other taxes, primarily comprised of business tax, value-added tax, urban construction tax, education surcharges and etc. Any unpaid amounts are reflected on the balance sheets as other taxes payable.


                HAINAN HELPSON MEDICINE & BIOTECHNIQUE Co., Ltd.
                          Notes to Financial Statements
                           December 31, 2003 and 2004
      (Information with Respect to March 31, 2005 and for the Three Months
                       Ended March 31, 2005 is Unaudited)
              (Information in United States Dollars is Unaudited.)


Net Earnings per Common Share - Basic earnings per common share is computed by dividing net income by the weighted-average number of common shares outstanding.
Diluted earnings per common share is computed by dividing net income, adjusted for dividends associated with mandatorily redeemable preferred stock, by the weighted-average number of common shares and dilutive potential common share equivalents outstanding. Potential common share equivalents consist of shares issuable upon the conversion of preferred stock.

The following table is a reconciliation  of the numerators and denominators used
in  the   calculation   of  basic  and  diluted   earnings  per  share  and  the
weighted-average common shares outstanding for the years ended December 31, 2003 and 2004 and for the three months ended March 31, 2005:

                                                     Chinese Yuan (Renminbi)                     U.S. Dollars
                                            ------------------------------------------   -------------------------------
                                               For the years ended      For the three     For the year     For the three
                                                   December 31,          months ended        ended          months ended
                                            -------------------------      March 31,      December 31,       March 31,
                                               2003          2004             2005            2004             2005
                                                                          (unaudited)      (unaudited)      (unaudited)

Net income available to common shareholders   8,554,089    18,144,826        8,543,773   $    2,192,332   $    1,032,293
Preferred stock dividend                        220,274     1,200,000          223,562          144,989           27,012
--------------------------------------------------------------------------------------   --------------   --------------
Net income                                  Y 8,774,363  Y 19,344,826      Y 8,767,335        2,337,321        1,059,305

Basic weighted-average common shares
outstanding                                  20,550,685    23,000,000       24,544,118       23,000,000       24,544,118
Effect of dilutive securities
Convertible Preferred Stock                     917,808     5,000,000             --          5,000,000             --
--------------------------------------------------------------------------------------   --------------   --------------
Diluted weighted-average common shares
outstanding                                  21,468,493    28,000,000       24,544,118       28,000,000       24,544,118
--------------------------------------------------------------------------------------   --------------   --------------
Basic earnings per share                    Y      0.43  Y       0.84      Y      0.36   $         0.10   $         0.04
Diluted earnings per share                  Y      0.40  Y       0.65      Y      0.35   $         0.08   $         0.04
======================================================================================   ==============   ==============

From October 25, 2003 through March 10, 2005, there were mandatory redeemable preferred stock potential common share equivalents from convertible preferred stock of 5,000,000 common shares. On March 10, 2005, the Preferred stock was converted to common stock.

Credit risk - The carrying amounts of accounts receivable included in the balance sheets represent the Company's exposure to credit risk in relation to its financial assets. No other financial assets carry a significant exposure to credit risk.

The Company performs ongoing credit evaluations of each customer's financial condition. It maintains allowances for doubtful accounts and such allowances in the aggregate have not exceeded management's estimations.

Interest rate risk - The Company is exposed to the risk arising from changing interest rates, which may affect the ability of repayment of existing debts and viability of securing future debt instruments within the PRC.

Recently Enacted Accounting Standards - In November 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 151, Inventory Costs--An Amendment of ARB No. 43, Chapter 4 ("SFAS 151"). SFAS 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Among other provisions, the new rule requires that items such as idle facility expense, excessive spoilage, double freight, and rehandling costs be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal" as stated in ARB No. 43. Additionally, SFAS 151 requires that the allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. SFAS 151 is effective for fiscal years beginning after June 15, 2005 and is required to be adopted by the Company beginning on January 1, 2006.



                HAINAN HELPSON MEDICINE & BIOTECHNIQUE Co., Ltd.
                          Notes to Financial Statements
                           December 31, 2003 and 2004
      (Information with Respect to March 31, 2005 and for the Three Months
                       Ended March 31, 2005 is Unaudited)
              (Information in United States Dollars is Unaudited.)


In  December  2004,  the FASB issued SFAS No. 123  (revised  2004),  Share-Based
Payment ("SFAS 123R"),  which revises SFAS No. 123,  Accounting for  Stock-Based
Compensation.  SFAS 123R also supersedes APB 25,  Accounting for Stock Issued to
Employees, and amends SFAS No. 95, Statement of Cash Flows. In general, the accounting required by SFAS 123R is similar to that of SFAS No. 123. However, SFAS No. 123 gave companies a choice to either recognize the fair value of stock options in their income statements or disclose the pro forma income statement effect of the fair value of stock options in the notes to the financial statements. SFAS 123R eliminates that choice and requires the fair value of all share-based payments to employees, including the fair value of grants of employee stock options, be recognized in the income statement, generally over the option vesting period. SFAS 123R must be adopted no later than July 1, 2005.
Early adoption is permitted.

In  December  2004,  the FASB issued SFAS No.  153,  Exchanges  of  Non-monetary
Assets--An  Amendment  of  APB  Opinion  No.  29,  Accounting  for  Non-monetary
Transactions ("SFAS 153"). SFAS 153 eliminates the exception from fair value measurement for non-monetary exchanges of similar productive assets in paragraph
21(b) of APB Opinion No. 29, Accounting for Non-monetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a non-monetary exchange have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

The adoption of these pronouncements is not expected to have a material effect on the Company's financial position or results of operations.

NOTE 3.  INVENTORY

Inventory consisted of the following:


                                                  Chinese Yuan (Renminbi)                    U.S. Dollars
                                      -------------------------------------------    ------------------------------
                                          For the years ended       For the three    For the year     For the three
                                             December 31,            months ended       ended          months ended
                                      --------------------------       March 31,      December 31,      March 31,
                                          2003           2004            2005             2004             2005
---------------------------------------------------------------------------------    -------------    -------------
                                                                     (unaudited)      (unaudited)      (unaudited)
Raw materials                         Y 4,817,221    Y13,566,628    Y  16,955,038    $   1,639,175    $   2,048,576
Work in progress                          147,088      2,714,904        4,097,491          328,026          495,075
Finished Goods                          9,940,077      6,959,706        5,213,848          840,900          629,958
Provision for impairment                  (14,709)       (14,709)         (14,709)          (1,777)          (1,777)
---------------------------------------------------------------------------------    -------------    -------------
Total inventory                       Y14,889,677    Y23,226,529    Y  26,251,668    $   2,806,323    $   3,171,832
=================================================================================    =============    =============


NOTE 4.  PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:


                                                 Chinese Yuan (Renminbi)                     U.S. Dollars
                                      -------------------------------------------    ------------------------------
                                         For the years ended        For the three    For the year     For the three
                                             December 31,            months ended        ended         months ended
                                      --------------------------      March 31,       December 31,     March 31,
                                          2003           2004            2005             2004             2005
----------------------------------------------------------------    -------------    -------------    -------------

                                                                     (unaudited)      (unaudited)      (unaudited)
Permit of land use                    Y 5,589,000    Y 5,589,000    Y   5,589,000    $     675,285    $     675,285
Building                               19,784,852     19,784,852       19,794,905        2,390,485        2,391,700
Plant, machinery and equipment         22,080,454     22,207,141       22,233,441        2,683,156        2,686,334
Motor vehicle                             844,685        844,685          992,132          102,058          119,873
Office equipment                          459,787        503,353          503,353           60,817           60,817
---------------------------------------------------------------------------------    -------------    -------------
Total                                  48,758,778     48,929,031       49,112,831        5,911,802        5,934,010
Less:  Accumulated depreciation        (5,247,911)    (7,878,513)      (8,578,400)        (951,914)      (1,036,477)
---------------------------------------------------------------------------------    -------------    -------------
Property, plant and equipment, net    Y43,510,867    Y41,050,518    Y  40,534,431    $   4,959,889    $   4,897,533
=================================================================================    =============    =============


                HAINAN HELPSON MEDICINE & BIOTECHNIQUE Co., Ltd.
                          Notes to Financial Statements
                           December 31, 2003 and 2004
      (Information with Respect to March 31, 2005 and for the Three Months
                       Ended March 31, 2005 is Unaudited)
              (Information in United States Dollars is Unaudited.)




NOTE 5.  INTANGIBLE ASSETS

Intangible  assets  represent  the  costs  on  patents,  trademarks,   licenses,
techniques, formulas, etc. Intangible assets have a weighted-average useful life of approximately 2 years. One intangible asset,  valued at Y782,626 ($94,560) is not being amortized by the company. Estimated aggregate amortization expense for the succeeding five years ending December 31, is as follows:

                                                         Yuan       U.S. Dollars
--------------------------------------------------------------------------------
2005                                                    91,625         11,071
2006                                                    79,124          9,560
2007                                                    79,124          9,560
2008                                                    52,501          6,343
2009                                                    45,000          5,437
Thereafter                                              31,047          3,751


NOTE 6.  NOTES PAYABLE

The Company received proceeds of Y15,000,000 and Y8,000,000 under the terms of a note payable during 2003 and 2004 respectively. Each note is due in 24 months, and accrues interest at 6.59% per annum.

A summary of notes payable at December 31, 2003, 2004 and March 31, 2005 are as follows:


                                                                              Chinese Yuan (Renminbi)                 U.S. Dollars
                                           ---------------------------------------   -----------------------------
                                             For the years ended     For the three   For the year    For the three
                                                 December 31,         months ended       ended        months ended
                                           -----------------------      March 31,    December 31,       March 31,
                                              2003         2004           2005            2004            2005
------------------------------------------------------------------   -------------   -------------   -------------
                                                                      (unaudited)     (unaudited)     (unaudited)
Note payable to bank bearing interest at
6.6% secured by equipment, building and
land use rights; payable in 24 months     Y15,000,000   Y15,000,000   Y  15,000,000      $1,812,360      $1,812,360

Note payable to bank bearing interest at
6.6% secured by equipment, building and
land use rights; payable in 24 months            --      8,000,000       8,000,000         966,592         966,592
------------------------------------------------------------------------------------------------------------------
Total                                     Y15,000,000  Y23,000,000    Y 23,000,000   $   2,778,952   $   2,778,952


Annual maturities of long-term debt as of December 31, 2004 for each of the next five years are as follows:

                                                       Yuan         U.S. Dollars
--------------------------------------------------------------------------------
2005                                               Y15,000,000       $ 1,812,360
2006                                                 8,000,000           966,592
Thereafter                                                   -                 -
--------------------------------------------------------------------------------

Interest accrued on the notes payable equaled Y16,104, Y32,204 ($3,891) and 0 ($0) for the years ended December 31, 2003 and 2004 and for the three months ended March 31, 2005, respectively.

NOTE 7. STOCKHOLDERS' EQUITY

Preferred stock - On October 25, 2003, the Company issued 5,000,000 shares of preferred stock. The preferred stock carries a 24% cumulative dividend. After three years from the date of issuance, the preferred shareholder can convert their preferred shares to common shares or have the preferred shares redeemed by


                HAINAN HELPSON MEDICINE & BIOTECHNIQUE Co., Ltd.
                          Notes to Financial Statements
                           December 31, 2003 and 2004
      (Information with Respect to March 31, 2005 and for the Three Months
                       Ended March 31, 2005 is Unaudited)
              (Information in United States Dollars is Unaudited.)



the Company at a price not less than the  original  value.  The Company  accrued
Y220,274,  Y1,200,000 ($144,989) and Y223,562 ($27,012) as dividends payable for the years ended  December 31, 2003 and 2004 and for the three months ended March
31, 2005. During March 2005, the preferred shareholder sold their preferred shares to the majority common shareholder and immediately upon sale, the preferred shares, valued at Y10,000,000 ($1,208,240) was converted to common shares by issuing 5,000,000 shares of common stock.

Common Stock - The Company is required to keep enough common shares available as to allow for the conversion of the convertible, mandatorily redeemable Preferred
Stock. At December 31, 2004 this amounted to keeping at least 5,000,000 shares of common stock available for issuance.

Statutory  Reserves - According to the Articles of  Association  of the Company,
the Company is required to transfer 10% of its net profits,  as determined under
PRC accounting regulations,  to the legal accumulated fund. When the accumulated fund equals 50% of the registered capital of the Company,  transfers will cease.
In addition, 5% will be transferred into the commonwealth fund. The transfers to
these  reserve  funds  in  2003  or  2004  were   Y1,274,168   and   Y2,892,912,
respectively.  The amount  comprising  these capital reserve funds for the years ended December 31, 2003,  and 2004 was  Y2,924,284  and  Y5,817,196  ($702,560),
respectively.  The Company  has not made the  statutory  reserves  for the three months ended March 31, 2005.


NOTE 8.  RELATED-PARTY TRANSACTIONS

Significant related party transactions affecting the results of operations are as follows:


                                                 Chinese Yuan (Renminbi)                 U.S. Dollars
                                          -------------------------------------   -----------------------------
                                          For the years ended     For the three    For the year   For the three
                                               December 31,        months ended       ended        months ended
                                          ---------------------     March 31,      December 31,     March 31,
                                             2003        2004          2005            2004            2005
---------------------------------------------------------------   -------------   -------------   -------------
                                                                   (unaudited)     (unaudited)     (unaudited)
Purchase of material from:
Haikou Biomedical Engineering Co., Ltd.  Y2,867,657  Y     --     Y        --     $        --     $        --
(shareholder) Due from related parties:
Chongquing Chemcial Medicine              1,875,000     532,603            --            64,351            --
Holding Group, Ltd.
(shareholder) Due to related parties:
Haikou Biomedical Engineering Co., Ltd.   1,080,240   1,106,292       1 209,792         133,667         146,172
(shareholder)
---------------------------------------------------------------------------------------------------------------



NOTE 9.  COMMITMENTS AND CONTINGENCIES

The Company incurred rental expense, of Y68,336, Y75,707 ($9,147) and Y9,443 ($1,140) during 2003 and 2004 and for the three months ended March 31, 2005, respectively.

Economic environment - Significantly all of the Company's operations are conducted in the PRC, the Company is subject to special considerations and significant risks not typically associated with companies operating in the United States of America. These risks include, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

                HAINAN HELPSON MEDICINE & BIOTECHNIQUE Co., Ltd.
                          Notes to Financial Statements
                           December 31, 2003 and 2004
      (Information with Respect to March 31, 2005 and for the Three Months
                       Ended March 31, 2005 is Unaudited)
              (Information in United States Dollars is Unaudited.)



In addition, all of the Company's revenue is denominated in the PRC's currency of Renminbi ("RMB"), which must be converted into other currencies before remittance out of the PRC. Both the conversion of RMB into foreign currencies and the remittance of foreign currencies abroad require approval of the PRC government.

NOTE 10.  CONCENTRATIONS

For the year ended December 31, 2004, the company had sales to five major customers that accounted for 52% of total sales. In the year ended December 31, 2003, the company had sales to one major customer that accounted for 62% of total sales

NOTE 11.  SUBSEQUENT EVENTS (UNAUDITED)

On May 25, 2005, Onny Investment Limited ("Onny"), a British Virgin Island company, entered into an agreement with the shareholders of Hainan Helpson Medical Biotechnology Co., Ltd ("Hainan"), in which Onny agreed to acquire and the shareholders of Hainan agreed to sell all of the outstanding common shares of Hainan to Onny in exchange for cash payments to the Hainan shareholders in the form of common stock dividends from Hainan of Y34,076,800 and non-interest bearing promissory notes totaling RMB Y28,000,000 payable three months after Hainan obtains a business license in the People's Republic of China as a wholly foreign owned entity. Hainan obtained such license on June 16, 2005 and the shares of Hainan were transferred to Onny on that date. June 16, 2005 was recognized as the date of the acquisition. Accordingly, the promissory notes are due September 16, 2005.

As Hainan is an operating company and control of Hainan changed upon the closing of the acquisition agreement; accordingly, Onny is the accounting acquirer and has recognized the acquisition of Hainan as a business combination in accordance with Statements of Financial Accounting Standards No. 141, Business Combinations. On April 25, 2005, Hainan declared a dividend to the selling shareholders of Y34,076,800, which equaled Hainan's retained earnings at March 31, 2005 less deferred income tax assets of Y713,565 that are not considered part of distributable profits under Chinese law. The fair value of the assets and liabilities of Hainan was determined by appraisal and exceeded the cost of the assets acquired by Y15,394,761. That excess was allocated as a pro rata reduction of the amounts that otherwise would have been assigned to the acquired non-current assets except deferred tax assets.

                    [LETTERHEAD OF HANSEN, BARNETT & MAXWELL]

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and the Stockholders
TS Electronics, Inc.

We have audited the balance sheet of TS Electronics, Inc. as of June 30, 2005, and the related statements of operations, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of TS Electronics, Inc. as of June 30, 2005, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company has incurred significant losses and negative cash flows from operating activities during the year ended June 30, 2005. As of June 30, 2005, the Company had no assets, an accumulated deficit of $5,676,660, and negative working capital of $4,473. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to these matters are also described in Note C. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                       HANSEN, BARNETT & MAXWELL
Salt Lake City, Utah
September 8, 2005

             Report of Independent Registered Public Accounting Firm


To the Stockholders and Board of Directors
TS Electronics, Inc. (formerly, Softstone, Inc.)

We have audited the accompanying balance sheet of TS Electronics, Inc. (formerly, Softstone, Inc.) as of June 30, 2004 and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TS Electronics, Inc. as of June 30, 2004 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company had an accumulated deficit of $3,834,281 through June 30, 2004 and negative working capital of $68,322 at June 30, 2004. These factors, as discussed in Note C to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Evans, Gaither & Associates PLLC
October 7, 2004
Oklahoma City, Oklahoma


                              TS Electronics, Inc.
                                 Balance Sheets

                                                                          June 30,
                                                                 --------------------------
                                                                     2005           2004
-------------------------------------------------------------------------------------------
ASSETS

Current Assets
Cash                                                             $      --      $        84
-------------------------------------------------------------------------------------------

Total Current Assets                                                    --               84
-------------------------------------------------------------------------------------------

Total Assets                                                     $      --      $        84
===========================================================================================

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable - trade and accrued liabilities                 $      --      $    68,406
Payable to major stockholder                                           4,473           --
-------------------------------------------------------------------------------------------

Total Current Liabilities                                              4,473         68,406
-------------------------------------------------------------------------------------------

Stockholders' Deficit
Common stock - $0.001 par value; 30,000,000 shares authorized;
2,500,060 shares and 600,015 shares outstanding, respectively          2,500            600
Additional paid-in capital                                         5,669,687      3,763,359
Shares to be issued                                                     --            2,000
Accumulated deficit                                               (5,676,660)    (3,834,281)
-------------------------------------------------------------------------------------------

Total Stockholders' Deficit                                           (4,473)       (68,322)
-------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Deficit                      $      --      $        84
===========================================================================================




   The accompanying notes are an integral part of these financial statements.

                              TS Electronics, Inc.
                            Statements of Operations


                                                   For the Years Ended June 30,
                                                   ----------------------------
                                                       2005            2004
-------------------------------------------------------------------------------

Revenues                                           $       --      $     23,275
Cost of Sales                                              --            47,681
-------------------------------------------------------------------------------

Gross Loss                                                 --           (24,406)
-------------------------------------------------------------------------------

General and Administrative Expense
Stock-based compensation                              1,693,728            --
Other                                                   148,651          92,963
-------------------------------------------------------------------------------

Total General and Administrative Expense              1,842,379          92,963
-------------------------------------------------------------------------------

Loss from Operations                                 (1,842,379)       (117,369)

Other Income (Expense)
Other income                                               --             2,500
Interest expense                                           --            (5,595)
Loss on settlement of liabilities                          --          (504,190)
Gain on settlement of debt                                 --           120,362
-------------------------------------------------------------------------------

Net Loss                                           $ (1,842,379)   $   (504,292)
===============================================================================

Basic and Diluted Loss per Common Share            $      (2.20)   $      (0.89)
===============================================================================

Basic and Diluted Weighted-Average
Common Shares Outstanding                               837,144         565,450
===============================================================================



   The accompanying notes are an integral part of these financial statements.


                              TS Electronics, Inc.
                 Statements of Changes in Stockholders' Deficit
                   For the Years ended June 30, 2004 and 2005



                                                    Common Stock          Additional     Shares                          Total
                                             -------------------------     Paid-in        to be        Accumulated   Stockholders'
                                                Shares        Amount       Capital       Issued          Deficit        Deficit
----------------------------------------------------------------------------------------------------------------------------------
Balances at July 1, 2003                         350,155   $       350   $ 2,294,088   $     6,515    $(3,329,989)   $  (1,029,036)

Issuance for cash received in prior period           344             1         2,514        (2,515)          --               --
Settlement of related party accounts                --            --
payable                                            6,879             7        40,512          --             --             40,519
Issuance for services                              1,988             2        14,143          --             --             14,145
Issuance for payment of interest                     229          --           1,024          --             --              1,024
Issuance as payment of loan incentive
recognized in prior period                         1,147             1         1,999        (2,000)          --               --
Issuance in exchange for the assumption
of liabilities by major stockholders             239,273           239     1,409,079          --             --          1,409,318
Net loss for the year                               --            --            --            --         (504,292)        (504,292)
----------------------------------------------------------------------------------------------------------------------------------

Balances at June 30, 2004                        600,015           600     3,763,359         2,000     (3,834,281)         (68,322)

Issuance for settlement of accounts
payable                                           25,000            25        12,475          --             --             12,500
Issuance for cash                              1,875,045         1,875       198,125          --             --            200,000
Stock-based compensation                            --            --       1,693,728          --             --          1,693,728
Cancellation of obligation to issue
shares paid for in prior period                     --            --           2,000        (2,000)          --               --
Net loss for the year                               --            --            --            --       (1,842,379)      (1,842,379)
----------------------------------------------------------------------------------------------------------------------------------

Balances at June 30, 2005                      2,500,060   $     2,500   $ 5,669,687   $      --      $(5,676,660)   $      (4,473)
==================================================================================================================================










   The accompanying notes are an integral part of these financial statements.


                           TS Statements of Cash Flows

                                                               For the Years Ended June 30,
                                                               ----------------------------
                                                                   2005            2004
-------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
Net loss                                                       $ (1,842,379)   $   (504,292)
Adjustments to reconcile net loss to net cash
used in operating activities:
Loss on settlement of liabilities                                      --           504,190
Gain on settlement of debt                                             --          (120,362)
Expenses paid with common stock                                      12,500          14,145
Expenses paid by increase in payable due to major stockholder         4,473
Stock-based compensation                                          1,693,728            --
Change in accounts payable and accrued expenses                     (68,406)         70,507
-------------------------------------------------------------------------------------------
Net Cash Used in Operating Activities                              (204,557)        (35,812)
-------------------------------------------------------------------------------------------
Cash Flows from Investing Activities
Cash received from disposition of property and equipment               --             2,500
-------------------------------------------------------------------------------------------
Net Cash Used in Investing Activities                                  --             2,500
-------------------------------------------------------------------------------------------
Cash Flows from Financing Activities
Principal payments on loans and debts                                  --            (3,804)
Proceeds from borrowing                                                --            35,411
Proceeds from issuance of common stock                              200,000            --
-------------------------------------------------------------------------------------------
Net Cash Provided by Financing Activities                           200,000          31,607
-------------------------------------------------------------------------------------------
Net Decrease in Cash                                                    (84)         (1,705)
Cash at beginning of year                                                84           1,789
-------------------------------------------------------------------------------------------

Cash at End of Year                                            $       --      $         84
===========================================================================================

Supplemental Disclosures of Cash Flow Information
Interest paid during the year                                  $       --      $      5,595
===========================================================================================


================================================================================
Supplemental Schedule of Noncash Investing and Financing Activities During the year ended June 30, 2004, the major stockholders of the Company assumed $905,128 of liabilities from the Company in exchange for the transfer of assets with a fair value of zero and the issuance of 239,273 shares of common stock with a fair value of $1,409,318. A $504,190 loss on settlement of the liabilities was recognized as a result of the transaction.

During the year ended June 30, 2005, the Company obtained a cancellation of a $2,000 obligation to issue common stock that resulted from cash received in a prior period. The cancellation was recognized as an increase in additional paid-in capital.
================================================================================


   The accompanying notes are an integral part of these financial statements.

                              TS Electronics, Inc.

                          Notes to Financial Statements


Note A - Organization and Description of Business

TS Electronics, Inc. (Company) was incorporated as Softstone, Inc. in accordance with the Laws of the State of Delaware on October 7, 1998. The Company's initial business plan was to manufacture a patented rubber product used in the road and building construction industries.

On July 24, 2001, the Company entered into a plan of reorganization involving Kilkenny Acquisition Corp. (Kilkenny) whereby the Company is the survivor and in control of the Board of Directors. The merger agreement provided for the exchange of 1,158,387 shares of the Company's common stock for all the issued and outstanding common stock of Kilkenny. For accounting purposes, the transaction between the Company and Kilkenny was treated as a re!capitalization of the Company, with the Company as the accounting acquirer.

On August 13, 2003, the Company changed its name to TS Electronics, Inc.

On or about August 11, 2004 the Company entered into a Stock Exchange Agreement (Agreement) with the sole shareholder of China ESCO Holdings Limited (China
ESCO), a company organized in the Hong Kong Special Administration Region in The People's Republic of China and its wholly owned operating subsidiary, AsiaNet PE Systems Limited. The agreement provided that the Company would issue approximately 11,201,902 shares of its restricted common stock in exchange for 100% of the issued and outstanding capital stock of China ESCO which would represent approximately 94% of the then total issued and outstanding common stock of the Company after the exchange. On January 14, 2005, the August 17, 2003 Agreement was rescinded on the grounds of material breaches of the agreement by the sole shareholder of China ESCO. Accordingly, the Agreement was not given accounting recognition in the accompanying financial statements.

On or about February 8, 2005, the Company signed a letter of intent with Osage Energy Company, LLC with regard to a proposed business combination transaction. Subsequent discussions between the Company and Osage Energy resulted in an abandonment of any further efforts with regard to such a business combination.

Note B - Preparation of Financial Statements

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has a year-end of June 30.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management  acknowledges  that  it is  solely  responsible  for  adopting  sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

For segment reporting purposes, the Company operated in only one industry segment during the periods represented in the accompanying financial statements and makes all operating decisions and allocates resources based on the best benefit to the Company as a whole.

                              TS Electronics, Inc.

Note C - Going Concern Contingency

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the company as a going concern. However, the Company has an accumulated deficit of $5,676,660 and negative working capital of $(4,473) at June 30, 2005.

The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis.

The Company anticipates offering equity securities in the future. However, there is no assurance that the Company will be able to obtain additional funding through the issuance of additional equity securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

If no additional operating capital is received during the next twelve months, the Company will be forced to rely upon additional loans from management and/or significant stockholders to preserve the integrity of the corporate entity at this time. In the event, the Company is unable to acquire advances from management and/or significant stockholders, the Company's ongoing operations would be negatively impacted.

It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, no formal commitments or arrangements to advance or loan funds to the Company or repay any such advances or loans exist. There is no legal obligation for either management or significant stockholders to provide additional future funding.

Note D - Summary of Significant Accounting Policies

Research and Development Expenses - Research and development expenses are charged to operations as incurred.

Advertising Expenses - The Company does not utilize direct solicitation advertising. All other advertising and marketing expenses are charged to operations as incurred. For the years ended June 30, 2005 and 2004, respectively, an aggregate of $-0- was charged to operations for advertising expenses.

Stock-Based Compensation - The Company utilizes the fair-value method of accounting for the payment for goods and/or services with the issuance of equity shares.

Basic and Diluted Loss per Share - Basic loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per share is computed by dividing net loss by the weighted-average number of common shares and dilutive potential common shares outstanding.

New accounting pronouncements - In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" which revised Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." This statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." The revised statement addresses the accounting for share-based payment transactions with employees and other third parties, eliminates the ability to account for share-based compensation transactions using APB 25 and requires that the compensation costs relating to such transactions be recognized in the statement of operations using the fair value method. The revised statement is effective for the Company as of July 1, 2005. Adoption of the revised statement is not expected to have any effect on the Company's financial statements since the Company has not granted share-based compensation to any employees.

Note E - Advances from Major Shareholder

Through June 30, 2005, the Company's major shareholder has paid $4,473 to others on behalf of the Company to support the Company's operations, settle outstanding trade accounts payable and provide working capital. These advances are repayable upon demand, are non-interest bearing and are unsecured.

Note F - Income Taxes

The Company had no provision for income taxes during the years ended June 30, 2005 or 2004.

Concurrent with a May 2005 change in control, the Company's operating loss carryforward for Federal income tax purposes will be limited. The Company's income tax expense (benefit) for each of the years ended June 30, 2005 and 2004, respectively, differed from the statutory federal rate of 34 percent as follows:


                              TS Electronics, Inc.

                    Notes to Financial Statements - Continued


                                                              Year Ended       Year Ended
                                                            June 30, 2005    June 30, 2004
                                                            -------------    -------------
Statutory rate applied to income before income taxes        $    (626,400)   $    (171,000)
Effect of non-deductible stock-based compensation expense         575,900
Change in deferred tax valuation allowance                         50,500          171,000
                                                            -------------    -------------

         Income tax expense                                 $        --      $        --
                                                            =============    =============

Deferred tax assets consisted of the following as of June 30, 2005 and 2004, respectively, after taking the May 2005 change in control into consideration:

                                                  June 30, 2005    June 30, 2004
                                                  -------------    -------------
     Deferred tax assets
       Net operating loss carryforwards           $       1,500    $        --
       Less valuation allowance                          (1,500)            --
                                                  -------------    -------------

       Net Deferred Tax Asset                     $        --      $        --
                                                  =============    =============

Note G - Common Stock Transactions

During the year ended June 30, 2004, the Company issued 344 shares of restricted, unregistered common stock for cash received in the prior year.

During the year ended June 30, 2004, the Company issued 6,879 shares of restricted, unregistered common stock valued at $40,519 for settlement of notes payable amounting to $160,881 resulting in a gain of $120,362 on settlement of debt.

During the year ended June 30, 2004, the Company issued 1,988 shares of restricted, unregistered common stock for services valued at $14,145.

During the year ended June 30, 2004, the Company issued 229 shares of restricted, unregistered common stock for interest valued at $1,024.

During the year ended June 30, 2004 the Company issued 1,147 shares of restricted, unregistered common stock for loan incentives included in the prior period valued at $2,000.

During the year ended June 30, 2004, the Company issued 239,273 shares of restricted, unregistered common stock valued at $1,409,318, based on the market value of the common stock on the date of issuance, and transferred its operating assets to the Company's major stockholder in exchange for the major stockholder assuming $905,128 of liabilities from the Company. As a result of the assumption and issuance of the common stock, the Company recognized a loss on the settlement of the liabilities of $504,190.

During the year ended June 30, 2005, the Company issued 25,000 shares of restricted, unregistered common stock, valued at $12,500, for payment of legal fees.

During the year ended June 30, 2005, the Company issued 1,875,045 shares of restricted, unregistered common stock for cash proceeds of $200,000. The Company used these proceeds to retire outstanding accounts payable and other liabilities. This transaction was executed at less than the closing market price for the Company's stock on the date of the transaction and therefore resulted in recognition of stock-based compensation for the services rendered by management of the Company in the amount of $1,693,728.

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Our Amended and Restated Certificate of Incorporation and our Bylaws provide for the indemnification of a present or former director or officer. Such indemnification shall include expenses, including attorney's fees actually or reasonably incurred by him. We may indemnify such individuals against all costs, expenses, and liabilities incurred in a threatened, pending, or completed action, suit, or proceeding brought because such individual is one of our directors or officers.


ITEM 25.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of various expenses, all of which we will pay in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the SEC registration fee.

            SEC Registration Fee           $   2,335.66
            Accounting Fees and Expenses   $  30,000.00
            Legal Fees and Expenses        $  50,000.00
            Miscellaneous                  $   3,000.00
            Total                          $  85,335.66

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES.

On May 11, 2005, we sold to Halter Financial Group, Inc. ("HFG") in a private placement 1,875,045 shares of restricted common stock at a purchase price of $0.1066641 per share, pursuant to the terms of a Stock Purchase Agreement (the "Purchase Agreement") executed by the parties on said date. As a result of the purchase, HFG became our controlling shareholder, owning approximately 75% of our issued and outstanding shares of common stock. This issuance was made in reliance on Section 4(2) of the Act and was made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment, and who represented to us that the shares were being acquired for investment.

On October 20, 2005, we entered into a Securities Exchange Agreement with Onny and its original stockholders pursuant to which we acquired all of the issued and outstanding shares of Onny from said stockholders in exchange for 27,499,940 shares of our common stock. This issuance was made in reliance on Section 4(2) of the Act and was made without general solicitation or advertising. The acquirers were sophisticated investors with access to all relevant information necessary to evaluate the investment, and who represented to us that the shares were being acquired for investment.

ITEM 27.    EXHIBITS

The following Exhibits are attached hereto or incorporated herein by reference.

-------------- -----------------------------------------------------------------
Exhibit No.    Description
-------------- -----------------------------------------------------------------
2.1*           Securities Exchange Agreement, dated as of October 20, 2005.
-------------- -----------------------------------------------------------------
3.1*           Certificate of Incorporation for TS Electronics, Inc.
-------------- -----------------------------------------------------------------
3.2*           Bylaws of TS Electronics, Inc.
-------------- -----------------------------------------------------------------
3.3+           Memorandum and Articles of Association of Onny Investments Ltd.
-------------- -----------------------------------------------------------------
3.4*           Articles of Association of Helpson
-------------- -----------------------------------------------------------------
5.1            Opinion regarding legality
-------------- -----------------------------------------------------------------
10.1*          Stock Purchase Agreement dated May 11, 2005
-------------- -----------------------------------------------------------------
10.2*          Subscription Agreement
-------------- -----------------------------------------------------------------
10.3+          Material Agreements
-------------- -----------------------------------------------------------------
21*            Subsidiaries of the Registrant
-------------- -----------------------------------------------------------------
23.1           Consent of King and Wood (Included in Exhibit 5.1)
-------------- -----------------------------------------------------------------
23.2           Consent of Hansen, Barnett & Maxwell
-------------- -----------------------------------------------------------------
* Previously filed
+ To be filed by amendment.

ITEM 28.    UNDERTAKINGS

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Haikou, on November 14, 2005.


                                           TS Electronics, Inc.
                                           By: /s/ Zhilin Li
                                              ----------------------------------
                                              Zhilin Li, President and CEO

                                           By: /s/ Xinhua Wu
                                              ----------------------------------
                                              Xinhua Wu, Chief Financial Officer
                                              and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE             TITLE                                    DATE
-------------------   --------------------------------------   ----------------

/s/ Zhilin Li         President and Chief Executive Officer,   November 14, 2005
-------------------

/s/ Xinhua Wu         Chief Financial Officer and              November 14, 2005
-------------------   Chief Accounting Officer

/s/ Heung Mei Tsui    Director                                 November 14, 2005
-------------------